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                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       KOREA DEPOSIT INSURANCE CORPORATION

                                       AND

                             SHINHAN FINANCIAL GROUP

                               DATED JULY 9, 2003

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                                TABLE OF CONTENTS

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
                                                       ARTICLE I
                                                      DEFINITIONS

Section 1.01.         Definitions ..............................................................................    1

Section 1.02.         General Interpretive Principles ..........................................................    7

                                                      ARTICLE II
                                              SALE AND PURCHASE OF SHARES

Section 2.01.         Sale and Purchase of Shares ..............................................................    7

Section 2.02.         Closing ..................................................................................    8

Section 2.03.         Actions at Closing .......................................................................    9

Section 2.04.         Withheld Indemnity Payment Amounts .......................................................    9

Section 2.05.         Earnout Payment ..........................................................................   11

                                                      ARTICLE III
                                     REPRESENTATIONS AND WARRANTIES OF THE SELLER

Section 3.01.         Title to Shares ..........................................................................   12

Section 3.02.         Authorization of Agreement; Enforceability ...............................................   12

Section 3.03.         Consents; No Conflicts ...................................................................   12

Section 3.04.         Ligitation ...............................................................................   13

                                                      ARTICLE IV
                                    REPRESENTATIONS AND WARRANTIES OF THE BANK AND
                                                     SUBSIDIARIES

Section 4.01.         Corporate Organization and Qualification .................................................   13

Section 4.02.         Authorization of Agreement; Enforceability ...............................................   13

Section 4.03.         Consents; No Conflicts ...................................................................   13

Section 4.04.         Capitalization; Securities ...............................................................   14

Section 4.05.         Subsidiaries; Investments ................................................................   14

Section 4.06.         Financial Statements; Undisclosed Liabilities ............................................   15

Section 4.07.         Absence of Certain Changes ...............................................................   15
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                                TABLE OF CONTENTS

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
Section 4.08.         Property .................................................................................   15

Section 4.09.         Litigation ...............................................................................   16

Section 4.10.         Compliance with Laws; Regulatory Approvals ...............................................   16

Section 4.11.         Taxes ....................................................................................   16

Section 4.12.         Employee Benefits Matters ................................................................   17

Section 4.13.         Labor ....................................................................................   17

Section 4.14.         Contracts ................................................................................   17

Section 4.15.         Transaction with Subsidiaries ............................................................   18

Section 4.16.         Performance of Investment Trusts .........................................................   18

Section 4.17.         Derivative Instruments ...................................................................   18

Section 4.18.         Trust Accounts ...........................................................................   19

Section 4.19.         Books and Records ........................................................................   19

Section 4.20.         Insurance ................................................................................   19

Section 4.21.         Environmental, Health and Safety Laws ....................................................   19

Section 4.22.         Finder's Fees ............................................................................   20

Section 4.23.         Consumer Finance Loans ...................................................................   20

Section 4.24          *Funds ...................................................................................   20
                      *MATERIAL OMITTED: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND FILED SEPARATELY
                      WITH THE COMMISSION.

Section 4.25          Sale of Assets ...........................................................................   20

Section 4.26          Disclosure Schedules .....................................................................   20

                                                       ARTICLE V
                                    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 5.01.         Corporate Organization and Qualification .................................................   21

Section 5.02.         Authorization of Agreement; Enforceability ...............................................   21

Section 5.03.         Consents; No Conflicts ...................................................................   21

Section 5.04.         Litigation ...............................................................................   21

Section 5.05.         Legal Requirements to Invest in a Bank ...................................................   21

Section 5.06.         Financial Capacity .......................................................................   22
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                                TABLE OF CONTENTS

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
                                                          ARTICLE VI
                                                    PRE-CLOSING COVENANTS

Section 6.01.         Conduct of Business ......................................................................   22

Section 6.02.         Financial and Other Information ..........................................................   22

Section 6.03.         Notifications ............................................................................   23

Section 6.04.         Taking of Necessary Action ...............................................................   23

Section 6.05.         Further Cooperation ......................................................................   23

Section 6.06.         Public Statements.........................................................................   23

Section 6.07.         Resignation of CHB Directors; Appointment of Acting CEO; Election of Directors
                      and Appointment of Officers ..............................................................   24

                                                      ARTICLE VII
                                                      CONDITIONS

Section 7.01.         Conditions to the Purchaser's Obligations ................................................   24

Section 7.02.         Conditions to the Seller's and the Bank's Obligations ....................................   25

                                                     ARTICLE VIII
                                                POST-CLOSING COVENANTS

Section 8.01.         Lock-up ..................................................................................   26

Section 8.02.         Qualified Public Offering ................................................................   26

                                                      ARTICLE IX
                                                      TERMINATION

Section 9.01.         Termination of Agreement .................................................................   27

Section 9.02.         Effect of Termination ....................................................................   27

                                                       ARTICLE X
                                          INDEMNIFICATION AND SURIVAL PERIOD

Section 10.01.        Indemnification ..........................................................................   28
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                                TABLE OF CONTENTS

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
Section 10.02.        Survival of Representations and Warranties ...............................................   30

Section 10.03.        Insurance Proceeds; Exceptions and Deductions; Determination of Indemnification Amount ...   30

Section 10.04.        No Duplication; Sole Remedy Procedures ...................................................   31

                                                      ARTICLE XI

                                                 ASSET INDEMNIFICATION

Section 11.01.        Asset Indemnification ....................................................................   31

Section 11.02.        Dispute Resolution .......................................................................   36

                                                      ARTICLE XII
                                                     MISCELLANEOUS

Section 12.01.        Fees and Expenses ........................................................................   36

Section 12.02.        Notices ..................................................................................   36

Section 12.03.        Entire Agreement; Amendment; Severability ................................................   37

Section 12.04.        Counterparts .............................................................................   37

Section 12.05.        Governing Law; Jurisdiction ..............................................................   37

Section 12.06.        Successors and Assigns ...................................................................   37
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

                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 9, 2003, by and between (i) Korea Deposit Insurance Corporation, a company established and existing under the laws of Korea (the "Seller" or "KDIC"), and
(ii) Shinhan Financial Group, a financial holding company established and existing under the laws of Korea (the "Purchaser" or "SFG") and acknowledged and agreed to by Chohung Bank, a company established and existing under the laws of Korea (the "Bank" or "CHB").

                              W I T N E S S E T H:

         WHEREAS, the Bank is engaged principally in the banking business as defined under the Banking Act of Korea, with an authorized capital of 2,000,000,000 common shares, par value five thousand (5,000) Won per share ("Common Stock");

         WHEREAS, the Seller owns 543,570,144 shares of Common Stock, which constitutes 80.04% of the issued and outstanding Common Stock of the Bank as of the date hereof;

         WHEREAS, the parties hereto have decided to enter into this Agreement pursuant to which the Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell to the Purchaser, 543,570,144 shares of Common Stock of the Bank, constituting 80.04% of the total issued and outstanding Common Stock of the Bank (the "Transaction Shares"); and

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transaction contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Additional Loss Amount" has the meaning set forth in the
Section 11.01.

                  "Affiliate" means (a) with respect to any Person other than a Korean Governmental Entity (including the Seller), an affiliate of such Person as defined under the Act on Monopoly Control and Fair Trade Act of Korea, and
(b) with respect to any Korean Governmental Entity (including the Seller), any other Korean Governmental Entity. For the purposes of this definition, the Resolution Finance Corporation shall not be deemed an Affiliate of the Seller.

                  "Agreement" has the meaning set forth in the preamble.

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                  "Articles of Incorporation" means the Articles of
Incorporation of the Bank, as amended from time to time.

                  "Asset Indemnity Amount" shall be aggregate amount of the Asset Indemnity Amount for Corporate Loan, Asset Indemnity Amount for Returned KAMCO Credits and Asset Indemnity Amount for Card Loan.

                  "Asset Indemnity Amount for Corporate Loans" has the meaning set forth in Section 11.01.

                  "Asset Indemnity Amount for Card Loans" has the meaning set forth in Section 11.01.

                  "Asset Indemnity Amount for Returned KAMCO Credits" has the meaning set forth in Section 11.01.

                  "Bank" has the meaning set forth in the preamble.

                  "Bank Financial Statements" means the audited consolidated balance sheets of the Bank as of December 31, 2002, 2001 and 2000, and the related consolidated statements of income, changes in capital surplus and retained earnings, and cash flows for the years then ended, as prepared in accordance with Korean GAAP and audited by the Bank's external auditors.

                  "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in Korea are closed.

                  "Card Loans" mean Card Loan A and Card Loan B.

                  "Card Loan A" means (A) credit card cash advances made by CHB to its credit card customers (the "Cash Advances") as of December 31, 2002; (B) credit card loans, including Daewhan-loans made by CHB to its credit card customers (the "Credit Card Loans") as of December 31, 2002; (C) any outstanding credit card balances, including any accrued interests thereon, resulting from purchases made by CHB credit card customers (the "Receivables") as of December 31, 2002; and (D) any additional Cash Advances or Credit Card Loan or Receivables from January 1, 2003 until the Closing Date made by or to the credit card customers in (A), (B) and (C) above. The details of Cash Advances, Credit Card Loan and Receivables shall be described in Appendix 1 and the details of any additional Cash Advances or Credit Card Loan or Receivables from January 1, 2003 until the Closing Date shall be described in Appendix 2

                  "Card Loan B" means any card loan which was subject to any extensions of maturity or roll-overs or conversion (Daewhan) of the Card Loan A during January 1, 2003 to December 31, 2003.

                  "Closing" means the closing of the sale and purchase of the Transaction Shares pursuant to Section 2.02.

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                  "Closing Date" has the meaning set forth in Section 2.02.

                  "Collateral Value" means the value of collateral securing the Corporate Loans, as calculated in accordance with Appendix 3.

                  "Common Stock" has the meaning set forth in the recitals.

                  "Contract" means any contract, agreement, arrangement or instrument which is legally binding on the parties thereto.

                  "Convertible Securities" means any subscriptions, options, conversion rights, exchange rights, warrants, or other agreements, securities or commitments of any kind obligating the Bank, if applicable, or any of its Subsidiaries to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any equity securities of the Bank, if applicable, or any of its Subsidiaries.

                  "Corporate Loan(s)" mean (i) any commitments or extension of loans (including syndicated loans), commercial paper, debt securities (including convertible bonds or bonds with warrants), guarantees, equity securities (excluding equity securities owned by CHB for trading purposes) or any similar credit extension (Yeoshin) instruments made or held by CHB to certain CHB borrowers set forth in Appendix 4 hereto as of December 31, 2002, and (ii) any further commitments or extensions of loans (including syndicated loans), commercial paper, debt securities (including convertible bonds or bond with warrants), guarantees, equity securities (excluding equity securities owned by CHB for trading purposes) or any similar credit extension (Yeoshin) instruments made or held by CHB to certain CHB borrowers set forth in Appendix 4 from (and including) January 1, 2003 until the Second Calculation Date up to, where applicable, the "Credit Limit" existing as of the date hereof as identified in Appendix 5. For purposes of this definition, "Credit Limit" shall mean the credit limits classified by each corporate loan type; and any new credit limit amounts resulting from an interchange of one corporate loan type into another corporate loan type pursuant to (i) decisions of a creditors committee under the Corporate Restructuring Promotion Law or other workout procedures (including banks managements (Eunhangkwanri) or private restructuring arrangements sponsored by banks), (ii) other laws or regulations or court orders, or (iii) government policies or guidelines (each of the foregoing items (i) , (ii) and (iii) will be referred to as a "Special Cause") will be deemed to be included in the amount of the Credit Limit as if such corporate loan type had existed as of the date hereof. For avoidance of doubt, any extensions of maturity or roll-overs or conversion (including Daehwan) of corporate loans shall be included in the foregoing definition of Corporate Loan(s); provided (i) any new term loans made after a substantial time period (under normal circumstances a two week time period or longer will be deemed to be a substantial time period) has elapsed since the maturity of any previous term loan and (ii) any extensions of maturity, roll-overs or conversion (which would not include any lending made within certain credit limits, i.e. Hando-Georae) made on significantly adversely different terms ("Special Rollovers") without the consent (which consent shall not be unreasonably withheld) of KDIC shall be excluded. Special Rollovers shall mean any extensions of maturity or roll-overs or conversion with a (A) change in the Bank's proprietary credit rating for the Bank's borrowers (the "Bank's Credit Rating System") in a significantly material manner (except the changes of

                                       3

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credit rating between and among "normal" and "precautionary" status of the
Bank's borrowers. For avoidance of doubt, if the consent of KDIC is given in this respect, any extension of maturity or roll-overs or conversion for the same borrower, so long as such borrower remains in the same credit rating status, such extension of maturity or roll-overs or conversion shall not be deemed as a change in the Bank's Credit Rating System in a significantly material manner.),
(B) any change in collateral (including corporate guarantees) which results in a significantly material reduction of the total collateral for such extensions of maturity or roll-overs or conversion and any other changes of a same or character or nature tantamount to significantly adversely different terms provided that such change was not due to a Special Cause. The consent of KDIC may be made prior to or after the extensions of maturity or roll-overs or conversion and any such post consent procedure shall not be penalized only because such consent request was made after the extensions of maturity or roll-overs or conversion; provided, that such post consent request was not made deliberately.

                  "Employee Benefit Plans" means all bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase or other employee benefit plans applicable to any or all of the employees of the Bank or any of its Subsidiaries.

                  "Exchangeable Note Documents" shall mean the Indenture between the Seller, as Issuer, and JPMorgan Chase Bank, as Trustee, dated December 11, 2001, for the US$500,000,000 2.50% Exchangeable Notes due 2005, a copy of which has been provided to the Purchaser, and the Terms and Conditions of the Exchangeable Notes.

                  "First Calculation Date" means the end date of the quarterly fiscal period of CHB immediately preceding the first anniversary of the earlier of the Cash Portion Closing or September 30, 2003.

                  "GI Payment Amount" has the meaning set forth in Section 2.04(b).

                  "Governmental Entity" means any government or political subdivision or department of such government or political subdivision, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, any stock exchange or any court.

                  "Independent Accountant" means an individual third party accountant or accounting firm appointed under Section 11.02.

                  "Intellectual Property" means all intellectual property rights, including patents, patent rights, trademarks, service marks, trade names, copyrights, applications for any of the foregoing, licenses, trade secrets, know-how and proprietary processes and formulae.

                  "Investment Agreement" has the meaning set forth in Section 7.01(f).

                  "Judgments" has the meaning set forth in Section 4.09.

                  "Korea" means the Republic of Korea.

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                  "Korean GAAP" means the generally accepted accounting
principles in Korea.

                  "Law" means any law, treaty, statute, ordinance, code, rule or regulation of a Governmental Entity or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Entity.

                  "Lien" means any mortgage, pledge, lien, yangdo tambo or any other security interest.

                  "Lock-up Period" has the meaning set forth in Section 8.01.

                  "Losses" means any and all losses, penalties, liabilities and expenses (including reasonable attorneys' and advisors' fees and disbursements) incurred by, imposed upon or asserted against any Person.

                  "Material Adverse Effect" means, with respect to any Person, any material adverse effect on either (i) the financial condition, results of operations or business of such Person (and with respect to the Bank and its Subsidiaries, taken as a whole) or (ii) the ability of the Person to perform its obligations under this Agreement.

                  "Other Commercial Banks" shall mean Kookmin Bank, Hana Bank, Korea First Bank, Koram Bank, Woori Bank and Korea Exchange Bank (or any of their successors) to the extent that such banks have any credit exposure (non-collateral loan) of not less than ten (10) billion Won to the CHB borrowers set forth in Appendix 5 hereto.

                  "Permitted Liens" means (i) mechanics', carriers', repairmen's or other like Liens arising or incurred in the ordinary course of business, (ii) statutory Liens for Taxes not yet due and payable and (iii) other Liens that do not materially impair the continued use and operation of the assets to which they relate.

                  "Person" means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization or Governmental Entity.

                  "Pre-Closing Period" means the period from the date hereof until the earlier of the Equity Portion Closing and the termination of this Agreement.

                  "Proceeding" means any claim, suit, action, arbitration, investigation or other legal proceeding against a party to this Agreement.

                  "Purchase Price" means the total consideration to be paid for the Transaction Shares as set forth in Section 2.01.

                  "Purchaser" has the meaning set forth in the preamble.

                  "Regulatory Approvals" means, with respect to any matter, (i) any and all permits, licenses, consents, approvals, orders, registrations, authorizations, clearances from, or filings or

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registrations with, Governmental Entities, and (ii) the expiration of any and all waiting periods imposed by applicable laws, in each case in respect of such matter.

                  "Relevant Corporate Loans Amount" means, with respect to Corporate Loans to each CHB borrowers identified in Appendix 4 hereto, the aggregate amount of Corporate Loan, provided, the Relevant Corporate Loans Amount shall not include (i) the amount of the write-off or Write-Down of the relevant Corporate Loans, as of the Second Calculation Date under Section 11.01(a)(iii) (for avoidance of doubt, in case CHB is required to reserve with respect to the remaining balance of the applicable Corporate Loans that have been written-off or Written-Down, such remaining balance shall be included in the Relevant Corporate Loans Amount) or (ii) the amount sold to a third party under Section 11.01(a)(iv)

                  "Representatives" means, with respect to any Person and any particular matter, any of such Person's officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, or financial advisors or other Person acting on behalf of such Person in respect of such matter.

                  "Required Regulatory Approvals" means each Regulatory Approval required to be obtained in connection with the execution, delivery and performance of this Agreement and the Investment Agreement.

                  "Returned KAMCO Credits" mean any assets, loans, or other credits previously sold to KAMCO but are returned to CHB under the agreements between KAMCO and CHB with regard to such assets as described in Appendix 6.

                  "Second Calculation Date" means the end date of the quarterly fiscal period of CHB immediately preceding the second anniversary of the earlier of the Cash Portion Closing and September 30, 2003.

                  "Secured Corporate Loans" means any portion of the Corporate Loans that is secured by collateral, but only to the extent covered by the Collateral Value of such collateral. For the avoidance of doubt, if the amount of Corporate Loans with collateral exceeds the Collateral Value, such portion of the Corporate Loans shall constitute the Unsecured Corporate Loans.

                  "Seller" has the meaning set forth in the preamble.

                  "Subsidiary" means as to any Person, any other Person of which more than 50% of the capital voting stock is at the time directly or indirectly owned or controlled by such Person or if any Person that, alone or together with any other Person, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person (but not including an ABS specialty company established under the Asset Backed Securitization Act of Korea). For purposes of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through ownership of voting securities, by contract, agency or otherwise.

                  "Tax" or "Taxes" means all taxes, including any interest, liabilities, fines, penalties or additions to tax that may become payable in respect of such taxes, imposed by any Governmental Entity, including Korean and other income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross or net receipts taxes, occupation taxes, real and personal property taxes, ad valorem taxes, stamp taxes, transfer taxes, capital taxes, import duties, withholding taxes, workers' compensation taxes and other obligations of the same or of a similar nature.

                  "Transaction Shares" has the meaning set forth in the preamble.

                  "Transfer" has the meaning set forth in Section 8.01.

                  "Unsecured Corporate Loans" means any Corporate Loans that are not Secured Corporate Loans.

                  "Write-Downs" or "Written-Down" means any reduction in the amount of the principal for Corporate Loans or Card Loans, as applicable, due to debt-equity swaps, exemptions, reduction of debt (Gamaek-Sonsil), valuation loss (Pyungga-Sonsil) and any other similar actions or events resulting in the loss of any principal on the Corporate Loans other than through provisioning of reserves with respect to the Corporate Loans; provided any Write-Down or Written-Down with respect to equity securities and convertible securities shall be calculated as set forth in the Appendix 7.

                  Section 1.02. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the term "including" means "including without limitation" (and "include," "includes" and "included" shall be similarly interpreted). References in this Agreement to Articles, Sections, Annexes, Exhibits or Schedules mean the Articles, Sections, Annexes, Exhibits and Schedules of or to this Agreement, and such Annexes, Exhibits and Schedules are an integral part of this Agreement.

                                   ARTICLE II
                           SALE AND PURCHASE OF SHARES

                  Section 2.01. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Seller agrees to sell and transfer to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Transaction Shares for the following consideration (the Purchase Price"):

                  (i) Maximum amount of 1,718,800,548,296 Won for 277,220,773 Transaction Shares consisting of the following components (the "Cash Portion"):

                           1. 900,000,000,000 Won in cash to be paid at Closing (the "Closing Cash Payment Amount"); and

                           2. The Withheld Indemnity Payment Amounts (as described in Section 2.04); and

                  (ii) 91,304,564 newly issued shares of preferred stock of the Purchaser consisting of the following components (the "Equity Portion"):

                           1. 46,583,961 newly issued shares of redeemable preferred stock ("RPS") of the Purchaser (the major terms of which are attached as an exhibit to the Investment Agreement) in exchange for 135,892,536 Transaction Shares (reflecting a 0.3428 : 1 ratio between one share of redeemable preferred stock of the Purchaser and one Transaction Share; and

                           2. 44,720,603 newly issued shares of redeemable convertible preferred stock ("RCPS") of the Purchaser (the major terms of which are attached hereto as an exhibit to the Investment Agreement) in exchange for 130,456,835 Transaction Shares (reflecting a
                                    0.3428 : 1 ratio between one share of
                                    redeemable convertible preferred stock of the Purchaser and one Transaction Share.

                  Section 2.02. Closing. The purchase and sale of the Transaction Shares contemplated by this Agreement shall be consummated at one or more closings (the "Closings") to be held at a place to be mutually agreed upon as soon as practicable and, in any event, no later than September 30, 2003 or such other time, date and location as the Seller and the Purchaser may agree (such times and dates being herein referred to as the "Closing Dates"); provided that the Purchaser may have the option to consummate the purchase and sale of the Transaction Shares relating to the Equity Portion first (the "Equity Portion Closing") and subsequently consummate the purchase and sale of the Transaction Shares relating to the Cash Portion (the "Cash Portion Closing"). For avoidance of doubt, the Equity Portion Closing shall mean (i) the issue of the Equity Portion by the Purchaser to the Seller and (ii) the delivery by the Seller to the Purchaser of the Transaction Shares relating to the Equity Portion (the date thereof being the "Equity Portion Closing Date"), and the Cash Portion Closing shall mean (i) the payment of the Cash Closing Payment and (ii) the delivery by the Seller to the Purchaser of the Transaction Shares relating to the Cash Portion (the date thereof being the "Cash Portion Closing Date"). Further, the date of the Equity Portion Closing shall be deemed as the Closing Date for the purpose of Articles IV, VI, 7.01(a) but only with respect to Article IV therein,
(g) and (h), X and XI and otherwise the Closing Date shall mean the Equity Portion Closing Date or the Cash Portion Closing Date, as the case may be unless provided otherwise in the relevant provisions.

                  Section 2.03. Actions at Closing.

                  (a) Cash Portion Closing. At the Cash Portion Closing, the following actions shall occur:

                                    (i)      The Purchaser will deliver to the
                  Seller by wire transfer, to a bank account designated in advance by the Seller, the Closing Cash Payment Amount of the Purchase Price.

                                    (ii)     The Seller will deliver to the
                  Purchaser stock certificates of the Bank, in due and proper form, representing the Transaction Shares relating to the Cash Portion.

                                    (iii)    The Seller and the Bank will
                  deliver to the Purchaser the other documents to be delivered pursuant to Section 7.01.

                                    (iv)     The Purchaser will deliver to the
                  Seller the other documents to be delivered pursuant to Section 7.02.

                  (b) Equity Portion Closing. At the Equity Portion Closing, the following actions shall occur:

                                    (i)      The Seller will deliver to the
                  Purchaser stock certificates of the Bank, in due and proper form, representing the Transaction Shares relating to the Equity Portion.

                                    (ii)     The Purchaser will deliver to the
                  Seller the receipt representing the in-kind contribution for the RPS and RCPS.

                                    (iii)    The Seller and the Bank will
                  deliver to the Purchaser the other documents to be delivered pursuant to Section 7.01.

                                    (iv)     The Purchaser will deliver to the
                  Seller the other documents to be delivered pursuant to Section 7.02.

                  Section 2.04. Withheld Indemnity Payment Amounts. The total additional payments relating to certain indemnities (the "Withheld Indemnity Payment Amounts") that shall be deducted from the Cash Portion shall consist of the following components:

                  (a) AI Payment Amount. The Purchaser shall pay to the Seller an additional amount calculated as below (the "AI Payment Amount") on the earlier of (i) 60 days after the date the Additional Loss Amount (whether full or partial) with respect to the Second Calculation Date is finally determined pursuant to Section 11.01(d) and
         Section 11.02, or (ii) the date as agreed between the Seller and the Purchaser (the "AI Payment Date"). The AI Payment Amount shall be calculated as follows:

                           (i)      The AI Payment Amount shall be as follows:

                                    652,284,172,800 Won - (aggregate Asset
                                    Indemnity Amount for Corporate Loans +
                                    aggregate Asset Indemnity Amount for
                                    Returned KAMCO Credits + aggregate Asset
                                    Indemnity Amount for Card Loans), provided that (i) the sum of the aggregate Asset Indemnity Amount for the Corporate Loans and the aggregate Asset Indemnity Amount for Returned KAMCO Credits shall not exceed 332,073,000,000 Won, (ii) the Asset
                                    Indemnity Amount for Card Loans shall not exceed 450,667,000,000 Won, and (iii) the AI Payment Amount shall not be less than zero.

                           (ii) The Purchaser shall pay to the Seller the interest accrued on the AI Payment Amount. The rate for the interest on the AI Payment Amount shall be 4.3% per annum and shall accrue from the earlier of the Cash Portion Closing or October 1, 2003 to the AI Payment Date; provided that any AI Payment Amount not paid on such date shall accrue interest thereon at 6% per annum until actual payment is made.

                  (b) GI Payment Amount. The Purchaser shall pay to the Seller an amount equal to 166,516,375,496 Won (the "GI Payment Amount") on the second anniversary of the earlier of the Cash Portion Closing or September 30, 2003 (the "GI Payment Date"), subject to the following:

                           (i) The Purchaser shall pay the Seller interest on the GI Payment Amount at a rate of 4.3% per annum starting from the earlier of the Cash Portion Closing or October 1, 2003 until the GI Payment Date; provided, that the interest shall not accrue on the Setoff Amount after the setoff of the Setoff Amount in accordance with (ii) below; provided, further that any GI Payment Amount not paid on the GI Payment Date shall accrue interest at 6% per annum until the date of actual payment.

                           (ii) If there are any amounts due and payable by the Seller to the Purchaser on or before the GI Payment Date pursuant to Section 10.01 (the "Setoff Amount"), the Purchaser shall notify the Seller in writing (the "Setoff Notice") of the Setoff Amount requesting the consent of the Seller to deduct the Setoff Amount from the GI Payment Amount. If the Seller consents to the deduction of the Setoff Amount from the GI Payment Amount or does not object to such deduction in a written notice to the Purchaser within 30 days of the Setoff Notice, the Purchaser shall deduct the Setoff Amount from the GI Payment Amount.

                           (iii) If the Seller objects to the deduction of the Setoff Amount from the GI Payment Amount in a written notice sent to the Purchaser within 30 days of the receipt of the Setoff Notice, the Purchaser shall not deduct the Setoff Amount from the GI Payment but instead the Seller shall pay the Purchaser the Setoff Amount separately within 60 days of receipt of the Setoff Notice and the Purchaser's rights, interests and claims of the Purchaser to receive the Setoff Amount from the Seller shall not be affected. If the Seller does not pay the Setoff

                  Amount within 60 days of the receipt of the Setoff Notice, interest shall accrue commencing upon the expiration of the 60 day period and be payable by the Seller to the Purchaser on such amount at the rate of 6.0%. For the avoidance of doubt, no interest shall accrue during the 60 days of the receipt of the Setoff Notice.

                  Section 2.05. Earn Out Payment.

                  (a) The Purchaser shall pay to the Seller an amount equal to 20% of the total Excess Amount for fiscal years 2004, 2005 and 2006 (the "Earn Out Payment Amount") within 30 days after the Excess Amount (as defined below in (c) below) has been finally determined for the fiscal year 2006.

                  (b) Within 90 days after the end of 2006, the Purchaser shall, or cause the Bank to, notify KDIC of the Excess Amount (as defined in (c) below) for the fiscal years 2004, 2005 and 2006 (the "Earn Out Notice").

                  (c) The term Excess Amount shall mean with, respect to fiscal years 2004, 2005 and 2006, the aggregate of the net income appearing on the relevant audited consolidated income statement of the Bank prepared in accordance with Korean GAAP (subject to 2.05 (d) below) which is in excess of 1,800,000,000,000; provided that with respect to the annual financial statements for fiscal year 2003, the Bank shall use the provisioning method for reserves of Shinhan Bank as attached in Exhibit A.

                  (d) When calculating the net incomes of the Bank in (c) above, in the event that the Bank and Shinhan Bank are merged, the net incomes of the Bank and Shinhan Bank for the two fiscal years prior to such merger shall be used as the basis for the calculation of net income for the fiscal year during which the merger occurs.

                  (e) When calculating the net incomes of the Bank in (c) above, the net income derived from credit card business of CHB but which are subsequently transferred to Shinhan Card Co., Ltd. after the Cash Portion Closing will be taken into consideration in accordance with the guidelines and principles contained in Exhibit B.

                  (f) In addition, the Seller and Purchaser agree in principle, that in the case of any merger, split merger, split-off, spin-off or other business combination or similar event involving the business of the Bank (excluding "Mooljuk-Bunhal") subsequent to the Cash Portion Closing, any profits or loss resulting from the above, as well as the net income derived from such split-off or spin-off business, will be reflected in the calculation of the net income of the Bank in (c) above. The details of such calculation may be discussed before the occurrence of any of the foregoing event.

                  (g) SFG shall take all necessary action to ensure the election of an outside director of CHB recommended by KDIC and approved by SFG in accordance with Section 7.02 (b) through (f) of the Investment Agreement, which shall apply mutatis mutandis, provided that employees of KDIC will be eligible to serve as an outside director of CHB. The foregoing right of KDIC shall be from the general shareholders meeting in 2003 to be held in accordance with Section 6.07(c) and terminate at the annual general shareholders meeting in 2007.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER

                  The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closings as if made on and as of each of the Closing Dates (or, with respect to representations and warranties that are given as of a specific date, as of such date), as follows:

                  Section 3.01. Title to Shares. The Seller is the legal and beneficial owner of the Transaction Shares and upon consummation of the purchase contemplated herein, the Purchaser will acquire from the Seller good title to such Transaction Shares free and clear of Liens. Except as set forth in Schedule 3.01, the Transaction Shares have been duly authorized and are validly issued and fully paid and non-assessable and will not be subject to any preemptive or similar rights, restriction on voting rights (other than such restrictions on voting rights provided for under applicable Law) or other Liens.

                  Section 3.02. Authorization of Agreement; Enforceability.

                  (a) The Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller.

                  (b) This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity.

                  Section 3.03. Consents; No Conflicts.

                  (a) Except for the Required Regulatory Approvals with respect to the sale and transfer of the Transaction Shares set forth in Schedule 3.03(a), no Regulatory Approval is required to have been obtained by the Seller in connection with the execution, delivery and performance of this Agreement.

                  (b) The execution, delivery and performance by the Seller of this Agreement will not: (i) violate any provision of the Seller's articles of association or other constitutional documents, (ii) result in the violation of any Law or Regulatory Approval applicable to the Seller, nor (iii) violate, conflict with or result in a breach or termination of any contract, obligation, or commitment to which the Seller is a party or by which it is bound, except for such violations, conflict, breach or termination that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  Section 3.04. Litigation. There are no Proceedings against the Seller that enjoin, restrict or could materially delay the Seller's ability to sell or transfer the Transaction Shares hereunder.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES REGARDING THE BANK AND
                                  SUBSIDIARIES

                  Each of the Seller and the Bank hereby represents and warrants to the Purchaser, as of the date hereof and as of the Equity Portion Closing as if made on and as of the Equity Portion Closing Date (or, with respect to representations and warranties that are given as of a specific date, as of such date) giving effect to any supplements to the Disclosure Schedule made in accordance with Section 6.08, as follows:

                  Section 4.01. Corporate Organization and Qualification. The Bank is a corporation duly organized and validly existing under the laws of Korea, has all power and authority required to use its properties and conduct its business as it is now being conducted and is duly licensed to do business in each jurisdiction in which it is required to be so licensed.

                  Section 4.02. Authorization of Agreement; Enforceability.

                  (a) The Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Bank.

                  (b) This Agreement has been duly executed and delivered by the Bank and constitutes a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity.

                  Section 4.03. Consents; No Conflicts.

                  (a) Except for the Required Regulatory Approvals with respect to the sale and purchase of the Transaction Shares set forth in Schedule 4.03(a), no Regulatory Approval is required to have been obtained by the Bank in connection with the execution, delivery and performance of this Agreement.

                  (b) The execution, delivery and performance of this Agreement will not: (i) violate any provision of the Articles of Incorporation or other constitutional documents of the Bank or any of its Subsidiaries nor (ii) result in the violation of any Law or Regulatory Approval applicable to the Bank or any of its Subsidiaries, except for such violations, conflict, breach or termination that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  (c) The Seller is registered as the holder of the Transaction Shares in the Bank's shareholders' registry and no Liens are registered on the Transaction Shares in such registry.

                  Section 4.04. Capitalization; Securities.

                  (a) As of the date hereof, the authorized and outstanding capital stock and outstanding Convertible Securities of the Bank are as set forth in Schedule 4.04(a). Except as set forth in Schedule 4.04(a), the Bank has no obligations to issue or sell any other capital stock or Convertible Securities.

                  (b) All outstanding shares of Common Stock (including the Transaction Shares) were duly authorized and validly issued and are fully paid and non-assessable.

                  (c) Except as set forth in Schedule 4.04(c), the Bank and its Subsidiaries are not a party to any agreements (other than this Agreement) with respect to the governance or management of the Bank and any of its Subsidiaries or the exercise of voting rights in respect of equity securities of the Bank and any of its Subsidiaries.

                  Section 4.05. Subsidiaries; Investments.

                  (a) Schedule 4.05(a) sets forth a list of all of the Bank's Subsidiaries. For the avoidance of doubt, the trust accounts of the Bank shall not be deemed a Subsidiary of the Bank for purposes of this Agreement and shall be treated as a part of the Bank. Each Subsidiary is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all power and authority required to use its properties and conduct its business as it is now being conducted and is duly licensed to do business in each jurisdiction in which it is required to be so licensed, except for such failures to be licensed that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  (b) As of the date hereof, the authorized and outstanding capital stock and outstanding Convertible Securities of each Subsidiary are as set forth in Schedule 4.05(b). Except as disclosed in Schedule 4.05(b), all of the outstanding capital stock and outstanding Convertible Securities in each Subsidiary is owned by the Bank free and clear of any Liens and none of the Subsidiaries have any obligation to issue or sell any other capital stock or Convertible Securities. All outstanding shares of the capital stock of each of the Subsidiaries were duly authorized and validly issued and are fully paid and non-assessable.

                  (c) Schedule 4.05(c) lists all of the Bank's equity ownership interests in any other Person, other than (i) listed securities held in the ordinary course of business representing less than ten percent (10%) of the capital stock of the issuer and (ii) other equity ownership interests valued at less than ten (10) billion Won.

                  Section 4.06. Financial Statements; Undisclosed Liabilities.

                  (a) The Bank Financial Statements and the financial statements of the Subsidiaries were prepared in accordance with the requirements of applicable Law and Korean GAAP (and with respect to the non-Korean Subsidiaries, the generally accepted accounting principles of the jurisdictions of such Subsidiaries) and present fairly, in material respects, the financial position, results of operations, changes in capital surplus and retained earnings and cash flows of the Bank and its Subsidiaries, as of the dates and for the periods covered thereby.

                  (b) Except as disclosed in Schedule 4.06(b), as at the date of the most recent audited financial statements, the Bank and its Subsidiaries have no liability or obligations of any nature (whether known or unknown, accrued, absolute, fixed, contingent, liquidated or otherwise ("Undisclosed Liabilities"), except (i) as fully reserved against the latest Bank Financial Statement (including footnotes thereof) and the most recently available audited financial statements of the Subsidiaries (which shall have been delivered by the Seller to the Purchaser prior to the date hereof) and (ii) for such Undisclosed Liabilities that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  (c) Except as disclosed in Schedule 4.06(c), since the date of the most recent audited financial statements, the Bank and its Subsidiaries have no Undisclosed Liabilities, except those incurred in the ordinary and usual course of business consistent with prudent banking practices in Korea.

                  Section 4.07. Absence of Certain Changes. Except for (i) the transaction contemplated by this Agreement or (ii) as disclosed in Schedule 4.07, since December 31, 2002 (with respect to the Bank) and the date of the most recent audited financial statements of the Subsidiaries (with respect to the Subsidiaries), the Bank and its Subsidiaries have conducted their business in the ordinary and usual course, and there has not been any development that, individually or in the aggregate, have had or is reasonably likely to have a Material Adverse Effect.

                  Section 4.08. Property.

                  (a) Except as set forth in Schedule 4.08(a), the Bank and its Subsidiaries have good and marketable title to all real property and buildings owned by them free and clear of any Liens other than Permitted Liens.

                  (b) Except as set forth in Schedule 4.08(b), the Bank and its Subsidiaries have made all payments, and are not in material default, under any leases relating to real property and buildings held by or used by them, all of which are in full force and effect, except for such non-payments, defaults and non-effectiveness that, individually or in the aggregate, neither have had nor could reasonably likely to have a Material Adverse Effect.

                  (c) Except as set forth in Schedule 4.08(c), the Bank and its Subsidiaries (i) have the necessary rights to use the Intellectual Property used in the conduct of their business, (ii) are in compliance with such rights to use the Intellectual Property and (iii) have not received any notice of any infringement of or conflict with asserted rights of others with respect to such

Intellectual Property or any challenge to or claim against the rights of the Bank or any of its Subsidiaries with respect to such Intellectual Property except for such lack of rights, non-compliance and claims and challenges that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  Section 4.09. Litigation. Except as disclosed in Schedule 4.09, (i) there are no material judgments, decrees, injunctions or orders (collectively, "Judgments") outstanding against the Bank and any of its Subsidiaries or any of their respective assets and (ii) there are no Proceedings pending or, to the knowledge of the Seller, the Bank and its Subsidiaries, threatened, relating to or affecting the Bank and any of its Subsidiaries or any of their respective assets, except for Proceedings that individually involve claims of less than one hundred (100) million Won for which individually or in the aggregate, have not had nor are reasonably likely to have a Material Adverse Effect.

                  Section 4.10. Compliance with Laws; Regulatory Approvals. Except as set forth in Schedule 4.10, (i) the Bank and its Subsidiaries and, to the knowledge of the Seller, the Bank and its Subsidiaries, the officers and key employees of the Bank and its Subsidiaries (during the course of their respective duties) are in compliance with all applicable Laws in material respects, and (ii) neither the Bank nor any of its Subsidiaries is subject to any investigation, inquiry or enforcement proceedings or process by any Governmental Entity of which the Bank or its Subsidiaries have been notified, except for such instances of non-compliance, failures to obtain Regulatory Approvals and investigation, inquiry or enforcement proceedings or process that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect on the Bank and its Subsidiaries.

                  Section 4.11. Taxes. Except as disclosed on Schedule 4.11 hereto:

                  (a) The Bank and its Subsidiaries have duly filed all Korean and other tax returns (including any information returns), reports and statements that are required to have been filed with the appropriate taxing authorities and have paid all Taxes required to have been paid for all relevant periods (other than Taxes that are being contested in good faith and for which appropriate reserves have been set aside);

                  (b) No audits or investigations relating to any Taxes for which the Bank or any of its Subsidiaries may be liable are pending or, to the knowledge of the Seller, the Bank and its Subsidiaries, threatened before any taxing authority. There are no agreements or applications by the Bank or any of its Subsidiaries for the extension of the time for filing any tax return or paying any Tax, nor have there been any waivers by the Bank or any of its Subsidiaries of any statutes of limitation for the assessment of any Taxes nor are such agreements, applications and waivers under discussion; and

                  (c) The Bank and its Subsidiaries are not a party to any agreements relating to the sharing or allocation of Taxes nor are they discussing becoming a party to such agreements.

                  Section 4.12. Employee Benefits Matters.

                  (a) Except as set forth in Schedule 4.12(a), the Bank and its Subsidiaries have no liability with respect to, and have timely made all payments due to, and recorded on their books all amounts properly accrued in respect of, all Employee Benefit Plans, except for such liabilities and failures to pay that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 4.12(b), the Employee Benefit Plans conform to applicable Laws in material respects and there are no Proceedings pending with respect to the Employee Benefit Plans, except in each case for such non-conformities and Proceedings that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  Section 4.13. Labor.

                  (a) Except as set forth in Schedule 4.13(a), the Bank and its Subsidiaries do not have any collective bargaining agreements or wage agreements generally applicable to any of their employees. Except as set forth in Schedule 4.13(a), the Bank and its Subsidiaries have conducted their businesses in compliance with all material employment agreements, the rules of employment, collective bargaining agreements and wage agreements, except for such non-compliance that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 4.13(b), since December 31, 2002, the Bank and its Subsidiaries have not experienced any strikes, work stoppages, or other material labor disputes, and there are no pending or, to the knowledge of the Seller, the Bank and its Subsidiaries, threatened strikes, work stoppages or other material labor disputes.

                  (c) Except as set forth in Schedule 4.13(c), the Bank and its Subsidiaries are in compliance with all Laws in material respects relating to employment, industrial relations, labor unions, mandatory severance benefits, and social insurance programs, except for such non-compliance that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  Section 4.14. Contracts.

                  (a) Except as set forth in Schedule 4.14(a), all Contracts are valid and enforceable in accordance with the terms thereof except for such invalidity or unenforceability which, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 4.14(b), the Bank and its Subsidiaries have not violated the terms of, nor are they in default under, any Contracts, except for such violations and defaults which, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  (c) Except as set forth in Schedule 4.14(c), the execution, delivery and performance of this Agreement, the performance by the Seller or the Bank of its obligations hereunder and the consummation of the transactions contemplated herein do not and will not violate, conflict with, or result in the breach or termination of, or otherwise give any other Person the right to challenge the validity of the transactions contemplated herein, accelerate, renegotiate or terminate or receive any payment, or constitute a default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default) under the terms of, or result in the imposition of any Lien under, any Contracts to which the Bank or any of its Subsidiaries are a party or by which the Bank or any of its Subsidiaries or any of their respective assets or operations are bound or affected.

                  Section 4.15. Transaction with Subsidiaries. Except as disclosed in Schedule 4.15, there are no material contracts, arrangements or understandings of any kind between the Bank, on the one hand, and the Subsidiaries , on the other hand, except for those contracts or arrangements entered into in the ordinary course of business.

                  Section 4.16. Performance of Investment Trusts. Except as set forth in Schedule 4.16, (i) there are no guarantees to investors by the Bank or CHITMC relating to the yield, return or redemption value, of units of securities investment trusts or shares of securities investment trust companies established pursuant to the Securities Investment Trust Business Act or the Securities Investment Company Act ("Investment Trusts"), or any interest therein, sold, distributed, maintained or established by the Bank or CHITMC, except such guarantees that are legally permitted pursuant to the Securities Investment Trust Business Act and the Securities Investment Company Act and for such guarantees which, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect, (ii) there has not been and there exist no material violations of the relevant trust deeds or other constituent instruments, contractual requirements, laws and regulations, internal regulations of CHITMC or any such Investment Trusts managed by CHITMC, and (iii) that CHITMC and each of the Investment Funds managed by CHITMC are in compliance with all material legal obligations (including but not limited to fiduciary duties) owed to investors in any of the Investment Trusts managed by CHITMC, except for such non-compliance which, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect. In addition, the Investment Trusts have been duly organized and the interests in such Investment Trust have been validly issued. Except as set forth in Schedule 4.16, there are no agreements or side letters relating to CHITMC or any of the funds managed by CHITMC that obligates CHITMC to roll-over and/or repurchase commercial paper (so called "option CP") in connection with the commercial paper held by CHITMC or any of the funds managed by CHITMC.

                  Section 4.17. Derivative Instruments.

                  (a) Except as set forth in Schedule 4.17(a), any swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements (collectively, "Derivative Instruments"), whether entered into for the account of the Bank or any of its Subsidiaries or for the account of one of its customers, were entered into in the ordinary course of business and in accordance with applicable Law. The Bank and its Subsidiaries have complied in material respects with its obligations under such Derivative Instruments to the extent that such obligations have accrued and has not received any written notice of default, acceleration or termination in respect of its Derivative Instruments from any counterparty.

                  (b) Except as set forth in Schedule 4.17(b), the total derivatives positions of the Bank and its Subsidiaries are hedged or secured either by back-to-back or matching derivatives transactions or by other transactions entered into by, or collateral provided to, the Bank and its Subsidiaries consistent with prudent banking practices in Korea. All of the outstanding Derivative Instruments of the Bank have been marked to market as of the end of the preceding month in accordance with Korean GAAP.

                  Section 4.18. Trust Accounts. Except as set forth in Schedule 4.18, (i) the Bank has not engaged in any transfers of assets between trust accounts of the Bank established under the Trust Business Act (the "Bank Trust Accounts") that do not comply with the requirements of applicable Law, (ii) there are no guarantees to customers relating to the yield, return, of the Bank Trust Accounts (other than guarantees that are legally permitted pursuant to the Trust Business Act), (iii) there has not been and there exist no material violations of the relevant trust agreement or other constituent instruments, contractual requirements, laws and regulations, internal regulations of the Bank or any such investment vehicle or instrument, in relation to management or distribution of such Bank Trust Accounts or any interest or participation therein, and (iv) that the Bank is in compliance in material respects with all material legal obligations (including but not limited to trustee's fiduciary duties) owed to investors in any of the Bank Trust Accounts, except for such non-compliance which, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  Section 4.19. Books and Records. All of the books and records of the Bank and its Subsidiaries that have been provided to the Purchaser or that the Purchaser shall have access to shall be accurate and complete. The Bank and its Subsidiaries have maintained, in all material respects, the books and records required to be maintained pursuant to the applicable Laws.

                  Section 4.20. Insurance. Except as set forth in Schedule 4.20, the Bank and its Subsidiaries are insured against such losses and risks and in such amounts as is (i) required by Law and (ii) consistent, in material respects, with applicable internal risk management guidelines of the Bank and its Subsidiaries and as is customary in the business in which it is engaged. No notice of default with respect to any provision of any such policies has been received, and all such policies are in full force and effect and will not be impaired as a result of the performance of this Agreement, except for such defaults, non-effectiveness and impairments that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  Section 4.21 Environmental, Health and Safety Laws. Except as set forth in Schedule 4.21, the Bank and each of its Subsidiaries have obtained from the appropriate Governmental Entity, and have been in compliance with all terms and condition of, all permits which are required under, the applicable Laws that are in effect relating to public health and safety, worker health and safety and pollution or protection of the environment, except for such failures to obtain permits and non-compliance that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect. Neither the Bank nor any of its

Subsidiaries has any liability (i) under any Law relating to the protection of human health or safety or concerning employee or worker health and safety or relating generally to the environment or (ii) for the release of any hazardous substance which is prohibited by Law (including in relation to any foreclosed property owned by the Bank and its Subsidiaries), except for such liabilities that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  Section 4.22 Finder's Fees. Except as set forth on Schedule 4.22, there is no investment bank, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Bank who may be entitled to any fee or commission from the Bank in connection with the transactions contemplated by this Agreement.

                  Section 4.23 Consumer Finance Loans. The loan receivables listed on Schedule 4.23(a) constitute all of the outstanding loan receivables purchased by the Bank from various consumer finance companies and all such agreements contain in all material respects the same contents of the form attached in Schedule 4.23(b).

                  Section 4.24 * Funds. Any and all losses incurred by * as a result of the portion of the aggregate amount of the Value Deficiency (as defined below) to be paid by * to all investors (including the distributors of the funds ) upon redemption and/or cancellation of beneficial certificates of the * funds (excluding money market funds) (i.e., the fund where the calculation of the net asset value is based on, subject to adjustment under certain circumstances, the acquisition cost of the underlying assets plus accrued interest) existing as of the Equity Portion Closing Date (each a "Relevant * Fund", and collectively, the "Relevant * Funds"), does not and shall not exceed 50 billion Won, and when and if such loss amount exceeds 50 billion Won (which shall constitute a breach of this Section 4.24), such excess amount multiplied by 80% shall constitute the Losses of the Purchaser; provided, that any Losses under this Section 4.24 shall be limited to (i) Losses of the Relevant * Funds managed by * ,(ii) those Losses resulting from payments required by law or regulations to be made by *. For purposes of this Section 4.24, "Value Deficiency", with respect to a Relevant * Fund, shall mean its * as at the Equity Portion Closing less its fair market value (to be used for the calculation of the amount of Value Deficiency constituting the basis of loss to *) as at the Equity Portion Closing (to be determined by agreement of the Seller and the Purchaser within 60 days after the Equity Portion Closing Date and if the Seller and the Purchaser are not able to agree upon the fair market value , the fair market value shall be determined in accordance with Section 11.02, mutatis mutandis provided, that the amount of Value Deficiency of a Relevant * Fund cannot be negative..) Further, the above 50 billion won threshold shall be reduced by the amount of any Losses to the Bank or * resulting from the litigation filed by the Government Officials Pension Funds Management Company (Case No. Ka-Hab 48394).

*MATERIAL OMITTED: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND FILED SEPARATELY WITH THE COMMISSION.

                  Section 4.25 Sale of Assets. The Bank is obligated to (i) repurchase certain assets sold by the Bank (such sale having occurred before the Equity Portion Closing), including through the use of ABS specialty companies, or portions thereof or (ii) pay any difference or shortfall amounts relating to such sold assets. To the Bank's knowledge, there are no grounds for triggering such obligations. However, if any such obligation is triggered, any such loss incurred in fulfilling such obligation shall constitute a breach of this Section
4.25 and any (a) such repurchase amount less the fair value of the repurchased assets or (b) shortfall amounts shall constitute Losses of the Bank. If the Seller and the Purchaser are not able to agree upon fair value of the repurchased assets in the foregoing sentence, the fair value shall be determined in accordance with Section 11.02, mutatis mutandis. For the avoidance of doubt, there shall not be any duplication of Losses under this Section 4.25 and Article XI.

                  Section 4.26 Disclosure Schedules. The inclusion of any information in the Disclosure Schedule or other documents delivered by Seller or the Bank under this Agreement shall not be deemed an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever. Moreover, the disclosure in Schedule 4.09 of the Proceedings involving claims of 100 million Won or more shall not establish a standard of materiality for any purposes whatsoever.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Seller and the Bank, as of the date hereof and as of each of the Closing as if made on and as of each of the Closing Date (or, with respect to representations and warranties that are given as of a specific date, as of such date), as follows:

                  Section 5.01. Corporate Organization and Qualification. The Purchaser is duly organized, validly existing and in good standing under the laws of Korea, has all power and authority required to use its properties and conduct its business as it is now being conducted and is duly licensed to do business in each jurisdiction in which it is required to be so licensed, except for such failures to be so licensed that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect.

                  Section 5.02. Authorization of Agreement; Enforceability

                  (a) The Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser.

                  (b) This Agreement has been duly executed and delivered by the Purchaser and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity.

                  Section 5.03. Consents; No Conflicts

                  (a) With respect to the purchase of the Transaction Shares set forth in Schedule 5.03(a), no Regulatory Approval is required to have been made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement, except for (i) approval from Financial Supervisory Commission under the Financial Holding Company Act for the inclusion of subsidiary and (ii) court approval for in-kind contribution.

                  (b) The execution, delivery and performance of this Agreement will not (i) violate any provision of the Purchaser's articles of association or other constitutional documents, (ii) result in the violation of any Law or Regulatory Approval applicable to the Purchaser, or (iii) to the knowledge of the Purchaser, violate, conflict with or result in a breach or termination of any material contract, obligation, or commitment to which the Purchaser is a party or by which it is bound, except for such violations, conflict, breach or termination that, individually or in the aggregate, neither have had nor are reasonably likely to have a Material Adverse Effect

                  Section 5.04. Litigation. There are no Proceedings against the Purchaser that enjoin, restrict or materially delay the Purchaser's ability to purchase the Transaction Shares hereunder.

                  Section 5.05. Legal Requirements to Invest in a Bank. The Purchaser is qualified under the relevant Laws, and shall have obtained the necessary approvals by the Equity Portion Closing Date, to acquire a controlling interest in a Korean bank.

                  Section 5.06. Financial Capacity. The Purchaser (i) has the financial capacity and means to pay the Purchase Price (including the capacity to finance all or a portion of the Purchase Price) and to comply with any other obligations under this Agreement and (ii) the consummation of the transaction contemplated hereunder will not result in a violation of the applicable Laws, including but not limited to, the applicable legal and regulatory capital requirements of the Purchaser.

                                   ARTICLE VI
                              PRE-CLOSING COVENANTS

                  Section 6.01. Conduct of Business.

                  From the date hereof until the earlier of (x) the Equity Portion Closing Date or (y) the date of the appointment of the directors nominated by the Purchaser become effective as described in Section 6.07 (c) below, unless the Purchaser agrees in writing in advance, the Bank shall and shall cause its Subsidiaries, and the Seller shall use its best efforts to cause the Bank and its Subsidiaries, (i) to conduct its business in the ordinary course (including keeping complete and accurate records and accounts of all business activities in accordance with Korean GAAP or the generally accepted accounting principles of the relevant jurisdiction), (ii) not amend the articles of incorporation or other constitutional documents of the Bank or its Subsidiaries, (iii) not take any action relating to any issuance or sale, or dividend or other distribution, involving any of its equity securities or Convertible Securities, (iv) to preserve intact its present business operations in material respects (including using its best efforts to maintain good relations with their respective creditors and customers), (v) not to take any action, or permit the taking of any action, that would result in any of the representations or warranties in Article IV being inaccurate at the Closing as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specific date), (vi) take any action that would result in any material increase of compensation (including bonus, incentive compensation, severance payment or termination pay) payable or to become payable by the Bank or its Subsidiaries to any of its directors, officers, employees or agents except for increases required under the already existing terms of employment agreements or amend any employee related service agreements, benefit plans or collective bargaining agreements; (vii) enter into any material commitment in respect of any actual or proposed acquisition, merger, investment (including capital expenditures), divestiture or disposition of assets or other business combination of any kind; or (viii) take any action or enter into any transactions regarding the implementation of any bancassurance program).

                  Section 6.02. Financial and Other Information. During the Pre-Closing Period, to the extent permitted under applicable Law and the ordinary course of business is not disturbed, the Bank shall give the Purchaser and its Authorized Representatives reasonable access during business hours to the properties, books and records of the Bank and its Subsidiaries and to the Authorized Representatives of the Bank and its Subsidiaries to discuss the business, finances, operations, risk management, regulatory status and other matters related to the Bank and its Subsidiaries and to the purchase of the Transaction Shares, in each case to the extent the Purchaser shall have requested such access at least one(1) Business Day in advance and the Seller has provided its consent, which shall not be unreasonably withheld. The Purchaser's use of information provided pursuant to this Section 6.02 shall be subject to the

Confidentiality Agreement dated October 22, 2002, by and between the Seller and the Purchaser. For the purposes of this Section 6.02, an "Authorized Representative" shall mean a Representative of the Purchaser or a Representative of the Bank or its Subsidiaries, as the case may be, who has been authorized in writing by the Seller.

                  Section 6.03. Notifications. During the Pre-Closing Period, the Seller and the Purchaser will promptly notify the other party in writing of any fact, condition or occurrence that is reasonably likely to result in any of its representations and warranties in this Agreement no longer being true at Closing as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specific date) or its failure or possible failure to satisfy any of the conditions set forth in
Article VII.

                  Section 6.04. Taking of Necessary Action. Each of the parties agrees to use its best efforts promptly to do or cause to be done all things required to be done by such party under applicable Laws to consummate the transactions contemplated by this Agreement, including, but not limited to, using its best efforts to make all filings and obtain all Required Regulatory Approvals (including, but not limited to, the approval by the FSC of the Bank becoming a subsidiary of the Purchaser under the Financial Holding Company Act and any regulatory approvals required by the Purchaser in connection with the financing of the transactions contemplated by this Agreement and the Investment Agreement), assist the other party to make its filings and obtain all Required Regulatory Approvals, and to cooperate with one another in taking all necessary actions with respect to the foregoing.

                  Section 6.05. Further Cooperation. The Seller and the Bank agree to do or cause to be done all things required to be done by such party and otherwise offer full cooperation (including but not limited to preparing offering circular, arranging management interviews and access to due diligence documents), to the Purchaser in connection with the Purchaser's equity financing transactions relating to this Agreement, preparing U.S. GAAP financials or other materials for U.S, listing purposes and further offering of the shares of the Purchaser (including but not limited to any new issuance of common shares, preferred shares or shares for the issuance of depositary receipts). Further, the Bank shall have a prior consultation with the Purchaser with respect to (i) the agenda items of the board of directors meeting of the Bank and its Subsidiaries and (ii) accounting policies when preparing any quarterly and semi-annual financial statements or reports of the Bank and its Subsidiaries.

                  Section 6.06. Public Statements. Subject to Article 12.07, the Seller and the Purchaser will agree upon the timing and content of any press release to be issued relating to the execution of this Agreement and the Seller and the Purchaser will thereafter consult with and provide reasonable cooperation to the other in connection with the issuance of any further press release or the making of any public disclosure describing the transactions contemplated by this Agreement; provided that nothing in this Section 6.06 shall prevent the Seller or the Purchaser from issuing any press release or making any public disclosure that such party reasonably believes (based on the written advice of experienced legal counsel) it is required to make under any applicable Law.

                  Section 6.07. Resignation of CHB Directors; Appointment of Acting CEO; Election of Directors and Appointment of Officers. The Bank shall, and the Seller shall use its best efforts to cause the Bank to:

                  (a) use its best efforts to deliver, on the date designated by the Purchaser and in form and substance reasonably acceptable to the Purchaser, the resignation letters (including waivers of any possible claims that could be made by the directors in connection with their resignation) of all members of the board of directors and officers (i.e., registered directors and non-registered directors) of the Bank and CHITMC as notified to the Seller by the Purchaser,

                  (b) use its best efforts to have a member of the board of directors of the Bank designated by the Purchaser to be appointed as an acting CEO of the Bank, and

                  (c) use its best efforts to arrange for the meeting of the shareholders of the Bank and CHITMC (in each case, ordinary or extraordinary) to be held as soon as possible on or after the Equity Portion Closing Date but in no event more than one (1) week after such date and, at such meeting shall elect the persons nominated by the Purchaser as directors of the Bank and CHITMC.

         Section 6.08. Supplements to the Disclosure Schedules. Seller may, from time to time, by notice in accordance with this Agreement, supplement the Disclosure Schedule including through one or more supplements (the "Supplements") until three (3) days prior to the Equity Portion Closing Date (the "Supplement Date")(for which prior notice shall be given at least twelve
(12) days before the proposed Equity Portion Closing Date, provided, that the notice shall provide at least 7 Business Days prior to the Supplement Date), to reflect any new facts that may have risen following the date hereof. The Supplements shall be subject to the consent of the Purchaser (such consent shall be deemed to have been given by Purchaser with respect to the Supplements which are a result of ordinary and usual business consistent with prudent banking practices) and the related termination provisions in Article IX.

                                   ARTICLE VII
                                   CONDITIONS

                  Section 7.01. Conditions to the Purchaser's Obligations. The Purchaser will have no obligation to consummate the transaction contemplated under this Agreement at each Closing unless each of the following conditions precedent is satisfied or waived in writing by the Purchaser:

                  (a) Representations and Warranties; Covenants. The representations and warranties set forth in Article III and IV shall be true and correct in all material respects when made and at the Closing as if made on and as of the Closing Date (or, with respect to representations and warranties that are given as of a specific date, as of such date). The Seller and the Bank shall have performed in all material respects all obligations required to be respectively performed by it under this Agreement prior to the Closing.

                  (b) Compliance with Laws; No Adverse Action or Decision. Since the date hereof, (i) no Law shall have been promulgated or enacted that materially delays or makes illegal the performance of this Agreement; (ii) no order by any Governmental Entity that materially delays or makes illegal the performance of this Agreement shall be effective; and (iii) no Governmental Entity shall have instituted any Proceeding that seeks to materially delay or make illegal the performance of this Agreement.

                  (c) Consents. All Required Regulatory Approvals shall have been obtained on terms reasonably satisfactory to the Purchaser and shall not be subject to any conditions that, individually and in aggregate, either have had or are reasonably likely to have a Material Adverse Effect.

                  (d) Documents. The Purchaser shall have received counterpart originals of this Agreement, the certified resolutions of the Seller and the Bank approving this Agreement and related matters and copies of such other documents as it may reasonably request.

                  (e) Opinions of counsel. The Purchaser shall have received at the Closing from Shin & Kim, Korean counsel to the Seller, a written opinion dated the Closing Date, in a form reasonably satisfactory to the Purchaser.

                  (f) Investment Agreement. The Seller and the Purchaser shall have entered into an investment agreement on terms and conditions acceptable to the Purchaser (the form of which is attached hereto as Exhibit C).

                  (g) Third Party Consents. The Seller shall have obtained from certain of the Bank's creditors (such as KDB) written consents or waivers, as the case may be, in connection with such creditor's right to accelerate the payment of the principle and accrued interest thereon, in connection with the transaction contemplated by this Agreement.

                  (h) Material Event. Since the date hereof, there will have been no labor strikes or reduction in the deposits held by the Bank resulting in any material economic losses or business disruption of the Bank or there will have been no material economic losses or business disruption of the Bank caused by or related to the labor strikes of June 2003 by the Bank's labor union.

                  Section 7.02. Conditions to the Seller's and the Bank's Obligations. The Seller will have no obligation to consummate the transaction contemplated under this Agreement at the Closing unless each of the following conditions precedent is satisfied or waived:

                  (a) Representations and Warranties; Covenants. The representations and warranties of the Purchaser set forth in Article V hereof shall be true and correct in all material respects when made and at the Closing as if made on and as of the Closing Date (or, with respect to representations and warranties that are given as of a specific date, as of such date). The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing.

                  (b) Compliance with Laws; No Adverse Action or Decision. Since the date hereof, (i) no Law shall have been promulgated or enacted that materially delays or makes illegal the performance of this Agreement; (ii) no order by any Governmental Entity that materially delays or makes illegal the performance of this Agreement shall be effective; and (iii) no

Governmental Entity shall have instituted any Proceeding that seeks to materially delay or make illegal the performance of this Agreement.

                  (c) Consents. All Required Regulatory Approvals shall have been obtained on terms reasonably satisfactory to the Seller and shall not be subject to any conditions that, individually or in the aggregate, have had or are reasonably likely to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or a Material Adverse Effect.

                  (d) Documents. The Seller shall have received counterpart originals of this Agreement, the certified minutes and resolutions of the board of directors of the Purchaser approving this Agreement and related matters and copies of such other documents as it may reasonably request.

                  (e) Investment Agreement. The Seller and the Purchaser shall have entered into an investment agreement on terms and conditions acceptable to the Purchaser (the form of which is attached hereto as Exhibit C).

                                  ARTICLE VIII
                             POST-CLOSING COVENANTS

                  Section 8.01 Lock-up. The Purchaser covenants and agrees with the Seller that, for a period of three (3) years from the date hereof (the "Lock-up Period"), without the prior written approval of the Seller, it will not, directly or indirectly (including, for the avoidance of doubt, any Transfer of the shares of or interest in the investment vehicle used by the Purchaser to acquire the Transaction Shares), and will cause each of its Affiliates holding such securities not to, sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of (any such act, a "Transfer") any of the Transaction Shares, except for (and subject in each case to compliance with all applicable Laws and the receipt of any necessary Regulatory Approvals) any Transfer to an Affiliate of the Purchaser (provided that (a) such Affiliate shall have agreed in writing with the Seller to be bound by all of the provisions of this Agreement, including Article VIII, and (b) the Purchaser shall cause such Affiliate to remain an Affiliate of the Purchaser at all times during the Lock-up Period).

                  Section 8.02 Qualified Public Offering. If the common shares of SFG become subject to the exchange rights under the Exchangeable Note Documents for the OPERA Bonds and holders of the OPERA Bonds exercise such exchange rights at an exchange price of less than 18,086 Won per share, the Purchaser shall pay to the Seller any difference (the "Shortfall") that is adverse to the Seller between such exchange price and 18,086 Won per share relating to the OPERA Bonds so exchanged (the "QPO Payment Amount") and the maximum amount payable by the Purchaser to the Seller pursuant to this Section
8.02 will be the Shortfall multiplied by 44,720,603. The QPO Payment Amount with respect to all OPERA Bonds exchanged in a given fiscal year will be calculated and notified to the Purchaser by the Seller within 30 days after the end of such fiscal year and paid within 60 days after such notification. The Purchaser agrees to use its best efforts not to cause a QPO. However, in the event that a QPO will occur, the

Purchaser agrees to provide the Seller with written notice of the contemplated QPO as soon as possible, but by no later than 3 months prior to such QPO. Upon receipt of such notice, the Seller agrees to use its best efforts to amend the Exchangeable Note Documents to remove the requirement to escrow the common shares of SFG in the event of a QPO.

                                   ARTICLE IX
                                   TERMINATION

                  Section 9.01. Termination of Agreement.

                  (a) Subject to Section 9.02, this Agreement may be terminated by notice in writing at any time prior to the Closing:

                           (i) by either party, if the Equity Portion Closing has not occurred by September 30, 2003, provided, however, that the right to terminate this Agreement under this Section 9.01(a) will not be available to any party whose failure to fulfill any obligation under this Agreement has caused the failure of the Equity Portion Closing to occur by such date;

                           (ii) by either party, if prior to the Closing Date, any Governmental Entity of competent jurisdiction has taken any action prohibiting the consummation of the transaction contemplated by this Agreement and such action becomes final and non-appealable;

                           (iii) prior to the Closing Date, by either party may terminate this Agreement if the other party is in material breach under this Agreement which cannot be remedied under Article X of this Agreement;

                           (iv) by either party, if the Purchaser does not consent to the Supplements to the Disclosure Schedule pursuant to
         Section 6.08; or

                           (v) by the Seller and the Purchaser so mutually agree in writing.

                  (b) Subject to Section 9.02, if the Cash Portion Closing has not occurred by September 30, 2003, the Seller agrees to extend the Cash Portion Closing to October 31, 2003 at which this Agreement shall terminate automatically. The Purchaser shall pay to the Seller interest on the Closing Cash Payment Amount at the rate of 6% per year, which shall accrue commencing on October 1, 2003 until the consummation of the Cash Portion Closing if the Cash Portion Closing is extended to October 31, 2003.

                  Section 9.02. Effect of Termination. If this Agreement is terminated in accordance with Section 9.01 and the transaction contemplated by this Agreement are not consummated, this Agreement shall become null and void and of no further force and effect, except that the terms and provisions of this
Section 9.02, Article X, and Article XII shall remain in full force and effect. In case of termination pursuant to Section 9.01 (b), the Seller may claim for the losses of the Seller from the failure of such Cash Portion Closing and the relevant expenses of the Seller (other than in the event such failure is due to the failure to obtain any

Regulatory Approvals in connection with transactions contemplated under this Agreement and the Investment Agreement and in connection with the provisions of
Article 46 of the Financial Holding Company Act relating to the issuance of redeemable preferred shares to be issued for financing the above transactions).

                                    ARTICLE X
                       INDEMNIFICATION AND SURVIVAL PERIOD

                  Section 10.01. Indemnification.

                  The Seller agrees to indemnify and hold harmless the Purchaser and each Representative of the Purchaser (collectively, the "Indemnified Purchaser Parties") from and against any and all Losses incurred by any of the Indemnified Purchaser Parties (including the Bank and its Subsidiaries) as a result of, or arising out of or in connection with, the breach of any representation or warranty (without giving effect to any qualifiers or exceptions relating to materiality (except those which are not related to or does not result in the Losses), Material Adverse Effect or words of similar import but giving effect to the Material Adverse Effect qualifier in 4.06(c) and 4.09, agreement or covenant made by the Seller and the Bank (in the case of the Bank, however, any indemnification under this Article X will not be applicable to the covenants in Section 6.01); provided, however, that: (i) the aggregate amount of the Seller's liability for indemnification of all Indemnified Purchaser Parties shall be limited to an amount equal to 30% of the Purchase Price Won, (ii) no claim may be made against the Seller for any indemnification unless the aggregate amount of such claims exceeds fifteen (15) billion Won (the "Indemnification Threshold"), provided, further, that for any individual claims that are less than 100 million Won (the "Small Claims"), the aggregate of the Small Claims shall be included as indemnification amounts if the aggregate of Small Claims exceed twenty (20) billion Won and (iii) any Losses described in
4.25 shall not be subject to the Indemnification Threshold . For avoidance of doubt, claims that are based upon the same cause of action(s) shall be aggregated and taken together as a whole to constitute an individual claim for purposes of the foregoing provision regarding Indemnification Threshold. The Seller shall be responsible for indemnification only for the amounts that exceed fifteen (15) billion Won.

                  (b) The Purchaser agrees to indemnify and hold harmless the Seller and its Representatives (the "Indemnified Seller Parties") from and against any and all Losses incurred by any of the Indemnified Seller Parties as a result of, or arising out of, the breach of any representation, warranty, agreement or covenant made by the Purchaser in this Agreement, as they are incurred; provided, however, that (i) the aggregate amount of the Purchaser's liability for indemnification of all Indemnified Seller Parties shall be limited to an amount equal to 30% of the Purchase Price and (ii) no claim may be made against the Purchaser for any indemnification hereunder unless the total amount of such claims against the Purchaser in the aggregate exceeds the Indemnification Threshold.

                  (c) In the event any indemnified party should have a claim against any indemnifying party that does not involve a Third Party Claim (as defined below) being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness and specifying the factual basis of that claim in reasonable detail to the indemnifying party on or before the expiration of the applicable survival period under Section 10.02, such notice to state that it is delivered pursuant to this
Section 10.01(c). The failure of any indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party, unless and only to the extent such failure results in actual and material prejudice to the indemnifying party. Except as otherwise provided in this Agreement, within 60 days after receipt of such notice, the indemnifying party shall pay the amount of such liability to the indemnified party or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated or if the indemnified party contests the claim, on such later date when such claim becomes finally determined; provided, that, if reimbursement is not made within 60 days after any such claim becomes finally determined, amounts owed shall accrue interest at the rate of
6.0 % per annum.

                  (d) The following provisions shall apply to claims for Losses from claims by a third party:

                           (i) An indemnified party entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Person against the indemnified party, including the Bank and its Subsidiaries when the indemnified party is the Purchaser under this Section, (a "Third Party Claim") shall deliver a notice specifying the factual basis of that claim in reasonable detail to the indemnifying party promptly after receipt by such indemnified party of written notice of the Third Party Claim on or before the expiration of the applicable survival period under Section 10.02, provided, that failure to give such notification shall not affect the indemnified party's entitlement to indemnification under this Article X unless and only to the extent such failure results in actual and material prejudice to the indemnifying party;

                           (ii) If a Third Party Claim is made against an indemnified party, the indemnifying party may undertake, direct and control, through counsel of its own choosing (subject to the consent of the applicable indemnified party, such consent not to be unreasonably withheld) and at the indemnifying party's sole risk and expense, the good faith settlement or defense of such claim, provided that, the indemnifying party notifies the indemnified party in writing within 30 calendar days after the indemnified party has given notice of the Third Party Claim that the indemnifying party has decided to assume the defense of the Third Party Claim and acknowledging the indemnification obligation under this Article with respect to such claims;

                           (iii) If the indemnifying party has assumed the defense of a Third Party Claim, (A) the indemnified party may retain separate co-counsel or counsel and participate in the defense of the Third Party Claim , (B) the indemnified party shall not consent to the entry of any judgments or enter into any settlement with respect to the Third Party Claim without the prior written consent of the indemnifying party (not to be withheld unreasonably), and (C) the indemnifying party will not, without the prior written consent of the indemnified party (not to be withheld unreasonably), consent to the entry of any judgments or enter into any settlement with respect to the Third Party Claim;

                           (iv) If the indemnifying party has not assumed the defense or settlement of a Third Party Claim, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of counsel employed by the indemnified party in defending or settling such Third party Claim; and

                           (v) To the extent permitted by applicable Law, and to the extent its relevant files and records and other information contained therein are not protected by any privilege available under applicable law (including, the attorney-client privilege), so long as the indemnifying party is reasonably contesting any such Third Party Claim in good faith, the indemnified party shall, and shall cause its Affiliates to, at all times cooperate in all reasonable ways with, provide reasonable access to its relevant files and records or otherwise render reasonable assistance to, the indemnifying party (i) in its defense of any action for which indemnity is sought hereunder and (ii) in its prosecution under the preceding sentence of any related claim, cross-complaint, counterclaim or right of subrogation.

                  Section 10.02 Survival of Representations and Warranties. Notwithstanding any provision herein to the contrary, each representation or warranty in this Agreement shall survive the Closing for a period of one year after the Closing Date except that, the representations and warranties in this Agreement relating to each * fund, tax and environmental matters shall survive the Closing for a period of five (5) years after the Closing Date. Any matter as to which a claim has been asserted by written notice within the time limitation applicable by reason of the immediately preceding sentence that is pending or unresolved at the end of any applicable limitation period under this
Section 10.02 or the statute of limitations applicable to such claim shall continue to be covered by this Article 10 notwithstanding any applicable statue of limitations (which the parties hereby waive solely with respect to such circumstances) or the expiration date described in the immediately preceding sentence of this Section 10.02 until such matter is finally terminated or otherwise resolved by the parties under this Agreement, by an arbitration or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid. Notwithstanding any provision herein to the contrary, no claim may be asserted nor any action commenced against the Seller for breach of any representation or warranty following the expiration of the indemnification period set forth above, irrespective of whether the subject matter of such claim shall have occurred before or after such date.

*MATERIAL OMITTED: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND FILED SEPARATELY WITH THE COMMISSION.

         Section 10.03. Insurance Proceeds; Exceptions and Deductions; Determination of Indemnification Amount.

                  (a) To the extent any Indemnified Parties receive any insurance proceeds with respect to any Loss to be indemnified under this Agreement, such insurance proceeds (on a net basis) shall be deducted from the relevant Loss amount payable. For avoidance of doubt, "on a net basis" means that any costs associated with or incurred in connection with the relevant insurance coverage shall first be deducted from the insurance proceeds and the resulting amount shall be deducted from the relevant Loss amount payable.

                  (b) No indemnifying party shall have liability under any indemnification provision of this Article X, if and to the extent the Losses, or any portion of such Losses, arise from or are attributable to the negligence or willful misconduct of the indemnified party or its

Affiliates and in no event shall an indemnifying party be liable for special or consequential damages arising from or in connection with this Agreement or the transactions contemplated hereunder. The indemnified party shall take all reasonable steps to mitigate losses upon and after becoming aware of an event which, in the indemnified party's good faith judgment, is reasonably likely to give rise to such Losses.

                  (c) For purposes of determining the Losses of the Purchaser based on the breach of any representation and warranty by the Bank and its Subsidiaries under Article IV (other than for Section 4.25), the amount of Losses of the Bank and its Subsidiaries shall be multiplied by the Seller 's share ownership percentage in the Bank (i.e., 80.04%) and the Bank's share ownership percentage in its Subsidiaries as of the date immediately prior to the Equity Portion Closing.

                  Section 10.04 No Duplication; Sole Remedy Procedures.

                  (a) Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

                  (b) The indemnified party's rights to indemnification as provided for in Section 10.01 shall constitute the indemnified party's sole and exclusive remedy and the indemnifying party shall have no other liability or damages to the indemnified party in case payment of money damages is sought against any indemnified parties.

                                   ARTICLE XI
                             ASSET INDEMNIFICATION

                  Section 11.01. Asset Indemnification. Upon the request of the Purchaser, the Seller agrees to indemnify and hold harmless the Indemnified Purchaser Parties in regards to the loss arising from certain cases provided for in this Article XI of the Bank, including the assets of the trust accounts (excluding performance based trust accounts) of the Bank (the "Additional Loss Amount"), and 80.04% of such Additional Loss Amount shall be an asset indemnity amount (the "Asset Indemnity Amount"). For avoidance of doubt, the Asset Indemnity Amount shall be separate from amounts payable by the Seller to the Purchaser under Article X. The Seller and the Purchaser understand and acknowledge that the basic principles of this Article XI are to determine any loss arising from the Corporate Loans, Card Loans and KAMCO Returned Credits from December 31, 2002 to the relevant Calculation Date.

                  (a)    Corporate Loans: The aggregate Additional Loss
Amount of the Corporate Loans shall be the sum of the Additional Loss Amount of the Corporate Loans for each CHB borrower set forth in Appendix 4. The Additional Loss Amount of the Corporate Loans for such borrower shall be {the sum of the following in (1), (2) and (3) below for such borrower} minus {the threshold amount for such borrower Appendix 8 (provided that such Additional Loss Amount shall not be negative):

                          (1) any Required Reserve Amount based on the Reserve
                   Method, or Required Reserve Amount based on the Fair Value Method, as the case may be,

                          (2) the total amount of any Write-Downs or write-offs
                   of any Corporate Loans from (and including) January 1, 2003 to the Second Calculation Date, and

                          (3) any Sales Loss Amount arising from the sale of
                   Corporate Loans from (and including) January 1, 2003 to the Second Calculation Date.

                  (i) Required Reserve Amount based on the Reserve Method: If the Reserve Ratio of the Other Commercial Banks and CHB are available for any of the Corporate Loans, the Required Reserve Amount based on the Reserve Method shall be the sum of (x) the Relevant Corporate Loans Amount for Secured Corporate Loans multiplied by the Reserve Ratio of the Secured Corporate Loans as of the Second Calculation Date and (y) the Relevant Corporate Loans Amount for Unsecured Corporate Loans multiplied by the Reserve Ratio of the Unsecured Corporate Loans as of the Second Calculation Date:

                          (A) RESERVE RATIO OF THE SECURED CORPORATE LOANS as of
                   the Second Calculation Date means (i) with respect to Secured Corporate Loans that are classified as "normal" or "precautionary", a reserve ratio for unsecured loans applicable to such borrower and (ii) with respect to Secured Corporate Loans that are classified as "substandard", "doubtful" or "estimated loss", a reserve ratio of 20% provided that the Secured Corporate Loans to be covered by bank cash deposit collateral will be deemed as having a reserve ratio of 0%. For the purpose of calculating the Reserve Ratio of each of the relevant Secured Corporate Loans as of the Second Calculation Date, the asset quality classification reflected in the financial statements of CHB shall be used.

                          (B) RESERVE RATIO OF THE UNSECURED CORPORATE LOANS as
                   of the Second Calculation Date = (40% X Reserve Ratio of the Other Commercial Banks as of the Second Calculation Date for certain unsecured corporate loans) + (60% X Reserve Ratio of CHB as of the Second Calculation Date for certain unsecured corporate loans).

                   For the purpose of calculating the Reserve Ratio of the Other Commercial Banks for certain unsecured corporate loans and Reserve Ratio of CHB for certain unsecured corporate loans, in each case, as of the Second Calculation Date, "certain unsecured corporate loans" shall mean corporate loans with respect to which provisioning of reserves is required in accordance with asset quality classification standards of the Financial Supervisory Commission but for which there is no collateral.


                   RESERVE RATIO OF THE OTHER COMMERCIAL BANKS as of the Second Calculation Date for certain unsecured corporate loans shall mean the arithmetic mean of the reserve ratio for each borrower of Corporate Loans, as the case may be, used by each Other Commercial Bank that have been submitted to the Financial Supervisory Service by the Other Commercial Banks as of the Second Calculation Date such that the Reserve Ratio of the Other Commercial Banks for certain unsecured corporate loans of each of the Other Commercial Banks should be calculated based on the following: (i) the aggregate reserve amount of certain unsecured corporate loans of such Other Commercial Bank divided by (ii) the aggregate amount of certain unsecured corporate loans of such Other Commercial Bank.

                   The Seller and the Purchaser shall use its best efforts to provide the Other Commercial Banks' Reserve Ratios to the extent not prohibited by applicable law and provide to each other documentary evidence and source (the "Documentary Evidence and Source") satisfactory to each other of such Other Commercial Banks' Reserve Ratios within 60 days of the Second Calculation Date. If the Documentary Evidence and Source are not available within 60 days of the Second Calculation Date or the Seller and the Purchaser do not agree on the acceptability of the Other Banks Reserve Ratios, then notwithstanding the above, the Reserve Ratio of the Unsecured Corporate Loans shall be calculated using the Fair Value Method (as described below).

                   RESERVE RATIO OF CHB as of the Second Calculation Date for certain unsecured corporate loans shall mean the reserve ratio for certain unsecured corporate loans used by CHB and submitted to the Financial Supervisory Service as of the Second Calculation Date such that the Reserve Ratio of CHB for certain unsecured corporate loans shall be calculated based on the following: (i) the aggregate reserve amount of certain unsecured corporate loans of CHB divided by (ii) the aggregate amount of certain unsecured corporate loans of CHB.

                  (ii) REQUIRED RESERVE AMOUNT BASED ON FAIR VALUE METHOD: The Required Reserve Amount based on the Fair Value Method shall be determined as follows:

                        The aggregate amount of (the principal of each of the
                   Unsecured Corporate Loans that is subject to the Fair Value Method minus the Fair Value of each of the Unsecured Corporate Loan Amount as of the Second Calculation Date), provided that this amount cannot be negative.

                        The Independent Account shall determine the liquidation
                   value of each of the relevant CHB borrowers of the Unsecured Corporate Loans (the "Liquidation Value") and the on-going value of each of the relevant CHB borrowers of such Unsecured Corporate Loans (the "On-Going Value"). The Fair Value in the above formula shall be calculated based on the arithmetic mean of the Liquidation Value and the On-Going Value. Section
                   11.02 shall be used for the purposes of determining the Liquidation Value and the On-Going Value.

                  (iii) THE AMOUNT FOR ANY WRITE-OFF OR WRITE-DOWN FOR THE CORPORATE LOANS shall be calculated based on the following with the understanding that CHB shall write-off or Write-Down the relevant Corporate Loans in good faith:

                        For each of the Corporate Loans that have been
                   written-off or Written-Down, the principal of the Corporate Loan that was subject to write-off or Write-Down by CHB for the applicable Corporate Loans minus {the remaining balance of the applicable Corporate Loan that was subject to write-off or Write-Down} minus {any additional collections after such write-off or Write-Down from (and including) January 1, 2003 until the Second Calculation Date}.

                        If the Other Commercial Banks' reference information in
                   regards to any of the Corporate Loans for the calculation of write-off or Write-Down amounts are available and satisfactory to the Seller and the Buyer, they may agree on the amount for any write-off or Write-Down considering such reference information and, if such agreement between both parties is not made, then, the above formula shall be used for the calculation of write-off or Write-Down amounts.

                  (iv) THE SALES LOSS AMOUNT FOR THE CORPORATE LOANS shall be calculated based on the following:

                       (A) If CHB has sold or sells any of the Corporate Loans
                  to any third party on or before the Closing, or

                       (B) If CHB sells any of the Corporate Loans to any third
                  party with the consent of the Seller (such consent shall not be unreasonably withheld) after the Closing but before the Second Calculation Date,

                       the principal of the applicable Corporate Loans that were subject to such sales by CHB minus the sale price of the applicable Corporate Loan

         (b) Card Loans: The Additional Loss Amount of the Card Loans shall be the sum of the following in (1), (2), (3), (4) and (5) below minus the threshold amount for Card Loans as set forth in Appendix 9, provided that this number shall not be negative:

                       (1) Required Reserve Amount for the Card Loans which
                  shall be the sum of {First Calculation Date Reserve Amount of the Card Loan A and the Second Calculation Date Reserve Amount of the Card Loan B}.

                       (2) The total amount of any write-offs or Write-Downs of
                  Card Loans A from (and including) January 1, 2003 to the First Calculation Date;

                       (3) Any Sales Loss Amount arising from sale of Card Loans
                  A from (and including) January 1, 2003 to the First Calculation Date;

                       (4) The total amount of any write-offs or Write-Downs of
                  the Card Loans B from (and including) January 1, 2003 to the Second Calculation Date; and

                       (5) Any Sales Loss Amount of Card Loan B from (and
                  including) January 1, 2003 to the Second Calculation Date.

                  (i) FIRST CALCULATION DATE RESERVE AMOUNT OF THE CARD LOAN A and the SECOND CALCULATION DATE RESERVE AMOUNT OF THE CARD LOAN B mean the reserve amount which is calculated as of the First Calculation Date or the Second Calculation Date, as applicable, pursuant to the minimum reserve required under the Bank Business Supervision Regulations promulgated by the Financial Supervisory Commission which is effective as of the date hereof (as attached in the Appendix 10) in regards to such Card Loans A and Card Loans B, respectively.

                  (ii) THE AMOUNT FOR ANY WRITE-OFF OR WRITE-DOWN FOR THE CARD LOANS shall be calculated based on the following:

                  For each of the Card Loans that were subject to write-offs or Write-Downs, {the principal amount of the applicable Card Loans that were subject to write-offs or Write-Downs by CHB} minus {the remaining balance of the applicable Card Loans that were subject to write-offs or Write-Downs} minus {any amount of additional collections after such write-offs or Write-Downs from (and including) January 1, 2003 to the First Calculation Date (in case of Card Loans A) or the Second Calculation Date (in case of Card Loans B)}.

                  (iii) THE SALES LOSS AMOUNT FOR THE CARD LOANS A AND CARD LOANS B shall be calculated based on the following:

                          (A) If CHB has sold or sells any of the Card Loans A
                  or Card Loans B to any third party on or before the Closing, or

                          (B) If CHB sells any of the Card Loans A or Card Loans
                  B to any third party with the consent of the Seller (such consent shall not be unreasonably withheld and such consent shall be deemed to be made in case of the Appendix 11) after the Closing until the First Calculation Date (in case of Card Loans A) or the Second Calculation Date (in case of Card
                  Loans B),

                  the principal of the applicable Card Loans that has been sold by CHB minus the sale price of the applicable Card Loans

         (c) Returned KAMCO Credits: The Additional Loss Amount of the Returned KAMCO Credits shall be (i) any amount paid (including any payment of accrued interests thereon) by CHB to KAMCO with respect to the Returned KAMCO Credits returned from (and including) January 1, 2003 until the Second Calculation Date minus (ii) the Value of the Returned KAMCO Credits minus (iii) the threshold amount for the Returned KAMCO Credits set forth in Appendix 12.

                  The Value of the Returned KAMCO Credits shall be calculated using the Fair Value Method.

         (d) Within 90 days after the First Calculation Date and the Second Calculation Date, as applicable, the Purchaser may, or may cause CHB to, notify the Seller (the "Asset Indemnity Notice") of the Additional Loss Amount as calculated in this Section 11(a), (b) and (c). Within 30 days of receipt of the Asset Indemnity Notice, the Seller shall notify to the Purchaser (i) the Seller's acceptance of the Additional Loss Amount as stated in the Asset Indemnity Notice, in which case such amount shall be final and binding upon the parties, or (ii) the Seller's contestation of the Additional Loss Amount as stated in the Asset Indemnity Notice, in which case the amount becomes final and binding on the parties on the date when the dispute resolution procedure is completed in accordance with Section 11.02.

                  (e) The provisions of this Article XI shall be applicable notwithstanding any merger, split merger, spin-off, business transfer or other business combination affecting CHB subsequent to the Closing and any references to CHB under this article shall include such resulting or surviving or transferee entity.

                   Section 11.02. Dispute Resolution. If any amount of the Additional Loss Amount under Section 11.01 is subject to dispute (a "Dispute"), the following procedure will apply to resolve a Dispute.

                   (a) In the case of a Dispute, the Seller and the Purchaser shall jointly agree to appoint an Independent Accountant. If agreement is not made within fourteen (14) days following the first notice of either party to appoint an Independent Accountant, the parties agree that the Korean Institute of Certified Public Accountants shall appoint the Independent Accountant following the request of either party and such appointment shall become final.

                   (b) The appointed Independent Accountant shall review and evaluate the assets based on the methods described in Section 11.01 and submit an evaluation report (the "Evaluation Report") to the Purchaser and the Seller with respect to the amount of the relevant Additional Loss Amount within 1 month of its appointment, provided that at the discretion of the Independent Accountant, such period may be extended to complete the Evaluation Report, provided, further, that such extension shall not be grounds for challenging the contents of the Evaluation Report by any of the parties.

                   (c) The Evaluation Report shall be final and binding upon the Seller and the Purchaser upon receipt, and shall be deemed as a final and binding arbitration award that is enforceable in any court having jurisdiction.

                   (d) Any costs and expenses incurred by the Independent Accountant hereto in connection with the Dispute Resolution pursuant to Section 11.02, shall be borne equally by both parties.

                                  ARTICLE XII
                                 MISCELLANEOUS

                  Section 12.01. Fees and Expenses. The Seller and the Purchaser shall bear its own costs, taxes and expenses including, but not limited to, attorneys, accountants, consultants, agents and brokers' fees, incurred or to be incurred by it in connection with this Agreement and the transaction contemplated hereby, regardless of whether the transaction is consummated.

                  Section 12.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, sent by fax or sent by first class mail, postage prepaid, as follows:

                           (a) If to the Seller, to:
                               Korea Deposit Insurance Corporation
                               33 Da-dong, Chung-gu
                               Seoul 100-180, Korea

                           (b) If to the Purchaser, to:
                               Shinhan Financial Group
                               120 2Ga Taepyung-ro, Chung-gu
                               Seoul 100-102, Korea

                           (c) If to the Bank, to:
                               Chohung Bank
                               14 Namdaemoonro 1-ga, Chung-gu,
                               Seoul, Korea

or, in each case, to such other address or addresses or fax numbers as shall hereafter be furnished as provided in this Section 10.02 by any party to the other parties. All notices shall be effective when received.

                  Section 12.03. Entire Agreement; Amendment; Severability. This Agreement and the documents described herein, or attached or delivered pursuant to such agreements, set forth the entire agreement between the Purchaser, the Bank and the Seller, with respect to the transaction contemplated by this Agreement and supersede all prior agreements and undertakings. Any provision of this Agreement may be amended, modified or supplemented in whole or in part at any time by an agreement in writing between the Seller and the Purchaser. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver of such right, nor shall any single or partial exercise by any party of any right preclude any other or future exercise of such right or the exercise of any other right. If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

                  Section 12.04. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                  Section 12.05. Governing Law; Jurisdiction.

                  (a) This Agreement shall be governed by, and interpreted in accordance with, the laws of Korea applicable to contracts made and to be performed in that jurisdiction without reference to its conflict of laws rules.

                  (b) Any dispute, controversy or claim arising out of, relating to or in connection with the execution, performance, interpretation and breach of this Agreement shall be subject to the exclusive jurisdiction of the Seoul District Court.

                  Section 12.06. Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties' successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder shall be assignable or transferable by the Seller or the Purchaser without the prior written consent of the other party.

                  Section 12.07 Confidentiality. Without the express written consent of the other Party, for a period of one year from the date hereof, each Party agrees to keep confidential and not disclose, and will cause its agents, Affiliates, employees, officers and directors to keep confidential and not disclose, all confidential and proprietary information contained in or relating to this Agreement, including but not limited to the contents of this Agreement (other than information relating to the Purchase Price, the terms of the RPS and RCPS or the existence of the AI Payment and GI Payment), except as may be required to comply with the other terms and conditions of this Agreement and any applicable law, rule or regulation and for information which is already in the public domain.

IN WITNESS WHEREOF, this Agreement has been executed as a deed on behalf of the parties to this Agreement by their respective duly authorized Representatives, all as of the date first above written.

KOREA DEPOSIT INSURANCE
CORPORATION

By: ________________________________

Name: ______________________________

Title: _____________________________

SHINHAN FINANCIAL GROUP

By: ________________________________

Name: ______________________________

Title: _____________________________

Acknowledged and agreed:

CHOHUNG BANK

By: ________________________________

Name: ______________________________

Title: _____________________________

                    Exhibit A - Shinhan Provisioning Methods

    Exhibit B - Principles and Guidelines on Net Income Calculation for Card
                                    Business

                        Exhibit C - Investment Agreement

                                 SCHEDULE 3.01
                                TITLE TO SHARES

N/A

                                SCHEDULE 3.03(a)
                             CONSENTS; NO CONFLICTS

KDIC may dispose its equity by resolutions of the Public Fund Oversight Committee (Sale Examination Sub-Committee), Policy Committee and its Board of Directors pursuant to the Public Fund Oversight Special Act, Regulation on Public Fund Oversight Committee, Regulation on Policy Committee and Regulation on Board of Director, respectively.

-    2002.12.11-26    Examination by the Sale Examination Sub-Committee (four
                      (4) times)

-    2003.1.16        Recommendation of Shinhan Financial Group Co., Ltd ("SFG")
                      as a candidate for preferred negotiation in the Sale
                      Examination Sub-Committee

-    2003.1.23        Selection of SFG as a party for preferred negotiation in
                      the Public Fund Oversight Committee

-    2003.6.19        Determination of SFG as a final purchaser of CHB in the
                      Public Fund Oversight Committee

-    2003.7.7         Resolution of execution of the Agreement in the Board of
                      Directors of KDIC

-    2003.7.9         Resolution of execution of the Agreement in the Policy
                      Committee (Expected)

                                SCHEDULE 4.03(a)
                             CONSENTS; NO CONFLICTS

N/A

                                SCHEDULE 4.04(a)
                           CAPITALIZATION; SECURITIES

CURRENT STATUS OF SHARES HELD BY CHOHUNG BANK

-------------------------------------------------------------------------------------
                                                NUMBER OF ISSUED
                          NUMBER OF             AND OUTSTANDING
CLASSIFICATION        AUTHORIZED SHARES              SHARES                 PAR VALUE
=====================================================================================
Common Shares       2,000,000,000 shares        679,118,429 shares          5,000 Won
-------------------------------------------------------------------------------------

CURRENT STATUS OF SHAREHOLDERS OF CHOHUNG BANK

---------------------------------------------------------------------------------------------
                                                                    NUMBER OF    SHAREHOLDING
PRIORITY               NAME OF SHAREHOLDER                           SHARES          RATIO
=============================================================================================
   1       Korea Deposit Insurance Corporation                      543,570,144     80.041%
---------------------------------------------------------------------------------------------
   2       Hyundai Heavy Industries Co., Ltd                         12,089,238      1.780%
---------------------------------------------------------------------------------------------
   3       Hyundai Motor Group      Hyundai Motor Co., Ltd.           2,631,328      0.387%
                                    ---------------------------------------------------------
                                    Hyundai Capital Service Inc.      4,198,832      0.618%
                                    ---------------------------------------------------------
                                    Subtotal                          6,830,160      1.006%
---------------------------------------------------------------------------------------------
Others     Minority Shareholder (less than 1% of                    116,628,887     17.173%
              Shareholding)
---------------------------------------------------------------------------------------------

Current status of issuance of equity linked bonds of CHB (CB, BW, EB etc.), options and otherwise and current status of any and all agreements, contracts, etc. to issue or sell the shares thereby

N/A

CURRENT STATUS OF STOCK OPTION OF CHOHUNG BANK

------------------------------------------------------------------------------------------------
                                  NUMBER
                      NUMBER OF     OF
         GRANTING      GRANTED    GRANTED                                              EXERCISE
           DATE        SHARES     PERSON              EXERCISE PRICE                    PERIOD
================================================================================================
1      2000.3.27.      969,200      19                   5,000 Won                    2003.3.28.
                       Shares                                                        ~2006.3.27.
------------------------------------------------------------------------------------------------
2      2001.3.09.      664,000      15                   5,000 Won                    2004.3.10.
                       Shares                                                         ~2007.3.9.
------------------------------------------------------------------------------------------------
3      2002.3.29.      312,000      17       Based on the standard exercise price     2004.3.20.
                       Shares                (5,720 Won), the exercise price shall   ~2007.3.29.
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                             be determined by the formula
                                             linked to the stock price index of
                                             the banking business at the time of
                                             exercise of stock option.
------------------------------------------------------------------------------------------------
4      2003.3.28.      312,000      17       -      Based on the standard             2005.3.29.
                       Shares                   exercise price (3,730 Won),          ~2008.3.28.
                                                60% of the stock option shall be
                                                determined by the formula linked
                                                to increase ratio of the stock
                                                price index of the banking
                                                business at the time of exercise
                                                of stock option. In spite of the
                                                foregoing formula, the calculated
                                                price is below 5,000 Won, the
                                                exercise price is 5,000 Won.
                                             -      40% of the stock option is
                                                5,000 Won.
------------------------------------------------------------------------------------------------
       Total          2,257,200     68
                      Shares
------------------------------------------------------------------------------------------------

                                SCHEDULE 4.04(c)
                           CAPITALIZATION; SECURITIES

CHOHUNG BANK

------------------------------------------------------------------------------------------------------------------------------------
                    RELEVANT       AGREED          AGREED        UNDERLYING
CLASSIFICATION     INSTITUTION     DATE            PERIOD           LAWS             MAJOR CONTENTS                    REMARKS
====================================================================================================================================
Agreement for      FSC, KDIC     1999.11.12.   In case the     Articles 4 and   - Agreement for the performance  2002.4.9.
Performance                                    shareholding    8 of the Act     of the management                (Termination of
of Management                                  ratio of        on the           rehabilitation plan subject      request for taking
Rehabilitation                                 the government  Structural       to assistance of public funds    actions of
Plan                                           falls below     Financial        - Improvement of management      management
                                               50%             Industry         control structure                improvement)
                                                                                -Performance of business
                                                                                division system
                                                                                - Reconstruction of business
                                                                                infrastructure
                                                                                - Substantiality of capital
                                                                                - Granting of aim of
                                                                                financial ratio
------------------------------------------------------------------------------------------------------------------------------------
Agreement for      KDIC          2002.1.31.    In case the     Public Fund      - Financial Sector:              Submission of
Performance                                    first           Oversight        amplification of capital, sale   letter of
of Management                                  shareholder is  Special Act      of NPL, sale of fixed assets,    undertaking
Rehabilitation                                  disqualified                    reorganization of
Plan                                           in case the                      office/subsidiary, granting of
(Re-execution)                                 (shareholding                    aim of financial ratio
                                               of the                           - Non-Financial Sector:
                                               government is                    introduction/enforcement of
                                               less than 1/3,                   personnel system weighted on
                                               it is reviewed                   performance, strengthening of
                                               to terminate                     risk management system,
                                               the Agreement.)                  construction of reasonable
                                                                                credit system
------------------------------------------------------------------------------------------------------------------------------------

OVERSEAS SUBSIDIARY OF CHOHUNG BANK

--------------------------------------------------------------------------------------------------------------------------
                                    RELEVANT      AGREED      AGREED     UNDERLYING           MAJOR
  SUBSIDIARY      CLASSIFICATION  INSTITUTION      DATE       PERIOD        LAWS            CONTENTS        PERFORMANCE
==========================================================================================================================
CHB America Bank  Agreement for      KDIC       1999.11.12  To be        Article 17 of   Merged with      Merged on March
(Formerly, CHB    Performance of                            consulted    the Public      CHB New York     24, 2003.
California        Management                                separately   Fund            Bank
Bank)             Rehabilitation                                         Oversight
                  Plan                                                   Special Act
--------------------------------------------------------------------------------------------------------------------------
Chohung Vina      Joint Venture   Bank for      2002.11.19  2013.1.3.                    Participation
Bank              Agreement       Foreign                                                in 50% of
                                  Trade of                                               shareholding
                                  Vietnam                                                and acquisition
                                  Bank                                                   of managerial
                                                                                         right
--------------------------------------------------------------------------------------------------------------------------

DOMESTIC SUBSIDIARY OF CHOHUNG BANK

--------------------------------------------------------------------------------
                                               DATE OF
 SUBSIDIARY      AGREEMENT        PARTY       AGREEMENT        MAJOR CONTENTS
================================================================================
CNV Co., Ltd   Joint Venture   Chohung Bank   2001.06.04   Participation of one
               Agreement       Valuemeet                   (1) non-standing
                               Investment                  director as an
                               Co., Ltd                    equity participant,
                                                           not direct
                                                           participating in
                                                           operation of company
--------------------------------------------------------------------------------

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                SCHEDULE 4.05(a)
                            SUBSIDIARIES; INVESTMENTS

SUBSIDIARIES OF CHOHUNG BANK

-------------------------------------------------------------------------------------------------
                                                                                       RATIO OF
                          NAME OF COMPANY                            CAPITAL         SHAREHOLDING
=================================================================================================
            Chohung Investment Trust Management Co., Ltd.       45,000,000,000 Won       79.77%
Domestic    -------------------------------------------------------------------------------------
            CNV Co., Ltd.                                        1,000,000,000 Won       49.00%
-------------------------------------------------------------------------------------------------
            Chohung Finance Ltd. (Hong Kong)                 US$        15,000,000       99.99%
            -------------------------------------------------------------------------------------
            CHB America Bank                                 US$        44,680,700      100.00%
Overseas    -------------------------------------------------------------------------------------
            Chohung Bank (Deutschland) GmbH                  EUR     15,338,756.44      100.00%
            -------------------------------------------------------------------------------------
            Chohung Vina Bank (Vietnam)                      US$        20,000,000       50.00%
-------------------------------------------------------------------------------------------------

                                SCHEDULE 4.05(b)
                            SUBSIDIARIES; INVESTMENTS

CURRENT STATUS OF SHAREHOLDERS OF SUBSIDIARIES

------------------------------------------------------------------------------------------------------------
                   NAME OF COMPANY                       CAPITAL                RATIO OF SHAREHOLDING
============================================================================================================
               Chohung Investment Trust            45,000,000,000 Won       Chohung Bank 79.77%
               Management Co., Ltd.                                         KGI Securities Co., Ltd. 18.72%
                                                                            Employee Stock Ownership
Domestic                                                                    Association, etc. 1.51%
               ---------------------------------------------------------------------------------------------
               CNV Co., Ltd.                        1,000,000,000 Won       Chohung Bank 49.00%
                                                                            Valuemeet Investment Co., Ltd.
                                                                            51.00%
------------------------------------------------------------------------------------------------------------
               Chohung Finance Ltd.             US$        15,000,000       Chohung Bank 99.99%
               (Hong Kong)                                                  Yong-Kil Kim 1 share
               ---------------------------------------------------------------------------------------------
               CHB America Bank                 US$        44,680,700       Chohung Bank 100.00%
               ----------------------------------------------------------------------------------------------
Overseas       Chohung Bank (Deutschland) GmbH  EUR     15,338,756.44       Chohung Bank 100.00%
               ----------------------------------------------------------------------------------------------
               Chohung Vina Bank (Vietnam)      US$        20,000,000       Chohung Bank 50.00%
                                                                            Bank for Foreign Trade of Vietnam
                                                                            50.00%
-------------------------------------------------------------------------------------------------------------

Current status of issuance and options of equity linked bonds issued by Subsidiaries (CB, BW, EB etc.), and current status of any and all agreements, contracts, etc. by which the shares are issued or sold

N/A

                                SCHEDULE 4.05(c)
                            SUBSIDIARIES; INVESTMENTS

CURRENT STATUS OF CHOHUNG BANK'S INVESTMENT IN OTHER COMPANIES

LISTED SHARES

--------------------------------------------------------------------------------
                                               TOTAL MARKET     RATIO OF HOLDING
    NAME OF COMPANY        NUMBER OF SHARES     VALUE (WON)           (%)
================================================================================
Ssangyong Motor Company        9,200,216       50,601,188,000         7.62
 (cost method)(1)
--------------------------------------------------------------------------------
Ssangyong Motor Company        3,000,000       19,200,000,000         2.48
 (market value method)
--------------------------------------------------------------------------------
Hynix Semiconductor Inc.      45,418,897      175,398,499,759        10.24
 (cost method)(2)
--------------------------------------------------------------------------------

UNLISTED SHARES

----------------------------------------------------------------------------------------------
                                                                              RATIO OF HOLDING
         NAME OF COMPANY              NUMBER OF SHARES    BOOK VALUE (WON)          (%)
==============================================================================================
Chohung Investment Trust                  7,179,678        57,912,022,362         79.77
Management Co., Ltd.
----------------------------------------------------------------------------------------------
KGI Securities Co., Ltd.                  2,801,608        13,040,757,318          8.76
----------------------------------------------------------------------------------------------
Korea Securities Corporation              2,014,799        10,060,436,408          2.96
----------------------------------------------------------------------------------------------
Daewoo Electronics Corp.                  5,794,620        28,973,100,000          5.55
----------------------------------------------------------------------------------------------
Samsung Life Insurance Co., Ltd.(3)          58,387        28,527,888,200          0.29
----------------------------------------------------------------------------------------------
Seoul Express Bus Terminal Co., Ltd.         35,611        11,283,986,348          5.57
----------------------------------------------------------------------------------------------

INVESTMENT

Invest 12,986,677,024 Won in Securities Market Stabilization Fund (as of June 30, 2003)

------------------

(1) Sales will be restricted by December 31, 2003

(2) Sales will be restricted by December 31, 2006

(3) Shares acquired as a compensation for credits relating to Renault Samsung Motors Co., Ltd.

                                SCHEDULE 4.06(b)
                  FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES

CHOHUNG BANK

1. CURRENT STATUS OF CONFIRMED PAYMENT GUARANTEE

(As of December 31, 2002)                                  (Unit: Million Won)

------------------------------------------------------------------------------
              DESCRIPTION                     DOMESTIC    OVERSEAS     TOTAL
==============================================================================
Won Currency Payment Guarantee                  576,826          -     576,826
------------------------------------------------------------------------------
   Bond Issue Payment Guarantee                  27,169          -      27,169
------------------------------------------------------------------------------
   Payment Guarantee for Loan Collateral         94,516          -      94,516
------------------------------------------------------------------------------
   Import L/C related Guarantee                       -          -           -
------------------------------------------------------------------------------
   Commercial Bill Guarantee                          -          -           -
------------------------------------------------------------------------------
   Trade Bill Acceptance                              -          -           -
------------------------------------------------------------------------------
   Other Won Currency Payment Guarantee         455,141          -     455,141
------------------------------------------------------------------------------
Foreign Currency Payment Guarantee              458,870    233,890     660,798
------------------------------------------------------------------------------
   Acceptance                                   290,415     26,631     317,046
------------------------------------------------------------------------------
   Foreign Currency Loan Acceptance                   -          -
------------------------------------------------------------------------------
   L/G for imported freight                      61,477        115      61,592
------------------------------------------------------------------------------
   Other Foreign Currency Payment Guarantee     106,978    207,144     282,160
------------------------------------------------------------------------------
   (Credit Derivatives Sale)                          -                      -
------------------------------------------------------------------------------
Total of Confirmed Payment Guarantee          1,035,696    233,890   1,237,624
------------------------------------------------------------------------------

note) In Table, The difference of 31,962 million Won stated above between the sum of domestic amount and overseas amount of foreign currency payment guarantee and the total amount above is resulted because the payment guarantee with respect to the same case is included both in the domestic and overseas amount.

2. CURRENT STATUS OF SOUNDNESS OF CONFIRMED PAYMENT GUARANTEE

(As of December 31, 2002)                                    (Unit: Million Won)

----------------------------------------------------------------------------------------
                  WON CURRENCY PAYMENT   FOREIGN CURRENCY PAYMENT
                        GUARANTEE               GUARANTEE                  TOTAL
                 ---------------------   ------------------------   --------------------
     ASSET       GUARANTEE               GUARANTEE                  GUARANTEE
   SOUNDNESS      DEPOSIT     RESERVES    DEPOSIT        RESERVES    DEPOSIT    RESERVES
========================================================================================
Normal            432,914            -    527,483              -      960,397          -
----------------------------------------------------------------------------------------
Precautionary       3,076            -    131,105         54,726      134,181     54,726
----------------------------------------------------------------------------------------
Substandard            13            3      2,129            426        2,142        429
----------------------------------------------------------------------------------------
Doubtful          140,042       70,021         81             71      140,123     70,092
----------------------------------------------------------------------------------------
Estimated Loss        676          676          -              -          676        676
----------------------------------------------------------------------------------------
Total             576,721       70,700    660,798         55,223    1,237,519    125,923
----------------------------------------------------------------------------------------

3. CURRENT STATUS OF UNCONFIRMED PAYMENT GUARANTEE

(As of December 31, 2002)                                    (Unit: Million Won)

--------------------------------------------------------------------------------
             DESCRIPTION                        DOMESTIC    OVERSEAS     TOTAL
================================================================================
Opening of Standby L/C                          1,143,593    56,070    1,199,663
--------------------------------------------------------------------------------
   Import L/C (Foreign Currency)                1,097,969    56,070    1,154,039
--------------------------------------------------------------------------------
   Import L/C (Won Currency)                       45,624         -       45,623
--------------------------------------------------------------------------------
   Local L/C (Won Currency)                             -         -            -
--------------------------------------------------------------------------------
Other Payment Guarantee                           306,301     1,411      307,712
--------------------------------------------------------------------------------
   Total of Unconfirmed Payment Guarantee       1,449,894    57,481    1,507,375
--------------------------------------------------------------------------------

4. CURRENT STATUS OF ENDORSED BILL

(As of December 31, 2002)                                    (Unit: Million Won)

--------------------------------------------------------------------------------
      DESCRIPTION                             DOMESTIC    OVERSEAS      TOTAL
================================================================================
Secured Endorsed Bill                            14,738      -            14,738
--------------------------------------------------------------------------------
Unsecured Endorsed Bill                      25,160,939      -        25,160,939
--------------------------------------------------------------------------------
Total of Endorsed Bill                       25,175,677      -        25,175,677
--------------------------------------------------------------------------------

5. CURRENT STATUS OF OTHER RESERVES

                                                             (Unit: Million Won)

--------------------------------------------------------------------------------
            CLASSIFICATION                            2003.3.31      2002.12.31
================================================================================
Ceiling on Credit Card Service                          3,451             863
Credit Card Point                                       2,694           2,494
--------------------------------------------------------------------------------
Litigation relating to Jang Hang Mutual
Saving's & Finance Co., Ltd.                            2,000           2,000
--------------------------------------------------------------------------------
Reserve for KAMCO Repurchase Request                   10,000          10,000
--------------------------------------------------------------------------------
Total                                                  18,145          15,357
--------------------------------------------------------------------------------

6. CURRENT STATUS OF DERIVATIVES TRANSACTIONS

(As of December 31, 2002)                                    (Unit: Million Won)

--------------------------------------------------------------------------------
              DESCRIPTION                      DOMESTIC     OVERSEAS     TOTAL
================================================================================
Derivatives Transactions                       9,648,913     61,837    9,710,750
--------------------------------------------------------------------------------
A. Transaction relating to Interest Rate       6,666,182     31,210    6,697,392
--------------------------------------------------------------------------------
   1) Interest Rate Purchased Forward
--------------------------------------------------------------------------------
   2) Interest Rate Sold Forward
--------------------------------------------------------------------------------
   3) Interest Rate Purchased Futures             31,041                  31,041
--------------------------------------------------------------------------------
   4) Interest Rate Sold Futures                 309,875                 309,875
--------------------------------------------------------------------------------
   5) Interest Rate Purchased Swap             3,162,500     15,605    3,178,105
--------------------------------------------------------------------------------
   6) Interest Rate Sold Swap                  3,162,766     15,605    3,178,371
--------------------------------------------------------------------------------
   7) Interest Rate Purchased Option
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   8) Interest Rate Sold Option
--------------------------------------------------------------------------------
B. Transactions relating to Currency           2,982,721     30,627    3,013,348
--------------------------------------------------------------------------------
   1) Purchased Forward Exchange               1,085,743      4,898    1,090,641
--------------------------------------------------------------------------------
   2) Sold Forward Exchange                    1,352,510     25,729    1,378,239
--------------------------------------------------------------------------------
   3) Currency Purchased Futures
--------------------------------------------------------------------------------
   4) Currency Sold Futures
--------------------------------------------------------------------------------
   5) Currency Purchased Swap                    296,654                 296,654
--------------------------------------------------------------------------------
   6) Currency Sold Swap                         247,814                 247,814
--------------------------------------------------------------------------------
   7) Currency Purchased Option
--------------------------------------------------------------------------------
   8) Currency Sold Option
--------------------------------------------------------------------------------
C. Transactions relating to Equity                    10                      10
--------------------------------------------------------------------------------
   1) Stock Purchased Forward
--------------------------------------------------------------------------------
   2) Stock Sold Forward
--------------------------------------------------------------------------------
   3) Stock Purchased Futures
--------------------------------------------------------------------------------
   4) Stock Sold Futures
--------------------------------------------------------------------------------
   5) Stock Purchased Swap
--------------------------------------------------------------------------------
   6) Stock Sold Swap
--------------------------------------------------------------------------------
   7) Purchased Equity Option                          5                       5
--------------------------------------------------------------------------------
   8) Sold Equity Option                               5                       5
--------------------------------------------------------------------------------
Purchased of Credit Derivatives
--------------------------------------------------------------------------------

Note) The current status of transactions above is prepared on a basis of the notes of balance sheet being prepared by the Bank rather than the disclosure method of notes on derivatives under the corporate accounting standard.

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

1. CURRENT STATUS OF CONFIRMED PAYMENT GUARANTEE

(As of December 31, 2002)                                    (unit: million won)

------------------------------------------------------------------------------------------------
                                                            Chohung Bank
        DESCRIPTION               Chohung Finance Ltd.   (Deutschland) GmbH    Chohung Vina Bank
================================================================================================
Acceptance                               3,037                 1,022                 1,422
------------------------------------------------------------------------------------------------
Other Foreign Currency Payment
Guarantee                                  143                   523                 9,130
------------------------------------------------------------------------------------------------
Total                                    3,180                 1,545                10,552
------------------------------------------------------------------------------------------------

(1$= 1,200.40 Won)

2. CURRENT STATUS OF CONFIRMED PAYMENT GUARANTEE SOUNDNESS CLASSIFICATION

(As of December 31, 2002)                                    (unit: million Won)

----------------------------------------------------------------------------------------------------
                                              Chohung Bank (Deutschland)
                      Chohung Finance Ltd.              GmbH                     Chohung Vina Bank
                     ----------------------   --------------------------        --------------------
                     GUARANTEE                GUARANTEE                         GUARANTEE
 CLASSIFICATION       DEPOSIT      RESERVES    DEPOSIT          RESERVES         DEPOSIT    RESERVES
====================================================================================================
Foreign Currency       3,180         1,200      1,545               0             10,522          0
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Payment Guarantee
----------------------------------------------------------------------------------------------------
   Soundness              179(Normal)                   Normal                     Normal (9,732)
Classification       3,001(Precautionary)                                       Estimated Loss (820)
----------------------------------------------------------------------------------------------------

(1$= 1,200.40 Won)

3. CURRENT STATUS OF UNCONFIRMED PAYMENT GUARANTEE

(As of December 31, 2002)                                    (unit: million Won)

--------------------------------------------------------------------------------------------------
                                                              Chohung Bank       Chohung Vina
Description   Chohung Finance Ltd.    CHB America Bank     (Deutschland) GmbH        Bank
==================================================================================================
Import L/C
 Issuance             6,142                 7,640                 5,672              8,954
--------------------------------------------------------------------------------------------------

(1$= 1,200.40 Won)

4. CURRENT STATUS OF ENDORSED BILL

N/A

5. CURRENT STATUS OF OTHER RESERVES

Chohung Finance Ltd. (Hong Kong)
     Reserve relating to Securities: 180,000,000 Won
     Reserve relating to Corporate Tax: 480,000,000 Won

6. CURRENT STATUS OF DERIVATIVES TRANSACTIONS

(As of December 31, 2002)                                    (unit: million Won)

--------------------------------------------------------------------------------
NAME OF SUBSIDIARIES                   DESCRIPTION            AMOUNT    REMARKS
================================================================================
                               Interest Rate Purchased Swap   4,305
Chohung Finance Ltd            -------------------------------------------------
                               Interest Rate Sold Swap        4,305
--------------------------------------------------------------------------------
                               Interest Rate Purchased Swap   4,201
Chohung New York               -------------------------------------------------
                               Interest Rate Sold Swap        4,201
--------------------------------------------------------------------------------

Chohung Investment Trust Management Co., Ltd.

1. CURRENT STATUS OF CONFIRMED PAYMENT GUARANTEE

N/A

2. CURRENT STATUS OF CONFIRMED PAYMENT GUARANTEE SOUNDNESS CLASSIFICATION

N/A

3. CURRENT STATUS OF UNCONFIRMED PAYMENT GUARANTEE

N/A

4. CURRENT STATUS OF ENDORSED BILL

N/A

5. CURRENT STATUS OF OTHER RESERVES

N/A

6. CURRENT STATUS OF DERIVATIVES TRANSACTIONS

N/A

                                SCHEDULE 4.06(c)

                  FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES

* Each item represents the records as of the date stated below. Any item, even though described below, cannot be said to occur in the normal commercial course of banking business.

CHOHUNG BANK

1. CURRENT STATUS OF CONFIRMED PAYMENT GUARANTEE

(As of May 31, 2003)                                         (unit: million Won)

                  DESCRIPTION                         DOMESTIC           OVERSEAS               TOTAL
                  -----------                         --------           --------               -----
Won Currency Payment Guarantee                          542,153                  -             542,153
    Bond Issue Payment Guarantee                         23,990                  -              23,990
    Payment Guarantee for Collateral of Loan             84,235                  -              84,235
    Import L/C related Guarantee                              -                  -                   -
    Commercial Bill Guarantee                                 -                  -                   -
    Trade Bill Acceptance                                     -                  -                   -
    Other Won Currency Payment Guarantee                433,928                  -             433,928
Foreign Currency Payment Guarantee                      505,784            209,039             681,347
    Acceptance                                          351,386             27,710             379,096
    Foreign Currency Loan Acceptance                          -                  -                   -
    L/G for imported freight                             43,327              2,257              45,584
    Other Foreign Currency Payment Guarantee            111,071            179,072             256,666
    (Credit Derivatives Sale)                                 -             30,165              30,165
Total of Confirmed Payment Guarantee                  1,047,937            209,039           1,223,500

2. CURRENT STATUS OF CONFIRMED PAYMENT GUARANTEE SOUNDNESS CLASSIFICATION

(As of May 31, 2003)                                         (unit: million Won)

                      WON CURRENCY PAYMENT        FOREIGN CURRENCY PAYMENT
                           GUARANTEE                     GUARANTEE                      TOTAL
                   --------------------------     ------------------------      ---------------------
    ASSET          GUARANTEE                      GUARANTEE                     GUARANTEE
  SOUNDNESS         DEPOSIT          RESERVES      DEPOSIT        RESERVES       DEPOSIT     RESERVES
  ---------        ---------         --------     ---------       --------      ---------    --------
    Normal          555,248               -        561,880              9       1,117,128          9
Precautionary         7,269               -        183,786         59,828         191,055     59,828
 Substandard              -               -          2,157            431           2,157        431
   Doubtful             252             126             74             69             326        195
Estimated Loss          814             814              -              -             814        814
    Total           563,583             940        747,897         60,337       1,311,480     61,277

++) The Current Status of Confirmed Payment Guarantee Soundness Classification stated above excludes accounts of merchant banks.

3. CURRENT STATUS OF UNCONFIRMED PAYMENT GUARANTEE

(As of May 31, 2003)                                         (unit: million Won)

             DESCRIPTION                             DOMESTIC           OVERSEAS            TOTAL
             -----------                             --------           --------            -----
   Opening L/C of Payment Guarantee                    958,529           70,311           1,028,839
  Import L/C Issued Foreign Currency                   913,390           70,311             983,701
    Import L/C Issued Won Currency                      45,140                -              45,140
     Local L/C Issued Won Currency                           -                -                   -
        Other Payment Guarantee                        286,240            1,441             287,681
Total of Unconfirmed Payment Guarantee               1,244,770           71,752           1,316,522

4. CURRENT STATUS OF ENDORSED BILL

(As of May 31, 2003)                                         (unit: million Won)

      DESCRIPTION                           DOMESTIC             OVERSEAS         TOTAL
      -----------                           --------             --------         -----
 Secured Endorsed Bill                         19,255                   -           19,255
Unsecured Endorsed Bill                    16,069,887                   -       16,069,887
Total of Endorsed Bill                     16,089,142                   -       16,089,142

5. CURRENT STATUS OF OTHER RESERVES

                                                             (unit: million Won)

            CLASSIFICATION                           2003. 3.31.                 2002. 12.31.
            --------------                           -----------                 ------------
    Ceiling on Credit Card Service                      3,451                          863
           Credit Card Point                            2,494                        2,494
Litigation relating to Jang Hang Mutual
      Saving's & Finance Co., Ltd.                      2,000                        2,000
 Reserve for KAMCO Repurchase Request                  10,000                       10,000
            Unlisted Stock                                200
                 Total                                 18,145                       15,357

6. CURRENT STATUS OF DERIVATIVES TRANSACTIONS

(As of May 31, 2003)                                         (unit: million Won)

            DESCRIPTION                                     DOMESTIC           OVERSEAS       TOTAL
            -----------                                     --------           --------       -----
Derivatives Transactions                                   16,508,398           58,657      16,567,055
A. Transaction relating to Interest Rate                   10,098,680           24,132      10,122,812
   1) Interest Rate Purchased Forward
   2) Interest Rate Sold Forward
   3) Interest Rate Purchased Forward                          12,380                           12.380
   4) Interest Rate Sold Futures                              144,102                          144,102
   5) Interest Rate Purchased Swap                          4,971,099           12,066       4,983,165
   6) Interest Rate Sold Swap                               4,971,099           12,066       4,983,165

   7) Interest Rate Purchased Option
   8) Interest Rate Sold Option
B. Transactions relating to Currency                        6,257,371           34,525       6,291,896
   1) Purchased Forward Exchange                            2,329,762           20,858       2,350,620
   2) Sold Forward Exchange                                 2,922,222           13,667       2,935,889
   3) Currency Purchased Futures
   4) Currency Sold Futures                                    12,066                           12,066
   5) Currency Purchased Swap                                 507,061                          507,061
   6) Currency Sold Swap                                      486,260                          486,260
   7) Currency Purchased Option
   8) Currency Sold Option
C. Transactions relating to Equity                            152,347                          152,347
   1) Stock Purchased Forward
   2) Stock Sold Forward
   3) Purchased Forward Stock                                     203                              203
   4) Sold Forward Stock
   5) Stock Purchased Swap
   6) Stock Sold Swap
   7) Purchased Equity Option                                  75,732                           75,732
   8) Sold Equity Option                                       76,412                           76,412
Purchase of Credit Derivatives

7. OTHERS

The total cumulative balance of credit card points as of December 31, 2002 is approximately 31 billion Won and the allowance thereof is 2,494,000,000 Won.

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

1. CURRENT STATUS OF CONFIRMED PAYMENT GUARANTEE

(As of May 31, 2003)                                         (unit: million Won)

                                                           Chohung Bank
         DESCRIPTION              Chohung Finance Ltd.  (Deutschland) GmbH         Chohung Vina Bank
         -----------              --------------------  ------------------         -----------------
          Acceptance                     3,464                  435                      1,382
Other Foreign Currency Payment
          Guarantee                          0                  654                      6,043
            Total                        3,464                1,089                      7,425

(1$=1,206 Won)

2. CURRENT STATUS OF CONFIRMED PAYMENT GUARANTEE SOUNDNESS CLASSIFICATION

(As of May 31, 2003)                                         (unit: million Won)

                                                        Chohung Bank
                       Chohung Finance Ltd.         (Deutschland) GmbH           Chohung Vina Bank
                       ---------------------      -----------------------     ----------------------
                       GUARANTEE                  GUARANTEE                   GUARANTEE
 CLASSIFICATION         DEPOSIT     RESERVES       DEPOSIT       RESERVES      DEPOSIT      RESERVES
 --------------        ---------    --------      ---------      --------     ---------     --------
Foreign Currency
Payment Guarantee        3,464        1,206          1,089             0        7,425           0
    Soundness                                                                      Normal (6,601)
 Classification        3,016(Precautionary)                Normal              Estimated Loss (824)

(1$=1,206 Won)

3. CURRENT STATUS OF UNCONFIRMED PAYMENT GUARANTEE

(As of May 31, 2003)                                         (unit: million Won)

                                                                 Chohung Bank
Description   Chohung Finance Ltd.      CHB America Bank      (Deutschland) GmbH    Chohung Vina Bank
-----------   --------------------      ----------------      ------------------    -----------------
Import L/C
 Issuance             2,849                      7,513                  502                 8,863

(1$=1,206 Won)

4. CURRENT STATUS OF ENDORSED BILL

N/A

5. CURRENT STATUS OF OTHER RESERVES

Chohung Finance Ltd.
          Reserves for Securities: US$ 150,000
          Reserves for Corporate Tax: US$ 400,000

6. CURRENT STATUS OF DERIVATIVES TRANSACTIONS

(As of May 31, 2003)                                         (unit: million Won)

NAME OF SUBSIDIARIES               DESCRIPTION                  AMOUNT               REMARKS
--------------------               -----------                  ------               -------
 Chohung Finance Ltd       Interest Rate Purchased Swap         3,620
                              Interest Rate Sold Swap           3,620
  CHB America Bank         Interest Rate Purchased Swap         4,223
                              Interest Rate Sold Swap           4,223

Chohung Investment Trust Management Co., Ltd.

1. CURRENT STATUS OF CONFIRMED PAYMENT GUARANTEE

N/A

2. CURRENT STATUS OF CONFIRMED PAYMENT GUARANTEE SOUNDNESS CLASSIFICATION

N/A

3. CURRENT STATUS OF UNCONFIRMED PAYMENT GUARANTEE

N/A

4. CURRENT STATUS OF ENDORSED BILL

N/A

5. CURRENT STATUS OF OTHER RESERVES

N/A

6. CURRENT STATUS OF DERIVATIVES TRANSACTIONS

N/A

                                  SCHEDULE 4.07
                           ABSENCE OF CERTAIN CHANGES

CHOHUNG BANK

DETAILS OF DECLINE IN RECEIPT DURING STRIKE FROM 2003. 6. 17. TO 2003. 6. 20.

1. BANK ACCOUNTS' RECEIPT DURING STRIKE (ON A BASIS OF BANK ACCOUNT B/S AS OF THE DATE)

                                                             (unit: million Won)

-------------------------------------------------------------------------------------------------------
ACCOUNT
 CODE                  DESCRIPTION                               2003.6.17.     2003.6.20.   VARIATIONS
=======================================================================================================
200107    Won Currency Deposits                                  36,388,124     33,216,899   -3,171,225
-------------------------------------------------------------------------------------------------------
200206     Demand Deposits                                        7,044,076      6,963,907      -80,169
-------------------------------------------------------------------------------------------------------
210104      Current Deposits                                         84,947        495,718      410,771
-------------------------------------------------------------------------------------------------------
210203      Household Current Deposits                               24,550         24,744          194
-------------------------------------------------------------------------------------------------------
200215      Miscellaneous Deposits                                5,192,440      5,213,475       21,035
-------------------------------------------------------------------------------------------------------
210401      Ordinary Deposits                                     1,608,640      1,120,705     -487,935
-------------------------------------------------------------------------------------------------------
200217      Deposits of Public Funds                                 95,326         74,468      -20,858
-------------------------------------------------------------------------------------------------------
210708      Won Currency Deposits for Non-residents                     357            519          162
-------------------------------------------------------------------------------------------------------
200255      Free Won Currency Deposits for Non-residents                 15             15            0
-------------------------------------------------------------------------------------------------------
210900      Treasury Deposits                                        37,801         34,263       -3,538
-------------------------------------------------------------------------------------------------------
210906      Other Demand Deposits                                         0              0            0
-------------------------------------------------------------------------------------------------------
200305     Time and Savings Deposits                             28,362,520     25,284,260   -3,078,260
-------------------------------------------------------------------------------------------------------
200405      Savings Deposits                                      6,888,081      5,728,493   -1,159,588
-------------------------------------------------------------------------------------------------------
211008        Ordinary Savings Deposits                           4,608,790      3,877,064     -731,726
-------------------------------------------------------------------------------------------------------
211015        MMDA Savings Deposits                                 863,094        631,031     -232,063
-------------------------------------------------------------------------------------------------------
211107        Free Access Savings Deposits                        1,416,197      1,220,399     -195,798
-------------------------------------------------------------------------------------------------------
200515      Corporate Free Savings Deposits                       3,024,384      1,518,808   -1,505,576
-------------------------------------------------------------------------------------------------------
211152        Ordinary Corporate Free Savings Deposits              664,414        432,058     -232,356
-------------------------------------------------------------------------------------------------------
211175        MMDA Corporate Free Savings Deposits                2,359,969      1,086,750   -1,273,219
-------------------------------------------------------------------------------------------------------
211206      Time Deposits                                        14,544,885     14,141,027     -403,858
-------------------------------------------------------------------------------------------------------
211305      Installment Savings Deposits                          2,464,405      2,459,201       -5,204
-------------------------------------------------------------------------------------------------------
211404      Preferred Household Installment Savings Deposits            625            625            0
-------------------------------------------------------------------------------------------------------
211503      Worker's Savings for Housing Down payment                    84             84            0
-------------------------------------------------------------------------------------------------------
211602      Worker's Housing Savings                                      0              0            0
-------------------------------------------------------------------------------------------------------
211701      Won Currency Deposits for Non-residents                       0              0            0
-------------------------------------------------------------------------------------------------------
211752      Worker's Long-term Savings                                  784            785            1
-------------------------------------------------------------------------------------------------------
211855      Lone-term Housing Savings                               124,694        125,120          426
-------------------------------------------------------------------------------------------------------
211894      Household Long-term Savings                             245,495        242,162       -3,333
-------------------------------------------------------------------------------------------------------
211901      Preferred Worker's Savings                            1,069,083      1,067,954       -1,129
-------------------------------------------------------------------------------------------------------
211909      Other Time and Savings Deposits                               0              0            0
-------------------------------------------------------------------------------------------------------
201001     Installment Received Savings                             644,163        631,793      -12,370
-------------------------------------------------------------------------------------------------------
230108      Installment Savings before Performance                  644,163        631,793      -12,370
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
230207      Installment Savings after Performance                         0              0            0
-------------------------------------------------------------------------------------------------------
230216     Installment Savings for Housing                          337,365        336,939         -426
-------------------------------------------------------------------------------------------------------
201250    Transferable Deposits                                   3,299,320      3,292,879       -6,441
-------------------------------------------------------------------------------------------------------
231009     Certificate of Deposit to Banks                          127,069        127,069            0
-------------------------------------------------------------------------------------------------------
231101     Certificate of Deposit to Customers                    3,172,251      3,165,810       -6,441
-------------------------------------------------------------------------------------------------------
201803    Sale of Won Currency Bonds Purchased under                269,018      2,265,018    1,996,000
          Agreement to Resell
-------------------------------------------------------------------------------------------------------
232500      Sale of Won Currency Bonds Purchased under                    0      2,000,000    2,000,000
            Agreement to Resell for Banks
-------------------------------------------------------------------------------------------------------
232609      Sale of Won Currency Bonds Purchased under              269,018        265,018       -4,000
            Agreement to Resell for Non-banks
-------------------------------------------------------------------------------------------------------
201500    Bill Sold                                                 815,458        808,770       -6,688
-------------------------------------------------------------------------------------------------------
231705     Commercial Bill Sold                                           0              0            0
-------------------------------------------------------------------------------------------------------
231754     Cover Bill Sold                                          815,458        808,770       -6,688
-------------------------------------------------------------------------------------------------------

2. ACCOUNTS OF MERCHANT BANKS

                                                             (unit: million Won)

-------------------------------------------------------------------------------
 DESCRIPTION                          2003.6.17.      2003.6.20.     VARIATIONS
===============================================================================
Bills Issued                          2,434,609         558,994      -1,875,615
-------------------------------------------------------------------------------
CMA Deposits                            301,018          68,398        -232,620
-------------------------------------------------------------------------------
   Total                              2,735,627         627,392      -2,108,235
-------------------------------------------------------------------------------

3. AMOUNT OF TRUSTED MONEY IN TRUST ACCOUNT DURING STRIKE (ON A BASIS OF TRUST ACCOUNT B/S AS OF THE DATE)

                                                             (unit: million Won)

---------------------------------------------------------------------------------------------------------
ACCOUNT
 CODE                     DESCRIPTION                      2003.06.17   2003.06.20   VARIATIONS   REMARKS
=========================================================================================================
985118   MONEY TRUST                                        4,294,392    4,265,071      -29,321
---------------------------------------------------------------------------------------------------------
985217   Unspecified Money Trust Joint Management               8,381        8,381            0
---------------------------------------------------------------------------------------------------------
985314   Accumulative-aimed Trust Joint Management            298,790      293,937       -4,853
---------------------------------------------------------------------------------------------------------
985415   Household Money Trust Joint Management                62,884       62,330         -554
---------------------------------------------------------------------------------------------------------
985811   Old Age Pension Trust Joint Management               104,558      103,983         -574
---------------------------------------------------------------------------------------------------------
986012   Corporate Money Trust Joint Management                31,101       31,053          -48
---------------------------------------------------------------------------------------------------------
986418   National Stock Trust Joint Management                  2,097        2,097            0
---------------------------------------------------------------------------------------------------------
986815   Individual Pension Trust Joint Management            699,302      700,382        1,079
---------------------------------------------------------------------------------------------------------
986839   Household Long-term Trust Joint Management           255,731      247,845       -7,886
---------------------------------------------------------------------------------------------------------
986843   Preferred Worker's Trust Joint Management             67,937       66,681       -1,256
---------------------------------------------------------------------------------------------------------
986852   New Accumulative Trust Joint Management               75,125       72,939       -2,186
---------------------------------------------------------------------------------------------------------
986861   Retirement Trust Joint Management                    157,983      157,941          -42
---------------------------------------------------------------------------------------------------------
986210   Restricted Money Trust                             2,106,706    2,097,086       -9,619
---------------------------------------------------------------------------------------------------------
986898   Testamentary Trust                                       500          500            0
---------------------------------------------------------------------------------------------------------
986872   Unit Money Trust Joint Management                    139,143      138,130       -1,014
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
986881   Additional Money Trust Joint Management              118,082      116,575       -1,506
---------------------------------------------------------------------------------------------------------
986884   Real Estate Investment Trust                          31,351       31,351            0
---------------------------------------------------------------------------------------------------------
986887   New Individual Pension Trust Joint Management          8,409        8,421           13
---------------------------------------------------------------------------------------------------------
986892   New Old Age Pension Trust Joint Management            88,007       87,127         -880
---------------------------------------------------------------------------------------------------------
986894   Pension Trust Joint Management                        38,304       38,312            8
---------------------------------------------------------------------------------------------------------
986924   Property Trust                                       134,723      134,393         -330
---------------------------------------------------------------------------------------------------------
987114   Money Receivables Trust Joint Management              31,560       31,230         -330
---------------------------------------------------------------------------------------------------------
987213   Joint Trust of Movable Property and Real Estate      103,163      103,163            0
---------------------------------------------------------------------------------------------------------

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

Overseas subsidiaries, New York Chohung Bank and California Chohung Bank were merged as of March 24, 2003 into CHB America Bank.

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                SCHEDULE 4.08(a)
                                    PROPERTY

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                SCHEDULE 4.08(b)
                                    PROPERTY

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                SCHEDULE 4.08(c)
                                    PROPERTY

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                  SCHEDULE 4.09
                                   LITIGATIONS


CURRENT STATUS OF LITIGATION INSTITUTED AGAINST CHOHUNG BANK (MORE THAN 100,000,000 WON)


                                                                         PROCEEDING
                                                               -------------------------------
                                                                             INTER-
                    DATE OF                      AMOUNT AT         1ST      MEDIATE    FINAL
   PLAINTIFF     COMMENCEMENT      CASE          STAKE(KRW)       TRIAL      APPEAL    APPEAL               CONTENT
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

Sang-Yeol Lee     2002/04/24     Dividend         120,000,000       Lost      Lost    Pending   Under the auction procedure of real
                                 Objection      (CHB Portion:                                   property relating to Yong-Nam Lee as
                                                 :13,632,786)                                   debtor, the plaintiff as lessee with
                                                                                                priority requesting to pay dividend
                                                                                                was not entitled to dividend
                                                                                                distribution being regarded as false
                                                                                                lessee. Thus, the plaintiff raised
                                                                                                its objection to dividend
                                                                                                distribution against the provisional
                                                                                                attachment creditors including CHB
                                                                                                and Korea Technology Credit
                                                                                                Guarantee Fund.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Tong Yang         2002/08/08     Dividend         678,100,097        Win     Pending            In relation to CHB's collection of
Investment Bank                  Objection                                                      receivables purchased from Chonggu
                                                                                                Co., Ltd., when the third party
                                                                                                obligor placed the money to the
                                                                                                court and under the distribution
                                                                                                procedure made thereafter, the
                                                                                                plaintiff was not entitled to
                                                                                                distribution because the partial of
                                                                                                its claims was overlapped with the
                                                                                                receivables purchased by CHB. Then,
                                                                                                the plaintiff instituted this
                                                                                                lawsuit.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Tong Yang         2002/09/27     Dividend         367,026,600        Win     Pending            In relation to CHB's collection of
Investment Bank                  Objection                                                      receivables purchased from Chonggu
                                                                                                Co., Ltd., when the third party
                                                                                                obligor placed the money to the
                                                                                                court and under the distribution
                                                                                                procedure made thereafter, the
                                                                                                plaintiff was not entitled to
                                                                                                distribution because the partial of
                                                                                                its claims was overlapped with the
                                                                                                receivables purchased by CHB. Then,
                                                                                                the plaintiff instituted this
                                                                                                lawsuit.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Young-Sung Kwon   2002/07/29   Undue Benefit      120,000,000      Pending                      The plaintiffs are the co-owners of
and two others                                                                                  the partial land used by CHB
                                                                                                headquarter as parking lot. The
                                                                                                plaintiffs assert that CHB uses the
                                                                                                land belong to the co-owned share
                                                                                                and that CHB should return the
                                                                                                rental as consideration of use of
                                                                                                such land to the plaintiffs.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

                                                                         PROCEEDING
                                                               -------------------------------
                                                                             INTER-
                    DATE OF                      AMOUNT AT         1ST      MEDIATE    FINAL
   PLAINTIFF     COMMENCEMENT      CASE          STAKE(KRW)       TRIAL      APPEAL    APPEAL               CONTENT
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

Dream Holdings    2002/12/04   Undue Benefit      520,000,000      Pending                      The plaintiff which promoted the
Co.,Ltd,                                                                                        Internet lottery related business
                                                                                                was excluded from selection of the
                                                                                                lottery operator. The plaintiff
                                                                                                instituted this lawsuit against the
                                                                                                related parties to compensate for
                                                                                                expenses and efforts.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Woori Bank        2002/12/10   Undue Benefit      110,956,620      Pending                      The plaintiff asserts that more tax
                                                                                                was imposed on the collateral of the
                                                                                                plaintiff than that of CHB under the
                                                                                                public sale of collateral provided
                                                                                                by Young-Ho Choi who is the borrower
                                                                                                of the special credit extended by
                                                                                                Choongjeongro Branch. Thus, the
                                                                                                plaintiff claimed to refund the
                                                                                                undue benefit.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Inforbank         2003/04/17   Verification       800,000,000      Pending                      The plaintiff asserts that CHB
Corporation                         of                                                          extended loan secured by savings
                               Non-existence                                                    deposit after receiving only the
                                 of Debts                                                       minute of board of directors and the
                                                                                                forged corporate seal certificate,
                                                                                                without autograph of the
                                                                                                representative director and thus,
                                                                                                the loan agreement is null and void.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Filler.           2001/11/21   Compensation     U$166,957,963       Dis-                        The plaintiff asserts that the
Perlman                         for Damages                        missed                       defendant banks (Hanvit, Shinhan,
                                                                   because                      CHB) helped the forgery committed by
                                                                  US court                      L&H Korea such as false accounting
                                                                   has no                       of sales. This caused damage to
                                                                   juris-                       Segate which is the shareholder of
                                                                   diction                      L&H. Accordingly, the plaintiff as
                                                                                                shareholder of Segate was also
                                                                                                damaged to the extent of such
                                                                                                damages incurred by Segate.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Baker and three   2002/05/29   Compensation     U$274,647,073       Dis-                        The plaintiff asserts that the
other parties                   for Damages                        missed                       defendant banks (Hanvit, Shinhan,
                                                                   because                      CHB) helped the forgery committed by
                                                                  US court                      L&H Korea such as false accounting
                                                                   has no                       of sales. This caused damage to
                                                                   juris-                       Baker and three other parties which
                                                                   diction                      are the shareholder of L&H.
                                                                                                Accordingly, the plaintiff as
                                                                                                shareholder of Baker and three other
                                                                                                parties was also damaged to the
                                                                                                extent of such damages incurred by
                                                                                                Baker and three other parties.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Government        2002/10/31   Compensation    24,000,000,000      Pending                      While the plaintiff claimed for
Employees                       for Damages                                                     damages against Chohung Investment
Pension                                                                                         Trust Management Co., Ltd. which was
Corporation                                                                                     the management company of the
(Co-defendant :                                                                                 beneficiary certificates, and the
Chohung                                                                                         plaintiff also called to account CHB
Investment                                                                                      which did not withdraw its
Trust                                                                                           management instruction. See the
Management Co.,                                                                                 relevant part of CHBIT.
Ltd.)
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

                                                                         PROCEEDING
                                                               -------------------------------
                                                                             INTER-
                    DATE OF                      AMOUNT AT         1ST      MEDIATE    FINAL
   PLAINTIFF     COMMENCEMENT      CASE          STAKE(KRW)       TRIAL      APPEAL    APPEAL               CONTENT
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Soo-Rok Kang      2003/06/24   Compensation       163,093,775      Pending                      The plaintiff received the partial
                                for Damages                                                     facility loan as construction
                                                                                                proceeds after completing the
                                                                                                construction ordered by the borrower
                                                                                                of CHB. However, the plaintiff
                                                                                                asserts that the part of such loan
                                                                                                was paid to other person due to the
                                                                                                fraud act of the officer in charge
                                                                                                of loan operation of CHB, which
                                                                                                caused damages to the plaintiff.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Kangryeung City   2001/04/16   Compensation       250,000,000      Partial   Pending            Kwang-Jin Chang being the public
                                for Damages     (Amount under       lost                        officer of the Plaintiff city
                                                      appeal:      (Lost                        embezzled the public funds in the
                                                  75,000,000)  :75,000,000)                     amount of 250,000,000 Won. The
                                                                                                plaintiff asserts that CHB made such
                                                                                                embezzlement easier by opening the
                                                                                                passbook in violation of the Act on
                                                                                                Real Name Financial Transactions and
                                                                                                Guarantee of Secrecy for the
                                                                                                offender and instituted this lawsuit
                                                                                                to claim the compensation for
                                                                                                damages incurred from joint tort.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Jang Hang         2001/02/27     Return of      7,000,000,000        Lost    Pending            Seung-Koo Lee who is the general
Mutual Saving's                   Savings                                                       manager of Hwajeong-dong branch had
& Finance                         Deposit                                                       deposited the savings on behalf of
Co.,Ltd.                                                                                        the Fund and withdrew (embezzled)
                                                                                                such bank deposit without due
                                                                                                payment procedure. So, the plaintiff
                                                                                                instituted this lawsuit to return
                                                                                                such deposit.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Korea Exchange    2003/05/07     Purchase       9,982,356,165      Pending                      The plaintiff asserts that CHB
Bank                               Price                                                        executed the repurchase contract in
                                                                                                respect to SKG The plaintiff claimed
                                                                                                payment of purchase price asserting
                                                                                                that there was repurchase agreement
                                                                                                with CHB for CPs issued by SKG and
                                                                                                intermediated by the Short Term
                                                                                                Financing Department (purchase
                                                                                                agreement by exercise of option)
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Loit Co.,Ltd.     2003/05/12    Claims for     16,400,000,000      Pending                      While Nan-Joo Yoo, being the
: former name:                 Return of CD                                                     representative director of the
Telnet IT Co.,                                                                                  plaintiff and purchaser of shares
Ltd.                                                                                            embezzled the company funds, Nan-Joo
                                                                                                Yoo provided CD purchased in the
                                                                                                name of the plaintiff as his own
                                                                                                personal collateral to CHB. Thus,
                                                                                                the plaintiff asserts that such act
                                                                                                is null and void.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
KAMCO Two ABS     2003/06/17     Claim for        674,354,087      Pending                      The plaintiff claimed to return the
Specialty Co.,                   Return of                                                      balance resulted from the difference
Ltd.                            Repurchase                                                      in calculation of repurchase price
                                   Price                                                        of the special credits between CHB
                                                                                                and KAMCO.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

                                                                         PROCEEDING
                                                               -------------------------------
                                                                             INTER-
                    DATE OF                      AMOUNT AT         1ST      MEDIATE    FINAL
   PLAINTIFF     COMMENCEMENT      CASE          STAKE(KRW)       TRIAL      APPEAL    APPEAL               CONTENT
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

Sam-Rang Kang     2003/06/24     Return of        250,000,000      Pending                      The plaintiff deposited three sheets
                                 Money in                                                       of check in the amount of 250
                                  Custody                                                       million Won with the deputy general
                                                                                                manager of Eungam-dong Branch of CHB
                                                                                                and received the receipt fixed by
                                                                                                such deputy general manager without
                                                                                                permission. So, the plaintiff
                                                                                                instituted this lawsuit to refund
                                                                                                such deposited money of 250 million
                                                                                                Won on a basis of such receipt
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Pal-Bok Bang      2002/08/05   Cancellation       130,000,000      Pending                      Young-Keun Kil and Eung-Jeong Kim
and two other                       of                                                          who are the debtors of Ansan Branch
parties                        Registration                                                     of CHB executed the exchange
                                 of Title                                                       contract by forgery and effected the
                                 Transfer                                                       registration of title transfer. The
                                                                                                plaintiff asserts that the cause for
                                                                                                such title transfer is invalid and
                                                                                                claims to perform the registration
                                                                                                of title transfer (approval).
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Jae-Hyun Lee      2002/12/13   Cancellation       360,000,000      Pending                      The plaintiff asserts that the title
                                    of                                                          transfer to the apartment house
                               Registration                                                     owned by himself was registered
                                 of Title                                                       through the fraud act of Shin-Chan
                                 Transfer                                                       Kang as defendant and thus such
                                                                                                transfer is invalid. Therefore, the
                                                                                                registration of kun-mortgage
                                                                                                underlying upon such title transfer
                                                                                                by CHB should be also cancelled.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Sammi Steel       1998/11/30   Objection to     4,542,190,704      Pending                      Sammi Steel Co., Ltd. (guarantor)
Co.,Ltd.                          Claims                                                        under the corporate reorganization
                                                                                                procedure asserts that the credits
                                                                                                of CHB were changed into shares and
                                                                                                notes in accordance with the
                                                                                                composition plan of Sammi Atlas
                                                                                                Canada and thus, the guarantee
                                                                                                obligation was also discharged
                                                                                                because the primary obligation was
                                                                                                discharged.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
IT Relay LTD.     2001/05/28     Return of    (pound) 851,000      Pending                      IT Relay Ltd. in UK (Jong-Woo Kim)
                                Remittance     (1,706 MM Won)                                   remitted (pound)851,000 at the
                                 Proceeds                                                       London branch of Shinhan Bank to
                                                                                                Jeong-Woong Kim who is the customer
                                                                                                of CHB, Eungamdong Branch. CHB paid
                                                                                                such amount in check to the payee.
                                                                                                The plaintiff, IT Relay Ltd. asserts
                                                                                                that it was illegal remittance made
                                                                                                through unlawful act and claims to
                                                                                                refund such remitted amount.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

                                                                         PROCEEDING
                                                               -------------------------------
                                                                             INTER-
                    DATE OF                      AMOUNT AT         1ST      MEDIATE    FINAL
   PLAINTIFF     COMMENCEMENT      CASE          STAKE(KRW)       TRIAL      APPEAL    APPEAL               CONTENT
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

Kwan-Boon Lee     2000/12/01   Cancellation       150,000,000        Win     Pending            The plaintiffs are the inheritors of
and one other                       of                                                          the collateral furnished to secure
person                         Registration                                                     the obligation of Kyung-Sook Ha as
                                 of Title                                                       borrower. The plaintiffs assert that
                                 Transfer                                                       the cause for title transfer
                                                                                                registration is invalid because
                                                                                                other inheritors in conspiracy made
                                                                                                the title transfer registration
                                                                                                excluding the plaintiffs
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Saewoon           2002/09/10   Cancellation    26,000,000,000      Pending                      CHB created the pledge over the
Construction                        of                                                          kun-mortgaged bonds which was
Co.,Ltd.                        Fraudulent                                                      provided by Seokyung Investment Co.,
                                    Act                                                         Ltd. to secure the loan obligation
                                                                                                of CNC Capital.Co.,Ltd. in the
                                                                                                amount of 26 billion Won. The
                                                                                                plaintiff instituted this lawsuit to
                                                                                                cancel the fraudulent act, asserting
                                                                                                that such creation of pledge by CHB
                                                                                                was fraudulent act.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Seok-Won Kim      2001/10/15   Objection to       150,000,000        Win                        Kang Il Kim as guarantor of Jangkog
                                Provisional                                                     Construction Co.,Ltd. sold its sole
                                Attachment                                                      own real property to his
                                                                                                acquaintance Seok-Won Kim and
                                                                                                thereafter, created new kun-mortgage
                                                                                                and cancelled the existing
                                                                                                kun-mortgage. CHB effected the
                                                                                                provisional attachment on such real
                                                                                                property of Seok Won Kim as debtor
                                                                                                and beneficiary on a basis of
                                                                                                compensation of the value of the
                                                                                                real property. So, Seok Won Kim
                                                                                                raised objection thereto.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Chong-Keun Chung  2002/06/20     Return of        500,000,000        Win     Pending            Chong-Keun Chung, the representative
                                   Stock                                                        director of old Daesung Timber,
                                Certificate                                                     provided his shares of 880,000 as
                                                                                                collateral to secure obligation of
                                                                                                Daesung Timber. With respect to
                                                                                                100,000 shares (par value: 5,000
                                                                                                Won) out of such 880,000 shares, the
                                                                                                plaintiff requested to return the
                                                                                                share certificate for the reason of
                                                                                                discharge of obligation.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Jeong-Tae Nam     2000/02/17    Removal of                  -        Lost      Win              With respect to the amusement
                                 Building,                                                      facility leased by Hyundai
                                   etc.                                                         International Merchant Bank relating
                                                                                                to the lessee Yuni Development
                                                                                                Co.,Ltd., the plaintiff instituted
                                                                                                this lawsuit, asserting removal of
                                                                                                such amusement facility. The counsel
                                                                                                for the lessee approved it.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

                                                                         PROCEEDING
                                                               -------------------------------
                                                                             INTER-
                    DATE OF                      AMOUNT AT         1ST      MEDIATE    FINAL
   PLAINTIFF     COMMENCEMENT      CASE          STAKE(KRW)       TRIAL      APPEAL    APPEAL               CONTENT
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

Company under     2003/01/20    Lawsuit for    26,201,436,120      Pending                      CHB enforced the shares received to
reorganization                    Denial                                                        secure obligation of Daewoo Motor
procedure                                                                                       Co., Ltd. in order to collect its
Daewoo Motor                                                                                    credits before the commencement of
Co., Ltd.                                                                                       corporate reorganization procedure
                                                                                                was determined. The receiver
                                                                                                instituted the lawsuit of denial
                                                                                                pursuant to the Corporate
                                                                                                Reorganization Act (denial of
                                                                                                enforcement).
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Kijinchulgu Co.   2001/05/02     L/C Price          U$361,370      Pending                      CHB as L/C opening bank notified its
   of Sandong,                                 Yen 28,161,040                                   dishonor for the reason acceptable
   China                                               Total:                                   under the terms of L/C. The
                                                  723,000,000                                   plaintiff institutes this lawsuit,
                                                          Won                                   asserting that CHB should pay the
                                                                                                amount of L/C because the plaintiff
                                                                                                submitted all document required
                                                                                                under the L/C.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Tong Yang         2003/06/12    Delivery of       262,000,000        Lost    Pending            After the Defendant was defeated at
Investment Bank                  Earnings                                                       the 1st trial, this case is pending
Defendant:                                                                                      at the appellate trial. However, if
Coret Trust                                                                                     the defendant is defeated, 7
Co.,Ltd.                                                                                        institutions including CHB should
                                                                                                return the substantial repayment
                                                                                                amount paid by the defendant because
                                                                                                the claims relating to right to
                                                                                                collect expense is judged as
                                                                                                unsecured credit. Thus, CHB
                                                                                                participated in order to support the
                                                                                                defendant to win the case.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Pahlaj Bajaj      2002/08/06   Compensation       995,000,000      Pending                      The plaintiff institutes this
&co. Pvt.Ltd                    for Damages                                                     lawsuit, asserting that the
                                                                                                plaintiff who was the lessor of the
                                                                                                business office of CHB, Mombai
                                                                                                Branch asserts that it was damaged
                                                                                                because CHB did not restore the
                                                                                                office to original condition when
                                                                                                CHB transferred such office.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

                                                                         PROCEEDING
                                                               -------------------------------
                                                                             INTER-
                    DATE OF                      AMOUNT AT         1ST      MEDIATE    FINAL
   PLAINTIFF     COMMENCEMENT      CASE          STAKE(KRW)       TRIAL      APPEAL    APPEAL               CONTENT
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

In-Yong Seo       1999.12.28   Compensation        70,000,000        Win    Partial    Pending  The plaintiff instituted this
                  (2001.7.26)   for Damages     = 224,250,000                 Lost              lawsuit to claim the compensation
                                                (Extension of                                   for damages which were allegedly
                                                      Claims)                                   incurred from the act committed by
                                                                                                Beom-Seok Seo, who is the brother of
                                                                                                the plaintiff (who is the president
                                                                                                of Elcanto, Pohang agency).
                                                                                                Beom-Seok Seo wrongfully used the
                                                                                                check delivered to him by submitting
                                                                                                the application for current check
                                                                                                affixed with the fabricated seal.
                                                                                                The plaintiff provided the
                                                                                                negligence of CHB to deliver the
                                                                                                check carelessly as cause for
                                                                                                action. This case was dismissed in
                                                                                                the original court. At the
                                                                                                intermediate trial, the part of
                                                                                                claims of the plaintiff was
                                                                                                accepted. So, the CHB appealed this
                                                                                                case to the higher court.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Hak-Seo Park      2003-03-31     Claim for        140,000,000      Pending                      Myung-Seo Park who embezzled the
                                Payment of                                                      funds of Kyeungyeung Engineering
                                  Check                                                         Co.,Ltd. withdrew the cashier's
                                 Amount                                                         check as part of embezzled funds.
                                                                                                With respect to this check, CHB
                                                                                                suspended payment, but the plaintiff
                                                                                                who is the brother of Myung-Seo Park
                                                                                                instituted this lawsuit, asserting
                                                                                                that the cashier's check was legally
                                                                                                delivered to him.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Korea Credit      2002/11/08      Partial         550,000,000      Pending                      CHB received the payment by
Guarantee Fund                  Enforcement                                                     subrogation in connection with the
and 1 other                         of                                                          credit guarantee issued by Korea
party                          Kun-Mortgage                                                     Credit Guarantee Fund and Korea
                                                                                                Technology Credit Guarantee Fund,
                                                                                                but the plaintiffs asserts that they
                                                                                                have preferential right to the
                                                                                                purchase price of the subject
                                                                                                machinery and tools and instituted
                                                                                                this lawsuit. CHB filed an answer to
                                                                                                the plaintiff's pleading for the
                                                                                                reason that it has the preferential
                                                                                                right because this case is
                                                                                                kun-mortgage.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Si-Eun Yoo         20/02/06    Cancellation       267,298,150       Lost      Lost    Pending   The plaintiff asserts that the
                                    of                                                          kun-mortgage agreement was executed
                               Kun-Mortgage                                                     through forgery of CHB employee. So,
                                                                                                the plaintiff instituted this
                                                                                                lawsuit to claim the cancellation of
                                                                                                the kun-mortgage agreement.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------
Ing-Duk Park       03/05/22      Return of        251,800,000      Pending                      The plaintiff is the account holder
                               Bank Deposit                                                     relating to the embezzlement of
                                                                                                deposit savings by Ae-Kyung Lee
                                                                                                working at CHB's Wolsandong Branch.
                                                                                                The plaintiff instituted this
                                                                                                lawsuit to claim the return of his
                                                                                                savings deposit.
---------------  ------------  -------------  ---------------  -----------  --------  --------  ------------------------------------

CURRENT STATUS OF LITIGATION INSTITUTED AGAINST SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD. (MORE THAN 100,000,000 WON)


CHB AMERICA BANK

Plaintiff:            Bankcard Services (Outsourcing company delegated with
                      business operation of credit card member shops by CHB
                      California before merger in 1998~2000)

Amounts at stake:     None

Details: The power of management of member shops was sold to other service company Card Data Service Inc. upon termination of the member shop business operation on April 1, 2003. The plaintiff asserts that it has preferential right as outsourcing company with respect to such sale. This assertion is groundless pursuant to the agreement. The motion for dismissal was filed and is now pending.




CURRENT STATUS OF LITIGATION INSTITUTED AGAINST CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD. ("CHTMC") (MORE THAN 100,000,000 WON)


     PLAINTIFF        AMOUNT AT STAKE   CASE NO. / CASE   COMPETENT COURT             CONTENT                          REMARK
-------------------  ----------------  -----------------  ---------------  -------------------------------------   ----------------
 Chonbang Co., Ltd   257,000,000 Won                                       The plaintiff asserts that CHITMC         1st Trial:
                                                                           has managed the MMF Fund to invest       Lost in part
                                                                           in Daewoo bonds rated as                     (5%)
                                                                           under-investment grade in the           2nd Trial: Win
                                                                           violation of the terms and              (approximately
                                                                           conditions under which MMF Fund is          247 MM
                                                                           originally scheduled to invest in            Won)
                                                                           only investment-grade securities.
                                                                           The plaintiff alleges that it was
                                                                           damaged from such investment and
                                                                           institutes this lawsuit to claim for
                                                                           compensation.
-------------------  ----------------  -----------------  ---------------  -------------------------------------   ----------------
Tongyang Investment    3,253,000,000    Compensation for   Seoul District  The plaintiff asserts that CHITMC        Pending in the
        Bank                     Won        Damages            Court       has managed the MMF Fund to invest        first trial
                                                                           in Daewoo bonds rated as                     court
                                                                           under-investment grade in the
                                                                           violation of the terms and
                                                                           conditions under which MMF Fund is
                                                                           originally scheduled to invest in
                                                                           only investment-grade securities.
                                                                           The plaintiff alleges that it was
                                                                           damaged from such investment and
                                                                           institutes this lawsuit to claim for
                                                                           compensation.
-------------------  ----------------  -----------------  ---------------  -------------------------------------   ----------------
  Youngjin Mutual    200,000,000 Won    Compensation for   Seoul District  The plaintiff asserts that CHITMC        Pending in the
 Savings Bank Joint                         Damages            Court       has invested in Daewoo bonds in            first trial
        Ltd.                                              Southern Branch  excess of 10% in the breach of terms         court
                                                                           and conditions under which MMF Fund
                                                                           could not invest in any single issue
                                                                           in excess of 10%. The plaintiff
                                                                           alleges that it was damaged from
                                                                           such investment and institutes this
                                                                           lawsuit to claim for compensation.
-------------------  ----------------  -----------------  ---------------  -------------------------------------   ----------------
     Government       24,000,000,000    2002 Kahap48394    Seoul District  The plaintiff asserts that CHITMC        Pending in the
 Employees Pension               Won    Compensation for       Court       substituted the guaranteed Hynix           first trial
    Corporation                            Damages                         bonds, which were the original               court
(Co-defendant: CHB)                                                        investments, with non-guaranteed
                                                                           Hynix bonds at its own accord
                                                                           without the consent of the
                                                                           plaintiff. The plaintiff alleges
                                                                           that it was damaged from such
                                                                           investment and institutes this
                                                                           lawsuit to claim for compensation.
-------------------  ----------------  -----------------  ---------------  -------------------------------------   ----------------

                                  SCHEDULE 4.10
                   COMPLIANCE WITH LAWS; REGULATORY APPROVALS

CHOHUNG BANK

1. MATTERS RELATING TO INSPECTION OR AUDIT OF FINANCIAL SUPERVISORY SERVICE, THE BOARD OF AUDIT AND INSPECTION OF KOREA AND THE BANK OF KOREA

-----------------------------------------------------------------------------------------

                                         FINANCIAL SUPERVISORY SERVICE
                     --------------------------------------------------------------------
                     CAUTIONARY   MEASURES   MATTERS                            ON-SITE
        BUSINESS     MATTERS IN  SUBJECT TO   TO BE    CORRECTIVE  CAUTIONARY  CORRECTIVE
YEAR      TYPE       MANAGEMENT   REPRIMAND  IMPROVED   MATTERS     MATTERS     MEASURES
-----------------------------------------------------------------------------------------
2001    Deposit                                            1
-----------------------------------------------------------------------------------------
         Trust           1           1          5          1           2
-----------------------------------------------------------------------------------------
         Credit          6           2          1                      6
-----------------------------------------------------------------------------------------
        Foreign
        Exchange                                           1           8
-----------------------------------------------------------------------------------------
      Computation        2                      5          2           1
-----------------------------------------------------------------------------------------
        Internal
        Control                                 2          1           1
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------
                         THE BOARD OF AUDIT AND       THE BANK
                           INSPECTION OF KOREA        OF KOREA
                     ------------------------------------------------
        BUSINESS
YEAR      TYPE       NOTICE  CAUTION  RECOMMENDATION   OTHERS   TOTAL
---------------------------------------------------------------------
2001    Deposit                                          1        2
---------------------------------------------------------------------
         Trust                                                   10
---------------------------------------------------------------------
         Credit                                          3       18
---------------------------------------------------------------------
        Foreign
        Exchange                                         2       11
---------------------------------------------------------------------
      Computation                                                10
---------------------------------------------------------------------
        Internal
        Control                                                   4
---------------------------------------------------------------------

-----------------------------------------------------------------------------------------
        Business
       Management        9                      5          2           3
-----------------------------------------------------------------------------------------
          Risk
       Management        4
-----------------------------------------------------------------------------------------
       Real Name
       Financial
      Transaction
-----------------------------------------------------------------------------------------
          Fund
       Management        2
-----------------------------------------------------------------------------------------
        Finance          3                      2                      2
-----------------------------------------------------------------------------------------
      International
        Business
-----------------------------------------------------------------------------------------
      Credit Card                               1
-----------------------------------------------------------------------------------------
        SUBTOTAL        27           3         21          8          23
-----------------------------------------------------------------------------------------
2002    Deposit                                            1
-----------------------------------------------------------------------------------------
         Trust                                                         1
-----------------------------------------------------------------------------------------
         Credit          5           1          1          1           1
-----------------------------------------------------------------------------------------
        Foreign
        Exchange         1                      1                      2
-----------------------------------------------------------------------------------------
      Computation                               1          2
-----------------------------------------------------------------------------------------
        Internal
        Control          1                      1                      1
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------
        Business
       Management                                                 19
---------------------------------------------------------------------
          Risk
       Management                                                  4
---------------------------------------------------------------------
       Real Name
       Financial
      Transaction
---------------------------------------------------------------------
          Fund
       Management                                                  2
---------------------------------------------------------------------
        Finance                                                    7
---------------------------------------------------------------------
      International
        Business
---------------------------------------------------------------------
      Credit Card                                                  1
---------------------------------------------------------------------
        SUBTOTAL                                         6        88
---------------------------------------------------------------------
2002    Deposit                                          1         2
---------------------------------------------------------------------
         Trust                                                     1
---------------------------------------------------------------------
         Credit                                          5        14
---------------------------------------------------------------------
        Foreign
        Exchange                                         1         5
---------------------------------------------------------------------
      Computation                                                  3
---------------------------------------------------------------------
        Internal
        Control                                                    3
---------------------------------------------------------------------

-----------------------------------------------------------------------------------------
        Business
       Management        10                     3                      3
-----------------------------------------------------------------------------------------
          Risk
       Management         2
-----------------------------------------------------------------------------------------
       Real Name
       Financial
      Transaction
-----------------------------------------------------------------------------------------
          Fund
       Management         1
-----------------------------------------------------------------------------------------
        Finance                                                        2
-----------------------------------------------------------------------------------------
      International
        Business
-----------------------------------------------------------------------------------------
      Credit Card         1
-----------------------------------------------------------------------------------------
        SUBTOTAL         21          1          7          4          10
-----------------------------------------------------------------------------------------
     TOTAL               48          4         28         12          33
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------
        Business
       Management                                                16
---------------------------------------------------------------------
          Risk
       Management                                                 2
---------------------------------------------------------------------
       Real Name
       Financial
      Transaction
---------------------------------------------------------------------
          Fund
       Management                                                 1
---------------------------------------------------------------------
        Finance                                                   2
---------------------------------------------------------------------
      International
        Business
---------------------------------------------------------------------
      Credit Card                                                 1
---------------------------------------------------------------------
        SUBTOTAL                                         7       50
---------------------------------------------------------------------
     TOTAL                                              13      138
---------------------------------------------------------------------

2. MATTERS RELATING TO FAIR TRADE COMMISSION

- With respect to abuse of the market controlling status of BC Card Co., Ltd, 12 member banks, LG Capital Co., Ltd and Samsung Card Co., Ltd, on March, 2001, the corrective order (Resolution no. 2001-040) was rendered and the penalty surcharge in the amount of 357,100,000 Won was imposed. The penalty surcharge imposed on CHB is reduced into 353,400,000 Won.

- With respect to unfair joint activity relating to differential application of the merchant charge for the departments by Kookmin Card Co., Ltd, Korea Exchange Card Co., Ltd., Samsung Card Co., Ltd, LG Card Co., Ltd and BC Card Co. Ltd, on November, 2002, the penalty surcharge in the amount of 340,000,000 Won was imposed (Resolution no. 2002-341). The allotted charge of CHB is 39,432,000 Won.

- Around March, 2002, Korea Federation of Community Credit Cooperative instituted the lawsuit for the reason of unfair joint activity and transaction activity subject to confinement against BC Card Co. Ltd to the Fair Trade Commission.

- With respect to transaction rejection activity of 7 banks including CHB, the corrective order (Resolution no. 2002-0001) was rendered on January, 2002.

- Hyundai International Merchant Bank was merged into Kangwon Bank on February, 1999 and Kangwon Bank was merged into CHB on September, 1999. With respect to unfair assistance activity to 17 Hyundai affiliates, such as Hyundai Investment Trust Management Co., Ltd, the corrective order (Resolution no. 99-213) has been rendered. CHB instituted the lawsuit for cancellation of corrective order (Case no. 2000 Nu 4943) to the Seoul High Court and it is currently pending.

- Hyundai International Merchant Bank was merged into Kangwon Bank on February, 1999 and Kangwon Bank was merged into CHB on September, 1999. With respect to unfair assistance activity to Aluminum of Korea Ltd. and Mando Machinery Cooperation by way of acceptance of private convertible bonds or commercial papers, etc, the corrective order (Resolution no. 98-171) was rendered and the penalty surcharge in the amount of 644,000,000 Won was imposed. CHB instituted the lawsuit for cancellation of corrective order and imposition of the penalty surcharge (Case no. 2001 Du
     6197) to the Supreme Court and it is currently pending.

3. DETAILS OF FINANCIAL ACCIDENTS RELATING TO EMBEZZLEMENT AND MISAPPROPRIATION OF EMPLOYEES (2000.1.1~PRESENT)

                                                             (Unit: Million Won)

------------------------------------------------------------------------------------------------------------------------------------
       ACCIDENT   ACCIDENT
YEAR     DATE      AMOUNT        BRANCH                   CONTENTS             BALANCE              RESULT               REMARKS
====================================================================================================================================
2000    94.7.30      249    Kyedong Branch     Unfair withdrawal of suspense      245   Offender: Disciplinary
        ~95.7.8               (Formerly,       receipts and inter-bank                  Dismissal                        Accused
                             Kangwon Bank      adjustment funds in dealing              Person Concerned: 2             on January
                             Seoul Branch)     with clearance business and              Persons for Reprimand, 5         19, 2000
                                               embezzlement thereof                     Persons for Warning, 25
                                                                                        Persons for Caution
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
2000     98.8.14       108    Soosongdong      Misappropriation of                   0  Offender: Suspension from
        ~99.7.21                Branch         miscellaneous deposits, credit           Office for 6 months
                                               card fees and current                    Person Concerned: 1 Person
                                               deposits, etc.                           for Reprimand, 5 Persons for
                                                                                        Warning, 15 Persons for
                                                                                        Caution
                                                                                        Full payment of accident
                                                                                        amount
------------------------------------------------------------------------------------------------------------------------------------
2000    2000.1.8       500      Chungbu        Embezzlement of the loans            74  Offender: Disciplinary          Confined
       ~2000.1.8               Corporate       extended after provision of              Dismissal                       on April
                            Financial Center   other banks with collateral                                              21, 2000
                                               obtained by illegal theft of
                                               treasury bonds, which are
                                               property collaterals
------------------------------------------------------------------------------------------------------------------------------------
2000    99.12.1~        70   Ulsan Central     Embezzlement of the cash in CD        0  Offender: Disciplinary
       2000.4.12                Branch         machines located in any other            Dismissal
                                               place other than the branch              Person Concerned: 2 Persons
                                                                                        for Warning, 5 Persons for
                                                                                        Warning
                                                                                        Full payment of accident
                                                                                        amount
------------------------------------------------------------------------------------------------------------------------------------
2000     99.7.28       325  Pohang Nam         Fraud of the loans and the          314  Offender: Disciplinary          Prosecuted
      ~2000.3.23              Branch           amounts withdrawn from cash              Dismissal                       on June 27,
                                               service of the credit card,              Person Concerned: 1                2000
                                               based on the false credit                Person for Salary Reduction, 2
                                               documents                                Persons for Reprimand
------------------------------------------------------------------------------------------------------------------------------------
2000     00.6.17       350   Wonju Branch      Embezzlement of the cash              0  Offender: Disciplinary
        ~00.6.17                               received from forgery of the             Dismissal
                                               receipt of cash transportation           Person Concerned: 1
                                               between other banks and other            Person for Warning
                                               banks                                    Full payment of accident
                                                                                        amount
------------------------------------------------------------------------------------------------------------------------------------
2000     00.8.23        15  Seochodong         Embezzlement of some bundles          0  Offender: Disciplinary
        ~00.8.23              Branch           of cash in the safe                      Dismissal
                                                                                        Person Concerned: 1
                                                                                        Person for Warning, 1 Person
                                                                                        for Caution
                                                                                        Full payment of accident
                                                                                        amount
------------------------------------------------------------------------------------------------------------------------------------
2000     00.1.25       126   Yangpyungdong     Remittance without sources,         103  Offender: Disciplinary          Prosecuted
         ~00.9.2                Branch         correction of the receipt of             Dismissal                       October 23,
                                               customer's deposits and                  Person Concerned: 4                2000
                                               embezzlement of public                   Persons for Reprimand Full
                                               imposts, etc                             payment of accident amount
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
2000     00.3.30        46   Dogokdong         Fraud of the card use amounts         0  Offender: Suspension from
        ~00.6.24               Branch          after issuance of the card               Office for 6 months
                                               based on the false credit card           Person Concerned: 1 Person for
                                               application                              Warning, 5 Persons for Caution
                                                                                        Full payment of accident
                                                                                        amount
------------------------------------------------------------------------------------------------------------------------------------
2000    00.10.31       231  Hwajeongdong       Fraud of the loans extended by      183  Offender: Disciplinary          Prosecuted
        ~00.11.9               Branch          the false credit documents and           Dismissal                       November 13,
                                               private money borrowing and              Person Concerned: 1 Person for     2000
                                               lending, etc.                            Suspension from Office, 3
                                                                                        Persons for Reprimand, 3
                                                                                        Persons for Warning
------------------------------------------------------------------------------------------------------------------------------------
2000    00.11.30         1    Hwajeong         Correction (temporary                 0  Offender: Salary Reduction for
       ~00.11.30               Branch          misappropriation) after                  6 months
                                               illegal withdrawal of the                Full payment of accident
                                               customer's deposits                      amount
------------------------------------------------------------------------------------------------------------------------------------
2000    00.10.28        23   Bujeondong        Embezzlement of the cash in CD        0  Offender: Suspension from
       ~00.10.28               Branch          machines                                 Office for 6 months
                                                                                        Person Concerned: 1 Person for
                                                                                        Reprimand, 2 Persons for
                                                                                        Warning
                                                                                        Full payment of accident
                                                                                        amount
------------------------------------------------------------------------------------------------------------------------------------
2000     00.6.24        27  Sachang Nambu      Embezzlement of public imposts        0  Offender: Suspension from
       ~00.12.21               Branch                                                   Office for 6 months
                                                                                        Person Concerned: 1 Person for
                                                                                        Warning, 4 Persons for Caution
                                                                                        Full payment of accident amount
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
2001    00.10.29        11   Ssangmundong      Embezzlement of public imposts        0    Offender: Suspension from
       ~00.12.30                Branch                                                    Office for 6 months
                                                                                          Person Concerned: 1 Person for
                                                                                          Caution
                                                                                          Full payment of accident amount
------------------------------------------------------------------------------------------------------------------------------------
2001     00.8.31        53    Myunmokdong      Fraud of the loans extended by        0    Offender: Suspension from
        ~00.12.7                Branch         the false credit documents,                Office for 3 months
                                               private money borrowing and                Person Concerned: 1 Person for
                                               lending and violation of the               Salary Reduction, 2 Persons for
                                               real name financial                        Warning
                                               transaction, etc.                          Full payment of accident amount
------------------------------------------------------------------------------------------------------------------------------------
2001     00.4.20        11    Hupyungdong      Embezzlement of public imposts        0    Offender: Suspension from
        ~01.1.31                Branch                                                    Office for 6 months
                                                                                          Person Concerned: 1 Person for
                                                                                          Caution
                                                                                          Full payment of accident amount
------------------------------------------------------------------------------------------------------------------------------------
2001     01.3.22         1     Bomundong       Embezzlement of the cash lost         0    Offender: Disciplinary
        ~01.3.22                 Branch        by a customer in the office                Dismissal
                                               for payment of the default                 Person Concerned: 3 Persons
                                               money of the credit card                   for Warning
                                                                                          Full payment of accident
                                                                                          amount
------------------------------------------------------------------------------------------------------------------------------------
2001      01.4.4        30   Sokcho Branch     Computational manipulation of         0    Offender: Disciplinary
         ~01.4.4                               delivery and payment of the                Dismissal
                                               cash in CD machines and                    Person Concerned: 2 Persons for
                                               embezzlement of such cash                  Warning
                                                                                          Full payment of accident amount
------------------------------------------------------------------------------------------------------------------------------------
2001    00.11.13        20  Yicheon Branch     Computational manipulation of         0    Offender: Disciplinary
        ~01.4.11                               delivery and payment of the                Dismissal
                                               cash in CD machines and                    Person Concerned: 2 Persons for
                                               embezzlement of such cash                  Reprimand, 3 Persons for Warning
                                                                                          Full payment of accident amount
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
2001      00.9.9       199   Onsan Branch      Rejection of subrogation due          0   Offender: Disciplinary
         ~00.9.9                               to the loans extended by                  Dismissal
                                               ignoring the special                      Person Concerned: 2
                                               conditions of the credit L./G             Persons for Reprimand
                                                                                         Full payment of accident
                                                                                         amount
------------------------------------------------------------------------------------------------------------------------------------
2001     00.1.26       0.6  Kwangju Branch     Embezzlement of the small sum         0   Offender: Suspension from
        ~00.4.28                               deposits in hand after                    Office for 6 months
                                               discretionary registration of             Person Concerned: 1 Person
                                               the debit card for the                    for Warning, 1 Person for
                                               convenience of customer's                 Caution
                                               deposit transactions                      Full payment of accident
                                                                                         amount
------------------------------------------------------------------------------------------------------------------------------------
2001     00.6.20       4.7   Jeonnongdong      After making cash service             0   Offender: Disciplinary
        ~00.6.20                Branch         transfer with BC card of the              Dismissal
                                               customer, not returning the               Person Concerned: 1 Person
                                               card, withdrawal of the                   for Caution
                                               customer's deposits from CD               Full payment of accident
                                               machines and embezzlement                 amount
                                               thereof
------------------------------------------------------------------------------------------------------------------------------------
2001      00.2.7         8   Juahn Branch      Embezzlement of public imposts        0   Offender: Disciplinary
         ~00.9.8                                                                         Dismissal
                                                                                         Person Concerned: 3 Persons
                                                                                         for Warning
                                                                                         Full payment of accident
                                                                                         amount
------------------------------------------------------------------------------------------------------------------------------------
2001     97.6.10       117   Kangnam Central   Fraud of the loans extended by       53   Offender: Disciplinary          Prosecuted
        ~01.3.23                 Branch        the false credit documents and            Dismissal                       on August
                             Shihwa Kongdan    embezzlement of the refund of             Person Concerned: 3             24, 2001
                                 Branch        the deposit money                         Persons for Warning, 2
                                                                                         Persons for Caution
------------------------------------------------------------------------------------------------------------------------------------
2001     00.6.22        69    Suwon Branch     Embezzlement of public imposts        0   Offender: Disciplinary
       ~00.10.24                                                                         Dismissal
                                                                                         Person Concerned: 2
                                                                                         Persons for Warning
                                                                                         Full payment of accident
                                                                                         amount
------------------------------------------------------------------------------------------------------------------------------------
2001     94.4.28       145   Seongnam Branch   After discretionary receipt of      114   Offender: Disciplinary          Accused on
       ~95.10.17                               slips of the uncollected                  Dismissal
                                               domestic exchange bonds,                  Person Concerned: 9 Persons
                                                                                         for
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                            Mikeum Station     withdrawal (destruction of               Warning, 7 Persons              August 31,
                                Branch         slips) and embezzlement                  for Caution                        2001
                                               thereof

------------------------------------------------------------------------------------------------------------------------------------
2001     01.9.14        35   Ulsan Branch      Misappropriation of the funds         0  Offender: Disciplinary
        ~01.9.14                               after payment without sources            Dismissal
                                               into other banks                         Person Concerned: 1 Person
                                                                                        for Reprimand, 2 Persons for
                                                                                        Warning
                                                                                        Full payment of accident amount
------------------------------------------------------------------------------------------------------------------------------------
2001      01.7.9         5     Business        Fraud of the difference                  Offender: Disciplinary
       ~01.11.12              Operational      accrued from double                      Dismissal
                              Department       manipulation of the foreign              Person Concerned: 1 Person
                                               exchange rate at the time of             Persons for Reprimand, 5
                                               customer exchange                        for Salary Reduction, 3
                                                                                        Persons for Warning, 1 Person
                                                                                        for Caution
                                                                                        Full payment of accident
                                                                                        amount
------------------------------------------------------------------------------------------------------------------------------------
2001      01.8.7       288    Shinwoldong      Misappropriation from unfair             Offender: Disciplinary
       ~01.11.24                Branch         extension of the loans secured           Dismissal
                                               by the customer's deposits               Person Concerned: 5 Persons
                                               through internet banking                 for Warning
                                               system                                   Full payment of accident
                                                                                        amount
------------------------------------------------------------------------------------------------------------------------------------
2002      00.9.6       487    Tyeokyedong      After discretionary                 362  Offender: Disciplinary          Prosecuted
        ~02.5.15                Branch         registration of the internet             Dismissal                       on May 31,
                            Kangwon Business   banking system, embezzlement             Person Concerned: 2             2002 and
                              Operational      of the security for deposits             Persons for Salary Reduction,   currently
                              Department       and credit loans, etc                    1 Person for Reprimand, 3       in prison
                                                                                        Persons for Warning
------------------------------------------------------------------------------------------------------------------------------------
2002     02.5.13       150   Bulkwangdong      Embezzlement of the cash              0  Offender: Disciplinary
        ~02.6.10                Branch         withdrawn from remittance                Dismissal
                                               without sources into the                 Person Concerned: 1 Person
                                               principal's accounts                     for Reprimand, 1 Person for
                                                                                        Warning
                                                                                        Full payment of accident
                                                                                        amount
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
2002     00.7.29        19     Dohwadong       Misappropriation of discounted       0  Offender: Suspension from
        ~00.7.29                Branch         notes, default interest                 Office for 6 months
                                               (special bonds) and received            Person Concerned: 1 Person for
                                               amounts                                 Warning, 1 Person for Caution
                                                                                       Full payment of accident
                                                                                       amount
------------------------------------------------------------------------------------------------------------------------------------
2002     02.5.14       212    Shihungdong      Embezzlement of the cash             0  Offender: Disciplinary
        ~02.8.14                Branch         withdrawn from remittance               Dismissal
                                               without sources into the                Person Concerned: 1  Person for
                                               principal's accounts                    Reprimand, 2 Persons for
                                                                                       Warning
                                                                                       Full payment of accident amount
------------------------------------------------------------------------------------------------------------------------------------
2002      98.3.4       563  Wolsandong Branch  After discretionary                460  Offender: Disciplinary            Accused on
       ~02.10.30              Hwajeongdong     re-issuance of the deposit and          Dismissal                        November 15,
                                 Branch        trust passbooks, embezzlement           Person Concerned: 2 Persons        2002 and
                            Daeindong Branch   from their early termination            for Salary Reduction,             currently
                                                                                       1 Person for Reprimand, 6         in prison
                                                                                       Persons for Warning
------------------------------------------------------------------------------------------------------------------------------------
2002    02.10.11        30   Deungchondong     Embezzlement of public imposts       0  Offender: Disciplinary            Accused on
       ~02.12.10                 Branch                                                Dismissal                         January 7,
                                                                                       Person Concerned: 3 Persons        2003 and
                                                                                       for Warning                       currently
                                                                                       Full payment of accident amount   in prison
------------------------------------------------------------------------------------------------------------------------------------
2003     03.2.27         1   Inchon Airport    Fraud of the difference              0  Offender: Suspension from
        ~03.3.16                 Branch        accrued from double                     Office for 1 month
                                               manipulation of the foreign             Full payment of accident amount
                                               exchange rate at the time of
                                               customer exchange
------------------------------------------------------------------------------------------------------------------------------------
2003    02.12.31        14   Jamsil Branch     Embezzlement of public imposts       0  Offender: Disciplinary
        ~03.4.10                                                                       Dismissal
                                                                                       Person Concerned: 3 Persons
                                                                                       for Warning
                                                                                       Full payment of accident amount
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
2003     03.4.30         0     Eungamdong      Drain of the CD certificates          0    Under disciplinary actions     Accused on
        ~03.5.20                 Branch        and false issuance thereof in                                            May 26, 2003
                                               consideration of money and                                                  and
                                               goods in conspiracy with the                                              currently
                                               confidence group                                                          in prison
------------------------------------------------------------------------------------------------------------------------------------

SUBSIDIARY OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD

CHB Germany Bank was examined by FSS on June, 2002 and was required to rectify 5 cautionary matters in management for overall businesses. And then, CHB completed to perform such cautionary matters in management on March, 2003 and reported it to FSS.

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD

1. MATTERS RELATING TO INSPECTION OR AUDIT OF FINANCIAL SUPERVISORY SERVICE, THE BOARD OF AUDIT AND INSPECTION OF KOREA AND THE BANK OF KOREA

-----------------------------------------------------------------------------------------
                                         FINANCIAL SUPERVISORY SERVICE
           BUSINESS  --------------------------------------------------------------------
YEAR         TYPE    CAUTIONARY   MEASURES   MATTERS                            ON-SITE
                     MATTERS IN  SUBJECT TO   TO BE    CORRECTIVE  CAUTIONARY  CORRECTIVE
                     MANAGEMENT  REPRIMAND   IMPROVED   MATTERS     MATTERS     MEASURES
-----------------------------------------------------------------------------------------
  July,     Trust                                          1
  2000     ------------------------------------------------------------------------------
           SUBTOTAL                                        1
-----------------------------------------------------------------------------------------
February,   Trust                   1
  2001     ------------------------------------------------------------------------------
           SUBTOTAL                 1
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------
                         THE BOARD OF AUDIT AND       THE BANK
                           INSPECTION OF KOREA        OF KOREA
           BUSINESS  ------------------------------------------------
YEAR         TYPE    NOTICE  CAUTION  RECOMMENDATION   OTHERS   TOTAL
---------------------------------------------------------------------
  July,     Trust                                                 1
  2000     ----------------------------------------------------------
           SUBTOTAL                                               1
---------------------------------------------------------------------
February,   Trust                                                 1
  2001     ----------------------------------------------------------
           SUBTOTAL                                               1
---------------------------------------------------------------------

-----------------------------------------------------------------------------------------
            Trust                   2                                 4             2
          -------------------------------------------------------------------------------
 August,   Internal                              1
  2001     Control
          -------------------------------------------------------------------------------
           SUBTOTAL                 2            1                    4             2
-----------------------------------------------------------------------------------------
          TOTAL                     3            1         1          4             2
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------
            Trust                                                 8
          -----------------------------------------------------------
 August,   Internal                                               1
  2001     Control
          -----------------------------------------------------------
           SUBTOTAL                                               9
---------------------------------------------------------------------
          TOTAL                                                   11
---------------------------------------------------------------------

2. MATTERS RELATING TO FAIR TRADE COMMISSION

N/A

                                  SCHEDULE 4.11
                                      TAXES

CHOHUNG BANK

N/A

SUBSIDIARY OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD

N/A

                                SCHEDULE 4.12(a)
                            EMPLOYEE BENEFITS MATTERS

CHOHUNG BANK

1. COMPENSATION FOR UNUSED DAYS OF MONTHLY LEAVE

-    Provisions regarding monthly leave in the Rules of Employment ("ROE"): One
     (1) day of monthly leave for each month (From July 1, 2002, the individual monthly leave is not granted due to the implementation of the Five-day Workweek System).

- Case where compensation for the unused days of monthly leave has not been paid: N/A

2. ALLOWANCE FOR WORK OUTSIDE REGULAR WORKING HOURS

- Provisions in the ROE: Compensation for overtime work is stipulated as required by the pertinent law (In case of overtime work, nighttime work, or day-off work which is performed before or after business hours, the employer shall pay the allowance equivalent to 1.5/183 of the ordinary wage for each hour of work outside regular working hours).

- Status of operation: The above allowance is paid for the overtime work performed by special service and general service employees.

- Remark: With respect to nighttime work, day-off work, and overtime work, although it is difficult to eliminate the concerns about any potential legal disputes, such as a claim for the failure to pay the compensation amount, it is true that any action or legal dispute regarding the unpaid allowance for work outside regular working hours has not been brought up to date.

3. SUSPENSION OF AGREED AMOUNT OF THE WAGE INCREASE

N/A

(Upon the wage negotiation for the year 2001, the Union and the Company agreed to apply the wage increase for the year 2000 and the year 2001 starting from January 1, 2002, and it has been applied.)

4. RETURN OF REGULAR BONUS

N/A

(In 1998, the regular bonus was returned on a discriminative basis (160% up to 250%) pursuant to each position grade in accordance with the agreement with the Union (dated May 30, 1998). However, the prescription of the wage claim (3 years) has already elapsed.)

5. RETURN OF WELFARE BENEFIT SUBSIDIES

N/A

(In 1998, some welfare benefit subsidies were suspended from January 1, 1998 until December 31, 1998 in accordance with the agreement with the Union (dated May 30, 1998). However, the prescription of the wage claim (3 years) has already elapsed.)

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT

COMPENSATION FOR UNUSED DAYS OF MONTHLY LEAVE

The Leave Regulation and the Remuneration Regulation provide that any unused days of monthly leave shall be compensated. However, from January 1, 1999 until October 30, 2002, the use of monthly leave was obligatory (one (1) weekday, two
(2) Saturdays), and since November 1, 2002 to the present, the Five-day Workweek System and the Saturdays-off System have been temporarily implemented. In this regard, Company regulations will be amended after the Labor Standards Act is confirmed.

The above matters were implemented after a full discussion with and a notice to the officers and employees, and in this regard, there has been no legal dispute.

                                SCHEDULE 4.12(b)
                            EMPLOYEE BENEFITS MATTERS

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                SCHEDULE 4.13(a)
                                      LABOR

CHOHUNG BANK

1. DETAILS OF COLLECTIVE BARGAINING AGREEMENT, ETC.

     A. Collective Bargaining Agreement

          - Composition : preamble, 108 articles in the text, 7 articles in the addendum, and 1 attachment

          - Date of Execution : May 23, 2002

          - Parties : Heads of 26 financial institutions, Chairman of the Financial Industry Union, and respective Chairman of each Branch Union

          - Major Provisions : Any and all matters in relation to the Company and the Union including working conditions and the Union activities

     B. Agreement on Five-day Workweek System (including Supplementary
Agreement)

          - Composition : 10 articles in the text and 1 article in the attachment

          - Date of Execution : May 23, 2002

          - Parties : Heads of 26 financial institutions, Chairman of the Financial Industry Union, and respective Chairman of each Branch Union

          - Major Provisions : Matters regarding the Five-day Workweek System

     C. Agreement on Job Security

          - Composition : 11 articles in the text and 2 articles in the addendum

          - Date of Execution : May 23, 2002

          - Parties : Heads of 26 financial institutions, Chairman of the Financial Industry Union, and respective Chairman of each Branch Union

          - Major Provisions : Any and all matters regarding job security of employees

     D. Agreement on Company Development Committee

          - Composition : 7 articles in the text and 2 articles in the addendum

          - Date of Execution : May 23, 2002

          - Parties : Heads of 26 financial institutions, Chairman of the Financial Industry Union, and respective Chairman of each Branch Union

          - Major Provisions : Any and all matters regarding the Company Development Committee

     E. Supplementary Agreement of Collective Bargaining Agreement

          - Composition : 47 articles in the text, 4 articles in the addendum, and 6 articles in the attachment

          - Date of Execution : December 26, 2002

          - Parties : President of Chohung Bank, and Chairman of Chohung Bank Branch Union

          - Major Provisions : Any and all matters in relation to the Company and the Union including the detailed matters regarding the Collective Bargaining Agreement

     F. Remuneration Agreement

          - Composition : 14 articles in the text, 4 articles in the addendum, and 1 article in the attachment

          - Date of Execution : December 26, 2002

          - Parties : President of Chohung Bank, and Chairman of Chohung Bank Branch Union

          - Major Provisions : Any and all matters regarding the remuneration

     G. Supplementary Agreement on the Five-day Workweek System

          - Composition : 5 articles in the text

          - Date of Execution : June 29, 2002

          - Parties : President of Chohung Bank, and Chairman of Chohung Bank Branch Union

          - Major Provisions : Matters regarding the Five-day Workweek System

     H. Agreement etc.

          - 2003.4.15: Agreement (Regarding the operation of the representative office in Kangwon Land Casino)

          - 2003.2.25: Agreement (Regarding the collection of the donation for the "Daegu subway disaster" victims' relief)

          - 2002.12.16: Agreement (Regarding the wage increase)

          - 2002.10.2: Agreement (Performance based payment for employees in charge of the funds operation)

          - 2002.8.23: Agreement (Regarding the performance based payment system)

          - 2002.8.12: Agreement (Collection of the donation for the flood victims' relief)

          - 2002.7.3: Agreement (Regarding the operation of offices on Saturdays)

          - 2002.6.29: Agreement (Regarding the five-day workweek system)

          - 2002.6.26: Agreement (Payment of the duty allowance in connection with the strike of CAPS)

          - 2002.1.28: Agreement (Regarding the payment of the car maintenance subsidy and commuting subsidy)

          - 2002.1.26: Agreement (Regarding CHB Chohung family Hanmaum pledge)

          - 2001.10.5: Agreement (Regarding the wage increase)

          - 2001.9.29: Agreement (Regarding the amendment of the compensation system and the abolishment of a reduction and the exemption from the loan rate for the officers and employees)

          - 2001.6.8: Agreement (Collection of the donation for the drought victims' relief)

          - 2001.5.23: Agreement (Regarding the operation of the branch office in the Inchon international airport)

          - 2001.5.7: Agreement (Regarding the increase of loan rate for the officers and employees)

          - 2001.3.29: Agreement (Regarding the commuting allowance and car maintenance subside)

          - 2001.3.2: Agreement (Regarding the operation of branch office in the National Cancer Center)

          - 2001.1.31: Agreement (Regarding the voluntary resignation)

          - 2001.1.16: Agreement (Regarding the development of new system for credit card)

          - 2001.1.8: Agreement (Regarding the change of severance payment standards)

          - 2001.1.3: Agreement (Regarding the development of new system for credit card)

     I. Labor Management Council Agreement

          - 2002.12.26: Extraordinary Labor Management Council(the "LMC") Agreement

          - 2002.4.25: LMC Agreement in the first quarter of 2002

          - 2001.5.7: LMC Agreement in the first quarter of 2001

          - 2000.12.30: LMC Agreement in the third quarter of 2000

          - 2000. 5.30: LMC Agreement in the first quarter of 2000

2. DETAILS OF NON-COMPLIANCE OF COLLECTIVE BARGAINING AGREEMENT, ETC.

The collective bargaining agreement as of May 23, 2002, provides as follows:

     The Bank may pay a special severance pay in addition to the statutory severance pay to an employee who is over 45 years old, has worked for 20 years or longer, and voluntarily retires before reaching the retirement age. However, the employer and the Union shall separately determine the detailed matters..

Article 44 of the Supplementary Agreement in relation to the Special Severance Payment for an employee who retires at an age equivalent to the retirement age, provides as follows:

     The Company shall pay the special severance pay in addition to the statutory severance pay to the employee who is over 45 years old, has worked for 20 years or longer, and voluntarily retires before reaching retirement age. The special severance pay set forth in Item 1. shall comply with the separate agreement between the employer and the Union.

The employer and the Union, however, did not come to an agreement concerning the scope of a special severance pay.

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT

CHOHUNG VINA BANK (VIETNAM)

1. DETAILS OF COLLECTIVE BARGAINING AGREEMENT, ETC.

     Collective Bargaining Agreement

      - Composition: 12 articles in the text

      - Date of Execution: April 23, 2001.

      - Parties: Chairman of labor union and the president of Chohung Vina Bank

      - Major Provisions: All matters concerning labor and management including working conditions and matters regarding union activities

2. DETAILS OF NON-COMPLIANCE OF COLLECTIVE BARGAINING, ETC.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT

N/A

                                SCHEDULE 4.13(b)
                                      LABOR

CHOHUNG BANK

- On November 5, 2002, the Korea Financial Industrial Union Chohung Bank Branch Union submitted the application for mediation of a labor dispute in relation to the Wage Agreement and the Collective Bargaining Agreement of the year 2002.

- From 09:30 of June 18, 2003 to 08:30 of June 22, 2003, a general strike against selling Chohung Bank

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT

N/A

                                SCHEDULE 4.13(c)
                                      LABOR

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                SCHEDULE 4.14(a)
                                    CONTRACTS

N/A

                                SCHEDULE 4.14(b)
                                    CONTRACTS

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                SCHEDULE 4.14(c)
                                    CONTRACTS

CHOHUNG BANK

- US$ 100,000,000 Transferable Term Loan Facility Agreement for Chohung Bank, arranged by Arab Bank Plc, The Korea Development Bank, Singapore Branch, Standard Chartered Bank with The Korea Development Bank, Singapore Branch as agent

   It is provided in Paragraph 7.1 (Early Prepayment) that if the Korean Government is disqualified from the direct or indirect largest shareholder for the shares issued by the Borrower, and at the Majority Banks(i)' discretion, such disqualification is likely to give a material adverse effect to the current or future financial situation of the Borrower, the Agent (i) may give a notice of cancellation of the lending obligations of the Lender to the Borrower (if it is instructed by the Majority Banks, the Agent shall be obliged to give a notice to the Borrower), and (ii) the Borrower shall repay the loan in full within 10 business days from the receipt of such notice.

- Agreement for Performance of Management Rehabilitation Plan entered by and between CHB and KDIC on November 12, 1999

   The shareholding ratio of CHB held by KDIC is below 50%, it shall be destroyed.

- Agreement for Performance of Management Rehabilitation Plan re-entered by and between CHB and KDIC on January 31, 2002

   In case KDIC is disqualified from the first shareholder of CHB, it shall be destroyed.

- Employee's compensation liability insurance contract entered by and between CHB and Hyundai Marine & Fire Insurance Co., Ltd. on November 25, 2002

   In case of change of the shareholding of CHB and otherwise, the premium may be readjusted. In this case, CHB shall give a notice of it to the other party.

SUBSIDIARY OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD

N/A

                                  SCHEDULE 4.15
                          TRANSACTION WITH SUBSIDIARIES

CHOHUNG BANK

---------------------------------------------------------------------------------------------------
  COUNTERPARTY          CONTRACT DATE      EXPIRATION DATE                    CONTENTS
---------------------------------------------------------------------------------------------------
CH Biz Co., Ltd.        2002. 11. 1.        2003. 10. 31.     Contracts on Operation of CHB
                                                              Phone-Banking Counseling Center (11.2
                                                              billion Won)
                     ------------------------------------------------------------------------------
                        2000. 12. 31.       2003. 12. 31.     Contracts on Security Service
---------------------------------------------------------------------------------------------------

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

-----------------------------------------------------------------------------------------------------------
NAME OF SUBSIDIARIES   COUNTER-PARTY  CONTRACT DATE  EXPIRATION DATE    CONTENTS            AMOUNT
-----------------------------------------------------------------------------------------------------------
Chohung Finance Ltd.        CHB        1995. 9. 19.   2005. 9. 19.    Subordinated            USD 3,000,000
                                                                       Borrowing
                                      ---------------------------------------------------------------------
                                       1997. 3. 24.   2007. 3. 24.    Subordinated           USD 13,000,000
                                                                       Borrowing
-----------------------------------------------------------------------------------------------------------
    Chohung Bank            CHB       1995. 11. 13.   2005. 11. 15.   Subordinated        EURO 7,669,378.22
 (Deutschland) GmbH                                                    Borrowing
-----------------------------------------------------------------------------------------------------------

CHOHUNG INVESTMENT TRUST CO., LTD.

AGREEMENTS WITH CHB

----------------------------------------------------------------------------------------------------------
            NAME OF AGREEMENTS                                            COUNTERPARTY      EXECUTION DATE
----------------------------------------------------------------------------------------------------------
Consignment Sale Agreement                                                    CHB             1999. 6.
----------------------------------------------------------------------------------------------------------
Administrative Agreement                                                      CHB             1999. 6.
----------------------------------------------------------------------------------------------------------
Securities Investment Trust Agreement                                         CHB             1997. 4. 7.
----------------------------------------------------------------------------------------------------------
Amendment Agreement for Bank Account Interest                                 CHB             2002. 1.
----------------------------------------------------------------------------------------------------------
Agreement on Withholding Tax of Trust Assets                                  CHB             1997. 4. 7.
----------------------------------------------------------------------------------------------------------
Facsimile Usage Agreement                                                     CHB             1997. 4. 7.
----------------------------------------------------------------------------------------------------------

LIST OF FUNDS WHOSE TRUST COMPANY IS CHB

-------------------------------------------------------------------------------------------------------------
                                                                             DATE OF        NUMBER OF BALANCE
         TYPE            FUND CODE        NAME OF FUND                    ESTABLISHMENT          ACCOUNT
-------------------------------------------------------------------------------------------------------------
        EQUITY              5033     MOA Accumulative Equity 1              2002-07-22             8,654
                         ------------------------------------------------------------------------------------
                            5131     POWER Growing Equity 1                 2002-04-03             8,906
                         ------------------------------------------------------------------------------------

                         ------------------------------------------------------------------------------------
                            5231     Stable Long-term Equity                2001-10-22             7,279
                         ------------------------------------------------------------------------------------
                            5232     Growing Long-term Equity               2001-10-22            11,108
                         ------------------------------------------------------------------------------------
                            5233     Stable Long-term Equity 2              2001-11-29            28,063
-------------------------------------------------------------------------------------------------------------
EQUITY TOTAL                                                                                      64,010
-------------------------------------------------------------------------------------------------------------
    EQUITY-BALANCED         5141     FIGHTING Balanced                      2002-04-17            12,261
                         ------------------------------------------------------------------------------------
                            5333     CHANGE 15C-2                           1999-05-14             2,567
                         ------------------------------------------------------------------------------------
                            5347     CHANGE 7+3 1                           2001-11-28               415
                         ------------------------------------------------------------------------------------
                            5348     CHANGE 7+3 2                           2001-12-11             1,188
                         ------------------------------------------------------------------------------------
                            5349     CHANGE 7+3 3                           2002-01-10               660
                         ------------------------------------------------------------------------------------
                            5350     CHANGE 12+3 1                          2002-01-12               330
                         ------------------------------------------------------------------------------------
                            5356     CHANGE 7+3 4                           2002-02-23               328
                         ------------------------------------------------------------------------------------
                            5357     CHANGE 7+3 5                           2002-03-14             1,585
                         ------------------------------------------------------------------------------------
                            5358     CHANGE 7+3 6                           2002-03-21            15,402
                         ------------------------------------------------------------------------------------
                            5359     CHANGE 7+3 7                           2002-03-29             1,683
                         ------------------------------------------------------------------------------------
                            5360     CHANGE 7+3 8                           2002-04-11            18,148
                         ------------------------------------------------------------------------------------
                            5361     CHANGE 7+3 9                           2002-04-24            16,267
                         ------------------------------------------------------------------------------------
                            5362     CHANGE 7+3 10                          2002-05-10             7,719
                         ------------------------------------------------------------------------------------
                            5363     CHANGE 7+3 11                          2002-05-23             7,972
                         ------------------------------------------------------------------------------------
                            5364     CHANGE 7+3 12                          2002-06-10             2,599
                         ------------------------------------------------------------------------------------
                            5401     GWANGSU THINKING C-1                   1999-04-22            12,839
                         ------------------------------------------------------------------------------------
                            5411     GWANGSU 2 TAILORED B1                  1999-06-08             1,306
                         ------------------------------------------------------------------------------------
                            5414     SILKROAD 1                             2000-02-29               708
-------------------------------------------------------------------------------------------------------------
EQUITY-BALANCED TOTAL                                                                            103,977
-------------------------------------------------------------------------------------------------------------
         BOND               1021     HANBAGUNI C-1                          1998-10-08             6,328
                         ------------------------------------------------------------------------------------
                            1027     HANBAGUNI C7                           1998-10-23             3,154
                         ------------------------------------------------------------------------------------
                            1063     NEW JUMP Short-term 3                  1998-05-18               148
                         ------------------------------------------------------------------------------------
                            2073     HANBAGUNI D-3                          1998-09-02               273
                         ------------------------------------------------------------------------------------
                            2092     HANBAGUNI E-2                          1998-10-12               108
                         ------------------------------------------------------------------------------------
                            2503     NEW JUMP Medium-term C3                1998-10-23             2,303
                         ------------------------------------------------------------------------------------
                            3051     TOP Long-term 2-51                     1998-01-30                 9
                         ------------------------------------------------------------------------------------
                            3107     HAN Long-term B7                       1998-10-23            94,185
                         ------------------------------------------------------------------------------------
                            3638     HAN Long-term C-8                      1998-11-14               409
                         ------------------------------------------------------------------------------------
                            6201     G NEW JUMP Short-term 1                1998-05-19            36,660
                         ------------------------------------------------------------------------------------
                            6233     G HANBAGUNI C7                         1998-10-23                88
                         ------------------------------------------------------------------------------------
                            6234     G HANBAGUNI 6                          1998-07-31               215
                         ------------------------------------------------------------------------------------
                            6236     G1 HAN Long-term C4                    1998-10-23               487
                         ------------------------------------------------------------------------------------
                            6237     G2 HAN Long-term C4                    1998-10-23             4,764
                         ------------------------------------------------------------------------------------
                            6239     G HAN Long-term C-5                    1998-11-14               303
                         ------------------------------------------------------------------------------------
                            6240     G1 HAN Long-term C-6                   1998-11-14               134
                         ------------------------------------------------------------------------------------
                            6243     G4 HAN Long-term C-6                   1998-11-14                75
                         ------------------------------------------------------------------------------------
                            6244     G5 HAN Long-term C-6                   1998-11-14            40,099
                         ------------------------------------------------------------------------------------
                            6245     G1 HAN Long-term C-7                   1998-11-14               722
                         ------------------------------------------------------------------------------------
                            6246     G2 HAN Long-term C-7                   1998-11-14             3,023
                         ------------------------------------------------------------------------------------

                         ------------------------------------------------------------------------------------
                            7004     OPTI Long-term A-1                     2000-02-18             1,259
                         ------------------------------------------------------------------------------------
                            7008     OPTI Medium-term A-3                   2000-07-10             1,260
-------------------------------------------------------------------------------------------------------------
         BOND               7017     12M Private Bond 2                     2002-09-05            30,000
                         ------------------------------------------------------------------------------------
                            7019     12M Private Bond 3                     2002-09-27            40,000
                         ------------------------------------------------------------------------------------
                            7028     OPTI Short-term HT1                    2000-09-29               872
                         ------------------------------------------------------------------------------------
                            7030     (Private) Bond 3                       2002-02-09            30,042
                         ------------------------------------------------------------------------------------
                            7035     6M Private Bond 6                      2002-11-15            11,900
                         ------------------------------------------------------------------------------------
                            7036     24M Private Bond 1                     2002-12-24            20,000
                         ------------------------------------------------------------------------------------
                            7038     OPTI Short-term S-1                    2000-06-14             9,267
                         ------------------------------------------------------------------------------------
                            7039     3M Private Bond 9                      2003-01-08            30,400
                         ------------------------------------------------------------------------------------
                            7040     (Private) Bond 4                       2002-03-22            22,930
                         ------------------------------------------------------------------------------------
                            7045     6M Private Bond 8                      2003-01-24            50,000
                         ------------------------------------------------------------------------------------
                            7046     6M Private Bond 9                      2003-01-27           100,000
                         ------------------------------------------------------------------------------------
                            7047     6M Private Bond 10                     2003-02-20            99,966
                         ------------------------------------------------------------------------------------
                            7049     6M Private Bond 11                     2003-03-13            10,000
                         ------------------------------------------------------------------------------------
                            7054     3M Private Bond 13                     2003-03-25            16,200
                         ------------------------------------------------------------------------------------
                            7059     6M Private Bond 13                     2003-04-14            13,000
                         ------------------------------------------------------------------------------------
                            7060     3M Private Bond 16                     2003-05-29               197
                         ------------------------------------------------------------------------------------
                            7062     3M Private Bond 17                     2003-06-19            10,000
                         ------------------------------------------------------------------------------------
                            7065     3M Private Bond 18                     2003-07-08            11,000
                         ------------------------------------------------------------------------------------
                            7072     BEST NETIAN 2                          2000-05-16           375,337
                         ------------------------------------------------------------------------------------
                            7088     ACE Long-term Government and           2000-10-02            40,000
                                     Public Bond II
                         ------------------------------------------------------------------------------------
                            7110     S GUARD Medium-term 1                  2003-03-12               973
                         ------------------------------------------------------------------------------------
                            7111     GUARD Medium-term Bond 1               2002-05-28             5,476
                         ------------------------------------------------------------------------------------
                            7112     GUARD Medium-term Bond 2               2002-10-08             7,499
                         ------------------------------------------------------------------------------------
                            7122     CHOICE Medium-term 2                   2001-09-29               532
                         ------------------------------------------------------------------------------------
                            7172     CHOICE Short-term 4                    2001-12-18            19,133
                         ------------------------------------------------------------------------------------
                            7174     CHOICE Short-term 6                    2003-03-13            45,000
                         ------------------------------------------------------------------------------------
                            7175     CHOICE Short-term 4(7172)              2001-12-18             7,434
                         ------------------------------------------------------------------------------------
                            7176     CHOICE Short-term 4(7172)              2001-12-18             9,287
                         ------------------------------------------------------------------------------------
                            7182     HIGH JUMP Bond 2                       2002-04-17               198
                         ------------------------------------------------------------------------------------
                            7303     OPTI Long-term J-3                     2000-05-26             1,405
                         ------------------------------------------------------------------------------------
                            7831     Separated Taxation Government          2001-12-19            18,967
                                     Bond 1
                         ------------------------------------------------------------------------------------
                            7832     Separated Taxation Government          2002-07-11            23,993
                                     Bond 2
                         ------------------------------------------------------------------------------------
                            7923     OPTI Long-term IIB3                    2000-06-23             2,636
                         ------------------------------------------------------------------------------------
                            7930     Non-taxable Government and             2000-07-27            27,035
                                     Public CH-1
                         ------------------------------------------------------------------------------------
                            7931     Non-taxable Bond CH-1                  2000-07-27             2,600
                         ------------------------------------------------------------------------------------
                            7932     Non-taxable Bond C1                    2000-07-27               386
                         ------------------------------------------------------------------------------------
                            7933     Non-taxable Government and             2000-08-08             1,998
                                     Public IIC1
                         ------------------------------------------------------------------------------------
                            7934     Non-taxable Government and             2000-09-04               247
                                     Public J1
                         ------------------------------------------------------------------------------------

                         ------------------------------------------------------------------------------------
                            7943     OPTI Medium-term IIIA1                    2000-11-13             2,333
                         ------------------------------------------------------------------------------------
                            7947     OPTI Medium-term IIIH1                    2000-11-24               305
                         ------------------------------------------------------------------------------------
                            7963     OPTI Medium-term IIICH1                   2001-03-12             3,283
                         ------------------------------------------------------------------------------------
                            7965     OPTI Medium-term IIICH2                   2001-05-17             6,333
                         ------------------------------------------------------------------------------------
                            7970     OPTI Long-term IIICH1                     2001-07-16             1,626
                         ------------------------------------------------------------------------------------
                            7972     OPTI Medium-term IIICH5                   2001-08-09               984
                         ------------------------------------------------------------------------------------
                            8101     Chohung 12M B1                            1999-12-29             1,980
-------------------------------------------------------------------------------------------------------------
BOND TOTAL                                                                                        1,308,761
-------------------------------------------------------------------------------------------------------------
BOND-BALANCED               5262     PW20 SA Unit 1                            2002-07-29             2,500
                         ------------------------------------------------------------------------------------
                            5365     NEW CHANGE 1                              2003-01-07             2,710
                         ------------------------------------------------------------------------------------
                            5366     NEW CHANGE 2                              2003-02-04               918
                         ------------------------------------------------------------------------------------
                            5367     NEW CHANGE 3                              2003-07-07               300
                         ------------------------------------------------------------------------------------
                            5385     MERIT Unit B-1                            2000-01-27            32,313
                         ------------------------------------------------------------------------------------
                            5446     MERIT II6MCH1                             2001-03-13             1,183
-------------------------------------------------------------------------------------------------------------
     BOND BALANCED          5447     MERIT II3MJ4                              2001-05-29               822
                         ------------------------------------------------------------------------------------
                            5449     FUSION 6M 1                               2002-01-12             2,365
                         ------------------------------------------------------------------------------------
                            5451     MERIT II 6M2                              2002-01-17             3,248
                         ------------------------------------------------------------------------------------
                            5452     MERIT II 6M3                              2002-01-31            19,281
                         ------------------------------------------------------------------------------------
                            6005     D NEW JUMP Medium-term B4                 1998-07-16               326
                         ------------------------------------------------------------------------------------
                            6006     D NEW JUMP Medium-term B11                1998-10-23                76
                         ------------------------------------------------------------------------------------
                            6261     BEST 9M SA Balanced 1                     2002-12-12            49,480
                         ------------------------------------------------------------------------------------
                            6310     High-yield Balanced C1                    2001-08-14             3,912
                         ------------------------------------------------------------------------------------
                            6311     High-yield Balanced CH1                   2001-08-16            12,983
                         ------------------------------------------------------------------------------------
                            6312     High-yield Balanced CH2                   2002-05-04            68,137
                         ------------------------------------------------------------------------------------
                            6320     High-yield Balanced A1                    2001-08-14               371
                         ------------------------------------------------------------------------------------
                            6321     S High-yield Balanced CH1                 2003-03-12               490
                         ------------------------------------------------------------------------------------
                            6322     S High-yield Balanced CH2                 2003-03-12             1,899
                         ------------------------------------------------------------------------------------
                            6504     CLOVER H-Y A1                             2000-03-16            20,646
                         ------------------------------------------------------------------------------------
                            6505     CLOVER H-Y A2                             2000-03-16            12,220
                         ------------------------------------------------------------------------------------
                            6506     CLOVER H-Y B                              2000-03-27            63,836
                         ------------------------------------------------------------------------------------
                            6507     CLOVER H-Y C1                             2000-05-10            39,273
                         ------------------------------------------------------------------------------------
                            6508     CLOVER H-Y C2                             2000-05-10             2,659
                         ------------------------------------------------------------------------------------
                            6509     CLOVER HY Balanced J1                     2000-09-27             2,416
                         ------------------------------------------------------------------------------------
                            6518     NEW H-Y12M001                             2000-01-24             5,557
                         ------------------------------------------------------------------------------------
                            6519     NEW H-Y DII                               2000-06-15             4,855
                         ------------------------------------------------------------------------------------
                            7050     CP Private Offering Balanced 1            2003-03-14            30,000
                         ------------------------------------------------------------------------------------
                            7063     CP Private Offering Balanced 3            2003-07-04            10,000
                         ------------------------------------------------------------------------------------
                            7064     CP Private Offering Balanced 4            2003-07-04            10,000
-------------------------------------------------------------------------------------------------------------
BOND BALANCED TOTAL                                                                                 404,776
-------------------------------------------------------------------------------------------------------------
          MMF               1317     BEST NEW MMF J6                           2000-10-27            28,714
                         ------------------------------------------------------------------------------------
                            1325     BEST NEW MMF A3                           1999-09-17            42,743
                         ------------------------------------------------------------------------------------
                            1338     BEST NEW MMF C1                           1999-03-23                37
                         ------------------------------------------------------------------------------------
                            1339     BEST NEW MMF C2                           1999-08-19            33,846
                         ------------------------------------------------------------------------------------

                         ------------------------------------------------------------------------------------
                            1381     BEST NEW MMF H1                        1999-06-30               836
                         ------------------------------------------------------------------------------------
                            1392     BES NEW MMF HT2                        2000-08-03             1,396
                         ------------------------------------------------------------------------------------
                            1393     BEST NEW MMF C3                        2000-07-05               210
                         ------------------------------------------------------------------------------------
                            1395     BEST NEW MMF C5                        2000-10-06             6,355
                         ------------------------------------------------------------------------------------
                            1396     BEST NEW MMF C6                        2001-01-11            35,377
                         ------------------------------------------------------------------------------------
                            1400     BEST NEW MMF 1                         2001-05-10           185,688
                         ------------------------------------------------------------------------------------
                            1418     CLEAN MMF IICH1                        2001-03-12           250,708
                         ------------------------------------------------------------------------------------
                            1433     CLEAN MMF II 1                         2001-06-04            42,548
                         ------------------------------------------------------------------------------------
                            1436     BES NEW MMF 2                          2003-03-13           332,478
                         ------------------------------------------------------------------------------------
                            1437     BES NEW MMF 3                          2003-03-13           128,190
                         ------------------------------------------------------------------------------------
                            1438     CLEAN MMF II 3                         2003-03-14            76,141
                         ------------------------------------------------------------------------------------
                            1439     Government and Public Bond  MMF 4      2003-03-20            49,000
                         ------------------------------------------------------------------------------------
                            1440     Government and Public Bond  MMF 5      2003-03-26           251,930
                         ------------------------------------------------------------------------------------
                            1442     Government and Public Bond MMF 7       2003-04-03           791,543
                         ------------------------------------------------------------------------------------
                            1443     Government and Public Bond
                                     MMF II 4                               2003-04-10             2,035
                         ------------------------------------------------------------------------------------
                            1444     Government and Public Bond
                                     MMF 8                                  2003-04-16           228,600
                         ------------------------------------------------------------------------------------
                            1450     BEST NEW MMF J6(1317)                  2000-10-27            15,806
                         ------------------------------------------------------------------------------------
                            1451     BEST NEW MMF No.1(1400)                2001-05-10            46,017
-------------------------------------------------------------------------------------------------------------
MMF TOTAL                                                                                      2,550,198
-------------------------------------------------------------------------------------------------------------
TOTAL                                                                                          4,431,722
-------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 4.16
                         PERFORMANCE OF INVESTMENT FUNDS

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

CURRENT STATUS OF REVOLVING CP

--------------------------------------------------------------------------------------------------------
TRANSACTION                                       AGREED     INTEREST
   DATE         NAME OF ISSUE      DUE DATE       AMOUNT       RATE                  REMARKS
--------------------------------------------------------------------------------------------------------
2002.4.9.       SK Corporation     2003.4.9.   20 billion      5.40%      Termination of Agreement
                                               Won
-------------------------------------------------------------------------------------------------------
2002.5.13.      SK Corporation    2003.5.13.   20 billion      5.45%      Termination of Agreement
                                               Won
-------------------------------------------------------------------------------------------------------
2002.4.24.      Kookmin Credit    2004.1.16.   50 billion      5.91%      2003. 4. 17. Refusal to accept
                Card Co., Ltd.                 Won                        refinancing issued CP, Removal
                                                                          of Agreement
-------------------------------------------------------------------------------------------------------
2002.2.6.       Samsung Capital   2004.4.24.   10 billion      5.85%      2003. 4. 24. Refusal to accept
                Co., Ltd.                      Won                        refinancing issued CP, Removal
                                                                          of Agreement
-------------------------------------------------------------------------------------------------------
2002.4.17.      Samsung Capital   2004.1.29.   40 billion      5.60%      2003. 4. 29. Refusal to accept
                Co., Ltd.                      Won                        refinancing issued CP, Removal
                                                                          of Agreement
-------------------------------------------------------------------------------------------------------
2002.1.29.      Woori Credit      2004.2.6.    40 billion      5.55%      2003. 5. 6. Refusal to accept
                Card Co., Ltd                  Won                        refinancing issued CP, Removal
                                                                          of Agreement
-------------------------------------------------------------------------------------------------------

                                SCHEDULE 4.17(a)
                             DERIVATIVE INSTRUMENTS

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                SCHEDULE 4.17(b)
                             DERIVATIVE INSTRUMENTS

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                  SCHEDULE 4.18

                                 TRUST ACCOUNTS

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                  SCHEDULE 4.20
                                    INSURANCE

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                  SCHEDULE 4.21
                      ENVIRONMENTAL, HEALTH AND SAFETY LAWS

CHOHUNG BANK

N/A

SUBSIDIARIES OTHER THAN CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

CHOHUNG INVESTMENT TRUST MANAGEMENT CO., LTD.

N/A

                                  SCHEDULE 4.22
                                  FINDER'S FEES

N/A

                                  SCHEDULE 4.23
                             CONSUMER FINANCE LOANS

FINANCIAL COOPERATION DETAILS OF CHOHUNG BANK

-------------------------------------------------------------------------
       NAME OF COMPANY                                       BALANCE
-------------------------------------------------------------------------
LG Card Co., Ltd.                                       200.5 billion Won
-------------------------------------------------------------------------
Hyundai Capital Service Inc.                            178.9 billion Won
-------------------------------------------------------------------------
Samsung Capital Co., Ltd.                                24.8 billion Won
-------------------------------------------------------------------------
            Total                                       404.2 billion Won
-------------------------------------------------------------------------

* Reference to Exhibit in contents of contracts

--------

(i) The Majority Banks mean that the aggregate outstanding loans among the Lenders are 66 2/3% of the aggregate loans.

EXHIBIT A: RATIO OF ALLOWANCES OF SHINHAN BANK

* Ratio of Allowances based on Asset Classification

(as of June 30, 2003)

--------------------------------------------------------------------------------
Grade                  Asset Classification                  Ratio of Allowances
--------------------------------------------------------------------------------
  1                                                                0.2%
-----                                                        -------------------
  2                                                                0.5%
-----                                                        -------------------
  3                            Normal                              0.6%
-----                                                        -------------------
  4                                                                1.2%
-----                                                        -------------------
  5                                                                1.5%
-----                                                        -------------------
  6                                                                2.0%
--------------------------------------------------------------------------------
  7                        Precautionary                           4.0%
--------------------------------------------------------------------------------
  8                         Substandard                           20.0%
--------------------------------------------------------------------------------
  9                          Doubtful                             95.0%
--------------------------------------------------------------------------------
 10                       Estimated Loss                         100.0%
--------------------------------------------------------------------------------

EXHIBIT B.        CALCULATION METHOD OF "EARN-OUT" AS A RESULT OF SPIN-OFF OF
                  CREDIT CARD BUSINESS DIVISION

- If the credit card business division of Chohung Bank ("CHB") will be spun off (including business transfer, hereinafter the same), the net income of CHB for the years of 2004 to 2006 should reflect the contribution by the credit card business division of CHB to the net income of the consolidated credit card company created after spin-off ("CHB Contribution Profit") (the concept of "net income" includes net loss).

- After spin-off, the method of calculation of the CHB Contribution Profit shall be agreed between the parties by the Cash Portion Closing, taking into account any appropriate methods including without limitation Method 1 and Method 2 set forth below; provided, that the method of calculation should be agreed in a way that the contribution ratio will be produced on a basis of objective data in order to prevent any dispute in the future.

Method 1

Determine the profit contribution ratio by the credit card business division of CHB and Shinhan Card Co., Ltd. on a basis of the net credit card receivables (amount of credit card receivables minus allowances) of each of credit card business division of CHB and Shinhan Card Co., Ltd. as of December 31, 2002. Then calculate the CHB Contribution Profits by applying the said profit contribution ratio to the aggregate net profit and loss of the consolidated credit card company after spin-off for the period during 2004 to 2006.

Method 2

Calculate CHB Contribution Profit arising from the credit card business division of CHB out of the annual profit and loss of the consolidated credit card company after the spin-off appropriately by taking into account the customers concerned and the relevant profits/expenses.

EXHIBIT C:        INVESTMENT AGREEMENT

APPENDIX 1: CARD LOAN A

--------------------------------------------------------------------------------
                                                       Balance as of End of 2002
                  Classification                          (Unit: Million Won)
--------------------------------------------------------------------------------
                Total of Card Loan A
--------------------------------------------------------------------------------
                  (A) Cash Advance +
                  (B) (C) Receivables
--------------------------------------------------------------------------------
(B) Credit Card Loan (Including Replacement
                        Loan)
--------------------------------------------------------------------------------

Note 1) Amount for each item specified above shall be attached hereto after both parties confirm the materials provided by CHB by the Cash Closing.

Note 2) Details of the Card Loan A per each borrower shall be attached hereto after both parties confirm the materials provided by Chohung Bank by the Cash Closing.

APPENDIX 2: CARD LOAN A (D)

- Details of the Card Loan A (D) shall be attached hereto after both parties confirm the materials provided by CHB at least one (1) month from the Cash Closing.

APPENDIX 3: COLLATERAL VALUE

- It means the collateral value of property for each corporate loan as of the Second Calculation Date. It shall be calculated by deducting the secured obligations which have priority (mortgage, pledge, wage claim (including severance payment) and tax claim, etc.) from the sum of 1) +
         2).

         1) In case of land, building and any other movable property, the value evaluated by one or more certified appraisal company which is(are) selected through agreements of both parties at the time of evaluation

                  - In case more than one certified appraisal companies shall evaluate, the Collateral Value shall be calculated by using the arithmetic average.

                  - Expenses relating to the appraisal shall be borne by each party at 50:50 basis.

         2) In case of deposits, public and corporate bonds or other monetary receivables, the Collateral Value shall be the present value.

APPENDIX 4: WORKSHEET OF THE 9 ENTERPRISES SUBJECT TO INDEMNIFICATION RELATING TO CORPORATE LOANS & BALANCE OF CORPORATE LOANS AS OF DECEMBER 31, 2002


* Balance of Loans of Enterprises Subject to Indemnification and Detailed Balance classified by Corporate Loan Type

                Borrower                    Total    Type     Type     Type     Type     Type     Type     Type
                --------                    -----    ----     ----     ----     ----     ----     ----     ----
           (unit: million won)
*
*
*
*
*
*
*
*
*

Note) The amount by each item shall be attached hereto after both parties confirm the materials provided by CHB by the Cash Closing.

*MATERIAL OMITTED: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND FILED SEPARATELY WITH THE COMMISSION.

APPENDIX 5: WORKSHEET OF THE 9 ENTERPRISES SUBJECT TO INDEMNIFICATION OF CORPORATE LOANS & CEILING OF CORPORATE LOANS AS OF SIGNING


* Credit Ceiling of Each Enterprise subject to Indemnification by Corporate Loan Type

                Borrower                    Total    Type     Type     Type     Type     Type     Type     Type
                --------                    -----    ----     ----     ----     ----     ----     ----     ----
           (unit: million won)
*
*
*
*
*
*
*
*
*

Note) The amount by each item shall be attached hereto after both parties confirm the materials provided by CHB by the Cash Closing.

*MATERIAL OMITTED: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND FILED SEPARATELY WITH THE COMMISSION.

APPENDIX 6: STATUS OF RETURNED KAMCO CREDIT

     Name of Company                             Purchase Price
     ---------------                             --------------
                                               (unit: million won)
































Total

Note) Each enterprise and each amount by enterprise shall be attached hereto after both parties confirm the materials provided by CHB by the Cash Closing.

APPENDIX 7:       CALCULATION OF REDUCTION LOSS (VALUATION LOSS) OF EQUITY AND
                  EQUITY LINKED SECURITIES

- Reduction loss (including valuation loss) of equity and equity linked securities shall be calculated per relevant equity and equity linked securities by using the weighted average of the average loss ratios of other banks and that of CHB at a ratio of 4:6.

         In other words, reduction loss and valuation loss of equity and equity linked securities shall be calculated as follows:

         = Principal amount before Reduction and Valuation X Loss Ratio

- Average loss ratio of other banks shall be the average of the loss ratio calculated by each bank.

         - Loss Ratio by each Bank = (Principal amount before Reduction or Valuation - Balance after Reduction or Valuation)/(Principal amount before Reduction or Valuation)

- Average Loss Ratio of CHB = (Principal amount before Reduction or Valuation - Balance after Reduction or Valuation)/(Principal amount before Reduction or Valuation)

- The loss ratio of equity and equity linked securities of other banks and CHB includes negative (-) ratio. (in case of valuation profit)

- Standard for selecting other banks: commercial banks (Kookmin Bank, Hana Bank, Korea First Bank, KorAm Bank, Woori Bank, Korea Exchange
         Bank) which hold the balance of the relevant equity and equity linked securities by each corporation amounting to 10 billion Won or more.

- Except as specified in this Appendix 7, for the detailed calculation method and procedure, etc. of the average loss ratio of other bank(s) (arithmetic average of loss ratio of each bank, provision of the Documentary Evidence and Source, or application of the Fair Value Method, if applicable) the provision of the "RESERVE RATIO OF THE OTHER COMMERCIAL BANKS" of Section 11.01 (a)(i)(B) in the Agreement shall apply.

APPENDIX 8: THRESHOLD OF CORPORATE LOANS OF THE 9 ENTERPRISES


                                                                                         (unit: million won)

                                                                                 Shinhan Accounting
                                                      Amount of Allowances          Corporation
                                                        as of End of 2002      Additional Allowances      Threshold
No         Borrower                                            (A)                      (B)                 (A+B)
---        --------                                   --------------------     ---------------------      ----------
1           *
2           *
3           *
4           *
5           *
6           *
7           *
8           *
9           *

Notes)

1) The amount stated above refers to the amount stated in the evaluation report on share value submitted by Shinhan Accounting Corporation to Korea Deposit Insurance Corporation ("KDIC") in connection with stock sale of CHB, and is attached by the Cash Closing after the Purchaser confirms.

2)   KDIC makes its best efforts to assist the Purchaser's confirmation.

3) In case of SK Global Co., Ltd., additional reserves will be calculated taking into account amount of allowances as of the end of 2002 after converting the ratio of allowance evaluated by Shinhan Accounting Corporation into 19%.

*MATERIAL OMITTED: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND FILED SEPARATELY WITH THE COMMISSION.

APPENDIX 9: THRESHOLD OF CARD LOANS

                                                             (Unit: Million Won)

--------------------------------------------------------------------------------
                                          Additional Allowances
                Allowances as of End of   of Shinhan Accounting
                         2002                  Corporation           Threshold
Classification           (A)                       (B)                  (A+B)
--------------------------------------------------------------------------------
  Card Loan
--------------------------------------------------------------------------------

Note 1) The amount stated above refers to the amount stated in the evaluation report on share value submitted by Shinhan Accounting Corporation to Korea Deposit Insurance Corporation ("KDIC") in connection with stock sale of CHB, and is attached by the Cash Closing after the Purchaser confirms.

Note 2)  KDIC makes its best efforts to assist the Purchaser's confirmation.

APPENDIX 10:  GUIDELINES FOR ALLOWANCE RATIO ON CARD LOANS

* Credit Card & Card Loan (Banking Business Supervision Regulation)

-----------------------------------------------------------------------------------------------
                                    Asset Classification                               Minimum
                 ---------------------------------------------------------------      Allowance
Classification      Default Period             Other Creditworthiness                   Ratio
-----------------------------------------------------------------------------------------------
Normal           Less than 1 month     Customers maintaining good financial               1%
                 & no default          conditions and no problems in the
                                       recovery are expected
-----------------------------------------------------------------------------------------------
Precautionary    Less than 3 months    Customers having potential factor which           12%
                                       may cause deterioration of their
                                       repayment capability in the future
-----------------------------------------------------------------------------------------------
Substandard      Expected recovery     Portion of credits classified as                  20%
                 portion out of        "Doubtful" and "Estimate Loss" which
                 credits classified    is expected to be recovered
                 as "Doubtful" and     Customers from whom recoverability has
                 "Estimate Loss"       serious risk
-----------------------------------------------------------------------------------------------
Doubtful         Less than 6 month     Customers from whom recoverability has            60%
                                       serious risk occurred because their
                                       repayment capability have been remarkably
                                       deteriorated
-----------------------------------------------------------------------------------------------
Estimated Loss   6 month or more       Customers from whom recoverability is            100%
                                       sure to be impossible and the charge-off
                                       is inevitable because the repayment
                                       capability of customers have been
                                       seriously deteriorated
                                       Customers undergoing insolvency,
                                       bankruptcy or liquidation or
                                       discontinuance of business
-----------------------------------------------------------------------------------------------

[ ] In determining the other creditworthiness of customers, the credit rating may be consulted in case of a corporation and the credit information held by other financial institution may be consulted in case of an individual.

(Reference: In case of a corporation, its credit rating means application of standard for classification of credit rating to corporation loan to such corporation.)

* Replacement Loan

-----------------------------------------------------------------------------------------------
                                   Soundness Classification                            Minimum
                 ---------------------------------------------------------------      Allowance
Classification      Default Period             Other Creditworthiness                   Ratio
-----------------------------------------------------------------------------------------------
Precautionary    Less than 1           Customers maintaining good financial              12%
                 month & no            conditions and no problems in the
                 defaults              recovery are expected
                                       Customers having potential factor which
                                       may cause deterioration of their
                                       repayment capability in the future
-----------------------------------------------------------------------------------------------
Substandard      Expected recovery     Portion of of credits classified as               20%
                 portion out of        "Doubtful" and "Estimate Loss" which is
                 credits classified    expected to be recovered
                 as "Doubtful" and     Customers from whom recoverability has
                 "Estimate Loss"       serious risk
-----------------------------------------------------------------------------------------------
Doubtful         Less than 3 month     Customers from whom recoverability has            60%
                                       serious risk occurred because their
                                       repayment capability have been
                                       remarkably deteriorated
-----------------------------------------------------------------------------------------------
Estimated Loss   3 month or more       Customers from whom recoverability is            100%
                                       sure to be impossible and the charge-off
                                       is inevitable because the repayment
                                       capability of customers have been
                                       seriously deteriorated
                                       Customers undergoing insolvency,
                                       bankruptcy or liquidation or
                                       discontinuance of business
-----------------------------------------------------------------------------------------------

[ ] In determining the other creditworthiness of customers, the credit rating may be consulted in case of a corporation and the credit information held by other financial institution may be consulted in case of an individual.

(Reference: In case of a corporation, its credit rating means application of standard for classification of credit rating to corporation loan to such corporation.)

APPENDIX 11.  MATTERS RELATING TO SALE OF CARD LOANS

         - When card loans are to be sold after the Closing, in case of followings, it is deemed that KDIC has consented thereto.

1)       Sale of Card Loan in default for six months or more

2)       Sale of Card Loan Written-Off

3) In case the sale loss occurring from sale of Card Loan in default less than six months is to be satisfied with the allowances in accordance with the standard of allowances in Appendix 10

APPENDIX 12:  THRESHOLD OF RETURNED KAMCO CREDITS

                                                             (unit: million won)

--------------------------------------------------------------------------------
                                                 Additional
                                               Allowances of
                    Allowances as of End     Shinhan Accounting
                          of 2002               Corporation          Threshold
Classification              (A)                     (B)                (A+B)
--------------------------------------------------------------------------------
Returned KAMCO
   Credits
--------------------------------------------------------------------------------

Note 1) The amount stated above refers to the amount stated in the evaluation report on share value submitted by Shinhan Accounting Corporation to Korea Deposit Insurance Corporation ("KDIC") in connection with stock sale of CHB, and is attached by the Cash Closing after the Purchaser confirms.

Note 2)  KDIC makes its best efforts to assist the Purchaser's confirmation.

SCHEDULE 5.03(A): CONSENTS; NO CONFLICTS.

         1. Pursuant to Article 16 of the Financial Holding Company Act, FSC (Financial Supervisory Commission) approval is required for the acquisition of 80.04% stakes in CHB and CHB becoming a subsidiary.

         2. For the Closing of Equity Section, the court approval is required for contribution in kind of equities held by the government for the Company's issuance of new shares.

         3. With respect to the Company's issuance of new shares for the Closing of Equity Section, the acceptance by FSS (Financial Supervisory Service) of the registration statement submitted to FSS is required.